UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION
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Colfax Corporation

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COLFAX CORPORATION

420 National Business Parkway, 5th Floor
Annapolis Junction, Maryland 20701

NOTICE OF 2016 ANNUAL MEETING OF STOCKHOLDERS

April 1, 2016

To Our Stockholders:

Notice is hereby given that the 2016 Annual Meeting of Stockholders (the "Annual Meeting") of Colfax Corporation will be held at the Maryland Conference Center located at 2720 Technology Drive, Annapolis Junction, Maryland 20701 on Friday, May 13, 2016 at 3:00 p.m., local time, for the following purposes:

1.	To elect the eight members of the Board of Directors named in the attached proxy statement;

2.	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016;

3.	To approve the adoption of the Colfax Corporation 2016 Omnibus Incentive Plan; and

4.	To consider any other matters that properly come before the Annual Meeting or any adjournment or postponement thereof.

The accompanying proxy statement describes the matters to be considered at the Annual Meeting. Only stockholders of record at the close of business on March 21, 2016 are entitled to notice of, and to vote at, the Annual Meeting and at any adjournments or postponements thereof.
We are pleased to take advantage of the Securities and Exchange Commission rules that allow us to furnish our proxy materials and our annual report to stockholders on the Internet. We believe that posting these materials on the Internet enables us to provide our stockholders with the information that they need more quickly while lowering our costs of printing and delivery and reducing the environmental impact of our Annual Meeting.
As a stockholder of Colfax, your vote is important. Whether or not you plan to attend the Annual Meeting in person, we urge you to vote your shares at your earliest convenience.

By Order of the Board of Directors

A. Lynne Puckett
Secretary

Annapolis Junction, Maryland
April 1, 2016

COLFAX CORPORATION

420 National Business Parkway, 5th Floor
Annapolis Junction, Maryland 20701

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS
May 13, 2016

We are furnishing this Proxy Statement (the "Proxy Statement") in connection with the solicitation by the Board of Directors (the "Board") of Colfax Corporation (hereinafter, "Colfax," "we," "us" and the "Company") of proxies for use at the 2016 Annual Meeting of Stockholders (the "Annual Meeting") to be held at the Maryland Conference Center located at 2720 Technology Drive, Annapolis Junction, Maryland 20701 on Friday, May 13, 2016, at 3:00 p.m. local time, and at any adjournments or postponements thereof. The Board has made this Proxy Statement and the accompanying Notice of Annual Meeting available on the Internet. We first made these materials available to the Company's stockholders entitled to vote at the Annual Meeting on or about April 1, 2016.

The purpose of the meeting is to: elect the eight members of the Board named in this Proxy Statement; ratify the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016; to approve the adoption of the Colfax Corporation 2016 Omnibus Incentive Plan; and to consider any other matters that properly come before the Annual Meeting or any adjournment or postponement thereof. The Board unanimously recommends that stockholders vote "FOR" each of these agenda items.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on
May 13, 2016: Our Annual Report to Stockholders and this Proxy Statement are available at www.proxyvote.com.

Pursuant to the "notice and access" rules adopted by the Securities and Exchange Commission, we have elected to provide stockholders access to our proxy materials primarily over the Internet. Accordingly, on or about April 1, 2016, we sent a Notice of Internet Availability of Proxy Materials (the "Notice") to our stockholders entitled to vote at the Annual Meeting as of the close of business on March 21, 2016, the record date of the meeting. The Notice includes instructions on how to access our proxy materials over the Internet and how to request a printed copy of these materials. In addition, by following the instructions in the Notice, stockholders may request to receive proxy materials in printed form by mail or electronically by e-mail on an ongoing basis.

Choosing to receive your future proxy materials by e-mail will save us the cost of printing and mailing documents to you and will reduce the impact of our annual meetings on the environment. If you choose to receive future proxy materials by e-mail, you will receive an e-mail next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by e-mail will remain in effect until you terminate it.

OUTSTANDING STOCK AND VOTING RIGHTS

The Board has fixed the close of business on March 21, 2016 (the "Record Date") as the record date for determining the stockholders entitled to notice of, and to vote at, the Annual Meeting. Only stockholders of record on that date will be entitled to vote. Proxies will be voted as specified in the stockholder’s proxy. In the absence of specific instructions, proxies will be voted in accordance with the Company’s recommendations and in the discretion of the proxy holders on any other matter which properly comes before the meeting or any adjournment or postponement thereof. The Board has selected Mitchell P. Rales and Matthew L. Trerotola to act as proxies with full power of substitution.

Any stockholder of record giving a proxy has the power to revoke the proxy at any time before it is exercised by either (i) delivering a written notice of revocation to Colfax Corporation at 420 National Business Parkway, 5th Floor, Annapolis Junction, Maryland 20701, Attn: Corporate Secretary, (ii) delivering prior to the Annual Meeting a properly executed and subsequently dated proxy, or (iii) attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not cause your previously granted proxy to be revoked unless you specifically so request. A beneficial stockholder who owns common stock in street name, meaning through a bank, broker or other nominee, should contact that entity to revoke a previously given proxy.

The Company will bear the total expense of this solicitation, including reimbursement paid to brokerage firms and others for their expenses in forwarding material regarding the Annual Meeting to beneficial owners. Solicitation of proxies may be made personally or by mail, telephone, Internet, e-mail or facsimile by officers and other management employees of the Company, who will receive no additional compensation for their services.

The holders of shares of the Company’s common stock are entitled to vote at the Annual Meeting. As of the Record Date, 122,660,981 shares of the Company’s common stock were outstanding. Each outstanding share of the Company’s common stock entitles the holder to one vote on all matters brought before the Annual Meeting.

A list of stockholders of record as of the Record Date will be available for inspection during ordinary business hours at our corporate headquarters located at 420 National Business Parkway, 5th Floor, Annapolis Junction, Maryland 20701, for 10 days prior to the date of our Annual Meeting. The list will also be available for inspection at the Annual Meeting.

The quorum necessary to conduct business at the Annual Meeting consists of a majority of the shares of the Company’s stock outstanding on the Record Date and entitled to vote at the Annual Meeting, either present in person or represented by proxy. Abstentions and broker non-votes (described below) are counted for purposes of determining the presence or absence of a quorum. In accordance with the Company’s Amended and Restated Bylaws (the "Bylaws"), to be elected each director nominee must receive a majority of the votes cast with respect to that director’s election. Incumbent directors nominated for election by the Board are required, as a condition to such nomination, to submit a conditional letter of resignation to the Chairman of the Board. In the event that a nominee for director does not receive a majority of the votes cast at the Annual Meeting with respect to his or her election, the Board will promptly consider whether to accept or reject the conditional resignation of that nominee, or whether other action should be taken. The Board will then take action and will publicly disclose its decision and the rationale behind it no later than 90 days following the certification of election results.

The affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote is required for the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016 and for the adoption of the Colfax Corporation 2016 Omnibus Incentive Plan.

Abstentions will have no effect on the election of directors but will have the same effect as a vote against the ratification of the appointment of Ernst & Young LLP and the adoption of the Colfax Corporation 2016 Omnibus Incentive Plan, including approval of the material terms of payment of incentive compensation thereunder.

Under the rules of the New York Stock Exchange (the "NYSE"), on the ratification of the selection of our registered public accounting firm, brokerage firms may vote in their discretion on behalf of clients who have not furnished voting instructions. In contrast, the remaining proposals are “non-discretionary” items. This means brokerage firms that have not received voting instructions from their clients on this matter may not vote on these proposals (a “broker non-vote”). Broker non-votes will not be considered in determining the number of votes necessary for election and, therefore, will have no effect on the outcome of the vote for the election of directors. Further, broker non-votes will have no effect on the adoption of the Colfax Corporation 2016 Omnibus Incentive Plan.

Only stockholders as of the Record Date are entitled to attend the Annual Meeting in person. The names of stockholders of record will be on a list at the Annual Meeting and such stockholders may gain entry with a government-issued photo identification, such as a driver's license, state-issued ID card, or passport. Beneficial stockholders who own common stock in street name, meaning through a bank, broker or other nominee, must present a government-issued photo identification and proof of beneficial stock ownership as of the Record Date (such as the Notice of Internet Availability, a copy of the proxy card received if one was sent to the stockholder or an account statement or other similar evidence showing stock ownership as of the Record Date) in order to gain entry to the Annual Meeting. Representatives of an entity that owns stock of the Company must present government-issued photo identification, evidence that they are the entity's authorized representative or proxyholder and, if the entity is a beneficial owner, proof of the entity's beneficial stock ownership as of the Record Date. A person who is not a stockholder will be entitled to admission only if he or she presents a valid legal proxy from a stockholder of record and government-issued photo identification. Each stockholder may appoint only one proxy holder or representative to attend the meeting on his or her behalf.
Please note that the use of cameras (including cell phones with photographic capabilities), recording devices and other electronic devices is strictly prohibited at the meeting.

PROPOSAL 1

ELECTION OF DIRECTORS

The Company’s directors will be elected at the Annual Meeting to serve until the next annual meeting of the Company and until their successors are duly elected and qualified. At the recommendation of the Nominating and Corporate Governance Committee, the Board has nominated the following persons to serve as directors for the term beginning at the Annual Meeting on May 13, 2016: Mitchell P. Rales, Matthew L. Trerotola, Patrick W. Allender, Thomas S. Gayner, Rhonda L. Jordan, San W. Orr, III, A. Clayton Perfall, and Rajiv Vinnakota. All nominees are currently serving on the Board.

Director Qualifications

The Nominating and Corporate Governance Committee considers, among other things, the following criteria in selecting and reviewing director nominees:

•	personal and professional integrity;

•	skills, business experience and industry knowledge useful to the oversight of the Company based on the perceived needs of the Company and the Board at any given time;

•	the ability and willingness to devote the required amount of time to the Company’s affairs, including attendance at Board and committee meetings;

•	the interest, capacity and willingness to serve the long-term interests of the Company and its stockholders; and

•	the lack of any personal or professional relationships that would adversely affect a candidate’s ability to serve the best interests of the Company and its stockholders.
Pursuant to its charter, the Nominating and Corporate Governance Committee also reviews, among other qualifications, the perspective, broad business judgment and leadership, business creativity and vision, and diversity of potential directors, all in the context of the needs of the Board at that time. We believe that Board membership should reflect diversity in its broadest sense, including persons diverse in geography, gender, and ethnicity, and we seek independent directors who represent a mix of backgrounds and experiences that will enhance the quality of the Board’s deliberations and decisions. The charter of the Nominating and Corporate Governance Committee affirmatively recognizes diversity as one of the criteria for consideration in the selection of director nominees, and in its deliberations and discussions concerning potential director appointments the Nominating and Corporate Governance Committee has paid particular attention to diversity together with all other qualifying attributes. In addition, the Nominating and Corporate Governance Committee annually considers its effectiveness in achieving these objectives as a part of its assessment of the overall composition of the Board. The Nominating and Corporate Governance Committee looks for candidates with the expertise, skills, knowledge and experience that, when taken together with that of other members of the Board, will lead to a Board that is effective, collegial and responsive to the needs of the Company. As further discussed below, numerous members of our Board have experience with the business systems that are an integral part of our Company culture. In addition, we feel that the familiarity of certain Board members with our business system from their work experiences at Danaher Corporation and at our Company, combined with strong input from varied and sophisticated business backgrounds, provides us with a Board that is both functional and collegial while able to draw on a broad range of expertise in the consideration of complex issues.

The biographies of each of the nominees below contain information regarding the experiences, qualifications, attributes or skills that the Nominating and Corporate Governance Committee and the Board considered in determining that the person should serve as a director of the Company.

The Board has been informed that all of the nominees listed below are willing to serve as directors, but if any of them should decline or be unable to act as a director, the individuals named in the proxies may vote for a substitute designated by the Board. The Company has no reason to believe that any nominee will be unable or unwilling to serve.

Nominees for Director

The names of the nominees for director, their ages as of March 21, 2016, principal occupations, employment and other public company board service during at least the last five years, periods of service as a director of the Company, and the experiences, qualifications, attributes and skills of each nominee are set forth below:

Mitchell P. Rales (59) is a co-founder of Colfax and has served as a director of the Company since its founding in 1995. He is the Chairman of our Board of Directors. Mr. Rales is a co-founder and has served as a member of the Board of Directors of Danaher Corporation since 1983 and as Chairman of Danaher’s Executive Committee since 1984. He has been a principal in a number of private business entities with interests in manufacturing companies and publicly traded securities for over 25 years. Mr. Rales was instrumental in the founding of our Company and has played a key leadership role on our Board since that time. He helped create the Danaher Business System, on which the Colfax Business System is modeled, and has provided critical strategic guidance to the Company during its development and growth. In addition, as a result of Mr. Rales' substantial ownership stake in our Company, he is well-positioned to understand, articulate and advocate for the rights and interests of the Company’s stockholders.
Matthew L. Trerotola (48) has been our President and Chief Executive Office since July 2015. Prior to joining Colfax, Mr. Trerotola was an Executive Vice President and a member of DuPont’s Office of the Chief Executive, responsible for DuPont’s Electronics & Communications and Safety & Protection segments. Mr. Trerotola also had corporate responsibility for DuPont’s Asia-Pacific business. Many of Mr. Trerotola’s roles at DuPont involved applying innovation to improve margins and accelerate organic growth in global businesses. Prior to rejoining DuPont in 2013, Mr. Trerotola had served in leadership roles at Danaher since 2007, and was most recently Vice President and Group Executive for Life Sciences. Previously, Mr. Trerotola was Group Executive for Product Identification from 2009 to 2012, and President of the Videojet business from 2007 to 2009. While at McKinsey & Company from 1995 to 1999, Mr. Trerotola focused primarily on helping industrial companies accelerate growth. Mr. Trerotola’s day-to-day leadership of Colfax, combined with his significant international business experience and familiarity with the Danaher Business System, gives the Board an invaluable Company-focused perspective supplemented by his global operational expertise.
Patrick W. Allender (69) has served as a director of the Company since May 13, 2008. He is the former Executive Vice President and Chief Financial Officer of Danaher Corporation, where he served from 1987 until his retirement in 2007. Prior to joining Danaher, Mr. Allender was an audit partner with a large international accounting firm. Mr. Allender is a director of Brady Corporation, where he is a member of the audit and corporate governance committees and the chairman of the finance committee, and a director of Diebold, Incorporated, where he is a member of the board finance committee and chairman of the audit committee. Mr. Allender’s prior experience as the Chief Financial Officer of a publicly traded company provides him with substantial expertise in financial reporting and risk management. In addition, his familiarity with the Danaher Business System provides targeted insight on the nature of the Company’s operations to the Board.

Thomas S. Gayner (54) has served as a director of the Company since May 13, 2008. He is Co-Chief Executive Officer, of Markel Corporation, a financial holding company whose principal business markets and underwrites specialty insurance products. Since 1990, Mr. Gayner has served as President of Markel Gayner Asset Management, Inc. Mr. Gayner served as a director of Markel Corporation from 1998 to 2003. Mr. Gayner currently serves on the Board of Directors of Graham Holdings Company and Cable One, Inc. Mr. Gayner also serves as a director of The Davis Series Funds. Through his experience and investment knowledge with the Markel Corporation as well as his service on the boards and committees of other publicly traded companies, Mr. Gayner brings extensive leadership, financial acumen and public company expertise to our Board.

Rhonda L. Jordan (58) has served as a director of the Company since February 17, 2009. She served as President, Global Health & Wellness, and Sustainability for Kraft Foods Inc. until 2012 and in that role led the development of Kraft’s health & wellness and sustainability strategies and plans for the company, including marketing, product development, technology, alliances and acquisitions. Prior to being named President, Health & Wellness in 2010, she was the President of the Cheese and Dairy business unit of Kraft. From 2006 to 2008 she served as the President of the Grocery business unit of Kraft and from 2004 to 2005 she was the Senior Vice President, Global Marketing of Kraft Cheese and Dairy. Ms. Jordan is a director of Ingredion Incorporated, where she is a member of the compensation committee, and of Bush Brothers & Company. Ms. Jordan’s management and operations experience within a large, global corporation gives her an important strategic voice in Board deliberations, and her knowledge and decision making with respect to business unit development and sustainable top-line performance makes her a valued member of our Board.

San W. Orr, III (46) has served as a director of the Company since February 22, 2012. He is Partner & Chief Operating Officer of the investment firm BDT Capital Partners, LLC, a position he has held since 2011. Prior to joining BDT Capital in 2009, Mr. Orr spent over ten years at Goldman, Sachs & Co. in several positions, including Managing Director, GS Direct, Investment Banking Division, where he advised clients and led transaction teams on mergers and acquisitions, equity, convertible and debt financings. Mr. Orr's background also includes public accounting experience as well as bankruptcy, corporate and securities and finance and tax law. Mr. Orr’s investment and transactional experience, as well as his vested interest as a director-nominee and Partner of a substantial Company stockholder, BDT Capital, adds both talent and further stockholder representation to our Board.

A. Clayton Perfall (57) has served as a director of the Company since September 21, 2010. He is currently an Operating Executive of Tailwind Capital, a private equity fund manager focused on growing middle market companies in the healthcare and business & communications services sectors. He previously served as the Chairman and Chief Executive Officer of Archway Marketing Services, Inc., a provider of marketing logistics and fulfillment services, from 2008 through 2013. From 2001 until

2008 Mr. Perfall served as the Chief Executive Officer and as a member of the Board of Directors of AHL Services, Inc. Mr. Perfall also served as the Chief Executive Officer of Union Street Acquisition Corp. from 2006 until 2008. He served as the Chief Financial Officer of Snyder Communications, Inc. from 1996 until 2000 and was previously a partner with a large international accounting firm. Mr. Perfall currently serves on the Boards of Directors of Tailwind Premier Holdings, LLC, Distinct Holdings Group, LLC and Comstock Holding Companies, Inc., and previously served on the Boards of Directors of Archway Marketing Services, Inc. from 2008 until 2013, RT Acquisition Corp. from 2012 until 2015 and inVentiv Health, Inc. from 1999 to 2010. He is currently the audit committee chairman for Comstock Homebuilding Companies, Inc. and served as the chair of the audit committee during his time on the board of inVentiv Health. Mr. Perfall’s significant financial expertise and experience as an audit committee chairman and public company Chief Financial Officer, combined with his substantial executive leadership background, are assets to both our Board and our Audit Committee.

Rajiv Vinnakota (44) has served as a director of the Company since May 13, 2008. He is Executive Vice-President at the Aspen Institute, leading a new division focused on youth & engagement. Prior to this new role, Mr. Vinnakota was the Co-Founder and Chief Executive Officer of The SEED Foundation, a non-profit educational organization, at which he served from 1997-2015. Mr. Vinnakota was the chairman of The SEED Foundation board from 1997 until 2006. Prior to co-founding SEED, Mr. Vinnakota was an associate at Mercer Management Consulting. He was also a trustee of Princeton University from 2004 until 2007 and a member of the Executive Committee of the Princeton University Board of Directors from 2006 to 2007, and he served as the national chairman of Annual Giving at Princeton from 2007 until 2009. Mr. Vinnakota’s management experience, combined with his experience in the non-profit sector, brings a valuable perspective to our Board.

The Board unanimously recommends that stockholders vote "FOR" the election of each of the nominees for director listed above.

CORPORATE GOVERNANCE

Director Independence

Our Corporate Governance Guidelines require that a majority of our Board members be "independent" under the NYSE's listing standards. In addition, the respective charters of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee require that each member of these committees be "independent" under the NYSE's listing standards and, with respect to the Audit Committee, under the applicable SEC rules. In order for a director to qualify as "independent," our Board must affirmatively determine that the director has no material relationship with the Company that would impair the director’s independence. Our Board undertook its annual review of director independence in February 2016. The Board has determined that Mr. Allender, Mr. Gayner, Ms. Jordan, Mr. Perfall, and Mr. Vinnakota each qualify as "independent" under the NYSE's listing standards. In reaching a determination on these directors’ independence, the Board considered that neither the directors nor their immediate family members have within the past three years had any direct or indirect business or professional relationships with the Company other than in their capacity as directors

The independent members of our Board must hold at least two "executive session" meetings each year without the presence of management. If the Chair of the Board is not an independent director, the independent directors select an independent director to serve as Chairperson for each executive session. In general, the meetings of independent directors are intended to be used as a forum to discuss such topics as they deem necessary or appropriate. Mr. Allender serves as the presiding director of the independent director executive sessions and as such leads the independent directors during these sessions.

Board of Directors and its Committees

The Board and its committees meet regularly throughout the year, and may also hold special meetings and act by written consent from time to time. The Board held a total of eight meetings during the year ended December 31, 2015, including five regularly scheduled meetings and three special meetings. In aggregate, during this time our directors attended over 95% of our Board meetings and meetings of the committees of the Board on which such directors served. During 2015, no director attended fewer than 75% of the total number of meetings of the Board and committees of the Board on which such director served. Our Corporate Governance Guidelines request Board members to make every effort to attend our annual meeting of stockholders. All directors attended our annual meeting of stockholders in 2015.

The Board has a standing Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee. The charters for the Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee are available on the Company’s website at www.colfaxcorp.com on the Investors page under the Corporate Governance tab. These materials also are available in print to any stockholder upon request to: Corporate Secretary, Colfax Corporation, 420 National Business Parkway, 5th Floor, Annapolis Junction, Maryland 20701. The Board committees review their respective charters on an annual basis. The Nominating and Corporate Governance Committee oversees an annual evaluation of the Board and each committee’s operations and performance.

Audit Committee

Our Audit Committee met 11 times during the year ended December 31, 2015. The Audit Committee is responsible, among its other duties and responsibilities, for overseeing our accounting and financial reporting processes, the audits of our financial statements, the qualifications of our independent registered public accounting firm, and the performance of our internal audit function and independent registered public accounting firm. The Audit Committee reviews and assesses the qualitative aspects of our financial reporting, our processes to manage business and financial risks, and our compliance with significant applicable legal, ethical and regulatory requirements. The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of our independent registered public accounting firm. The members of our Audit Committee are Mr. Perfall, Chair, Mr. Allender and Mr. Gayner. The Board has determined that Mr. Perfall qualifies as an "audit committee financial expert," as that term is defined under the SEC rules. The Board has determined that each member of our Audit Committee is independent and financially literate under the NYSE’s listing standards and that each member of our Audit Committee is independent under the standards of Rule 10A-3 under the Securities Exchange Act of 1934 (the "Exchange Act").

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee met six times during the year ended December 31, 2015. The Nominating and Corporate Governance Committee is responsible for recommending candidates for election to the Board. The committee is also responsible, among its other duties and responsibilities, for making recommendations to the Board or otherwise acting with respect to corporate governance policies and practices, including Board size and membership qualifications, new director orientation, committee structure and membership, related person transactions, succession planning for our Chief Executive Officer and other key executive officers, and communications with stockholders and other interested parties. The members of our Nominating and Corporate Governance Committee are Mr. Allender, Chair, Ms. Jordan and Mr. Vinnakota. The Board has determined that each member of our Nominating and Corporate Governance Committee is independent under the NYSE’s listing standards.

Compensation Committee

Our Compensation Committee met nine times during the year ended December 31, 2015. The Compensation Committee is responsible, among its other duties and responsibilities, for determining and approving the compensation and benefits of our Chief Executive Officer and other executive officers, monitoring compensation arrangements applicable to our Chief Executive Officer and other executive officers in light of their performance, effectiveness and other relevant considerations and adopting and administering our equity and incentive plans. The members of our Compensation Committee are Ms. Jordan, Chair, Mr. Gayner and Mr. Vinnakota. The Board has determined that each member of our Compensation Committee is an "outside director" within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended, a "non-employee director" within the meaning of SEC Rule 16b-3, and is independent under the NYSE’s listing standards for directors and compensation committee members.
The Compensation Committee annually reviews and approves the corporate goals and objectives relevant to the compensation of our Chief Executive Officer, evaluates his performance in light of those goals and objectives, and determines his compensation level based on that analysis. The Compensation Committee also annually reviews and approves all elements of the compensation of our other executive officers. Our Chief Executive Officer plays a significant role in developing and assessing achievement against the goals and objectives for other executive officers and makes compensation recommendations to the Compensation Committee based on these evaluations. The Compensation Committee also administers all of the Company’s incentive compensation plans and equity-based compensation plans. The Compensation Committee makes recommendations to the Board regarding compensation of all executive officer hires, all elements of director compensation, and for adoption or certain amendments to incentive or equity-based compensation plans. The Compensation Committee also assists the Board in its oversight of risk related to the Company's compensation policies and practices applicable to all Colfax associates. For further information on our compensation practices, including a description of our processes and procedures for determining compensation, the scope of the Compensation Committee’s authority and management's role in compensation determinations, please see the Compensation Discussion and Analysis section of this Proxy Statement, which begins on page 16.

Since April 2009, our Compensation Committee has engaged Frederic W. Cook & Co. ("Cook & Co.") as its independent compensation consultant to, among other things, formulate an appropriate peer group to be used by the Compensation Committee and to provide competitive comparison data and other compensation consulting services as requested by the Compensation Committee. Additional information on the nature of the information and services provided by this independent compensation consultant can be found below in the Compensation Discussion and Analysis.

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee is or has ever been an officer or an employee of the Company or any of its subsidiaries, and no Compensation Committee member has any interlocking or insider relationship with the Company which is required to be reported under the rules of the SEC.

Identification of Director Candidates and Director Nomination Process

The Nominating and Corporate Governance Committee considers candidates for Board membership suggested by its members and other Board members, as well as by management and stockholders. The Nominating and Corporate Governance Committee may also use outside consultants to assist in identifying candidates. The Nominating and Corporate Governance Committee is responsible for assessing whether a candidate may qualify as an independent director. Each possible candidate is discussed and evaluated in detail before being recommended to the Board.

The Nominating and Corporate Governance Committee recommends, and the Board nominates, candidates to stand for election as directors. Stockholders may nominate persons to be elected as directors and, as noted above, may suggest candidates for consideration by the Nominating and Corporate Governance Committee. If a stockholder wishes to suggest a person to the Nominating and Corporate Governance Committee for consideration as a director candidate, he or she must provide the same information as required of a stockholder who intends to nominate a director pursuant to the procedures contained in Section 3.3 of our Bylaws, in accordance with the same deadlines applicable to director nominations, as described below under "General Matters—Stockholder Proposals and Nominations."

Board Leadership Structure

Our Corporate Governance Guidelines specify that the positions of Chairman of the Board and Chief Executive Officer shall be held by separate persons. We believe that this structure is appropriate given the differences between the two roles in our current management structure. Our Chief Executive Officer, among other duties, is responsible for setting the strategic direction for the Company and the day-to-day leadership and performance of the Company, while the Chairman of our Board, among other responsibilities, provides guidance to the Chief Executive Officer, takes an active role in setting the agenda for Board meetings and presides over meetings of the full Board. Our current Chairman, Mr. Rales, is not an independent director and, as noted above in "Director Independence," Mr. Allender serves as the presiding director for independent director executive sessions and as such leads the independent directors during these sessions.

Board’s Role in Risk Oversight

The Board maintains responsibility for oversight of risks that may affect the Company. The Board discharges this duty primarily through its standing committees and also considers risk in its strategic planning for the Company and in its consideration of acquisitions. The Board engages in discussions about risk at each quarterly meeting, where it receives reports from its committees, as applicable, about the risk oversight activities within their respective areas of responsibility. Specifically, the Audit Committee (i) discusses with management, those performing our internal audit function, and our independent registered public accounting firm all major risk exposures (whether financial, operating or otherwise), (ii) reviews the Company’s policies with respect to risk assessment and risk management, and (iii) oversees compliance with legal and regulatory requirements and our ethics program, including our Code of Business Conduct and Ethics. In addition, the Nominating and Corporate Governance Committee oversees the corporate governance principles and governance structures that contribute to successful risk oversight and management. The Compensation Committee oversees certain risks associated with compensation policies and practices, as discussed below.

The Audit, Nominating and Corporate Governance and Compensation Committees each make full reports to the Board of Directors at each quarterly meeting regarding each committee’s considerations and actions, and risk considerations are presented to and discussed with the Board by management as part of strategic planning sessions and when considering potential acquisitions.

Risk Assessment of Compensation Practices

Management, with oversight from the Compensation Committee, annually reviews our compensation policies and practices and the design of our overall compensation program in relation to our risk management practices and any potential risk-taking incentives. This assessment includes a review of the primary elements of our compensation program (base salary, annual incentives and long-term incentives) in light of potential risks. We believe that our compensation program includes an appropriate mix of short and long-term incentives, which mitigates the risk of undue focus on short-term targets while rewarding performance in areas that are key to our long-term success.

We have controls and other policies in place that serve to limit excessive risk-taking behavior within our compensation program, including but not limited to the following:
•oversight of our compensation process and procedures by the Compensation Committee, each member of which has been determined by the Board to be independent under applicable SEC rules and NYSE listing standards;
•implementation of and training on Company-wide standards of conduct, as described further below under "Standards of Conduct";
•internal controls over our financial reporting, which are maintained and reviewed as a part of our internal audit process and further reviewed and tested by our external auditors, as overseen by the Audit Committee;
•Audit Committee oversight and review of financial results and non-GAAP metrics used in certain components of our annual incentive plan and long-term incentives;
•a stock ownership policy that further aligns the interests of management and stockholders;
•provisions in the Company’s insider trading policy prohibiting hedging transactions that would allow the holder to limit or eliminate the risk of a decrease in the value of the Company’s securities;
•a policy prohibiting pledging of Company shares after February 17, 2014; and
•a clawback policy applicable to all of our executive officers.

The Compensation Committee reviewed with management the results of its assessment at a meeting in March 2016. Based on this review, we concluded that the risks arising from Company compensation policies and practices for our employees are not reasonably likely to have a material adverse effect on the Company.

Standards of Conduct

The Board has adopted Corporate Governance Guidelines, which set forth a framework to assist the Board in the exercise of its responsibilities. The Corporate Governance Guidelines cover, among other things, the composition and certain functions of the Board and its committees, executive sessions, Board responsibilities, expectations for directors, director orientation and continuing education, and our policy prohibiting pledging.

As part of our system of corporate governance, the Board has also adopted a Code of Business Conduct and Ethics (the "Code of Ethics") that is applicable to all directors, officers and employees of the Company. The Code of Ethics sets forth Company policies, expectations and procedures on a number of topics, including but not limited to conflicts of interest, compliance with laws, rules and regulations (including insider trading laws), honesty and ethical conduct, and quality. The Code of Ethics also sets forth procedures for reporting violations of the Code and investigations thereof.

The Corporate Governance Guidelines and Code of Ethics are available on the Company’s website at www.colfaxcorp.com on the Investors page under the Corporate Governance tab. These materials also are available in print to any stockholder upon request to: Corporate Secretary, Colfax Corporation, 420 National Business Parkway, 5th Floor, Annapolis Junction, Maryland 20701.

The Company has a Policy on Insider Trading and Compliance which, in addition to mandating compliance with insider trading laws, prohibits any director, officer or employee of the Company from engaging in short sales, transactions in derivative securities (including put and call options), or other forms of hedging and monetization transactions, such as zero-cost collars, equity swaps, exchange funds and forward sale contracts, that allow the holder to limit or eliminate the risk of a decrease in the value of the Company’s securities. Further, we have stock ownership policies applicable to our directors and executives to promote alignment of interests between our stockholders, directors and management.

Certain Relationships and Related Person Transactions

Policies and Procedures for Related Person Transactions

We have adopted a written Policy Regarding Related Person Transactions pursuant to which our Nominating and Corporate Governance Committee or a majority of the disinterested members of our Board generally must approve related person transactions in advance. The policy applies to any transaction or series of similar transactions involving more than $120,000 in which the Company is a participant and in which a "related person" has a direct or indirect material interest. "Related persons" include the Company's directors, nominees for director, executive officers, and greater than 5% stockholders, as well as the immediate family members of the foregoing. In approving or rejecting the proposed transaction, our Nominating and Corporate Governance Committee takes into account, among other factors it deems appropriate, whether the proposed related person transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances, the extent of the person's interest in the transaction and, if applicable, the impact on a director's independence. Under the policy, if we discover related person transactions that have not been approved, the Nominating and Corporate Governance Committee is to be notified and will determine the appropriate action, including ratification, rescission or amendment of the transaction.

Related Person Transactions

Set forth below is a summary of certain transactions since January 1, 2015 in which (i) the Company was or is a participant, (ii) any of our directors, executive officers, beneficial owners of more than 5% of our common stock, or the immediate family members of any of the foregoing had or will have a direct or indirect material interest and (iii) the amount involved exceeds or will exceed $120,000:
Transactions with Danaher Corporation. Certain of our subsidiaries purchase products from and sell products to Danaher Corporation ("Danaher") from time to time in the ordinary course of business and on an arms'-length basis. In 2015, our subsidiaries purchased approximately $480,000 of products from, and sold approximately $80,000 of products to, Danaher, which is less than 0.02% of our, and of Danaher's, gross revenues for 2015. Our subsidiaries intend to purchase products from and sell products to Danaher in the future in the ordinary course of their businesses and on an arms'-length basis. Mitchell P. Rales is the Chairman of Danaher's executive committee and Steven M. Rales is the Chairman of Danaher's Board of Directors, and both are the beneficial owners of at least 5% of Danaher's outstanding common stock and our outstanding common stock.

Contacting the Board of Directors

The Board of Directors has established a process for stockholders and interested parties to communicate with the Board and to report complaints or concerns relating to our accounting, internal accounting controls or auditing matters. Stockholders and interested parties wishing to communicate with our Board may do so by writing to any of the members of the Board, the Chairman of the Board, or the non-management members of the Board as a group, at:

Colfax Corporation
420 National Business Parkway, 5th Floor
Annapolis Junction, Maryland 20701
Attn: Corporate Secretary

Complaints or concerns relating to our accounting, internal accounting controls or auditing matters will be referred to members of the Audit Committee. Other correspondence will be referred to the relevant director or group of directors. Our Policy on Stockholder and Interested Party Communications with the Board of Directors (the "Board Communications Policy") requires that any stockholder communication to members of the Board prominently display the legend "Board Communication" in order to indicate to the Corporate Secretary that it is communication subject to our policy and will be received and processed by the Corporate Secretary’s office. Each communication received by the Corporate Secretary is copied for our files and promptly forwarded to the addressee. In our Board Communications Policy, the Board has requested that certain items not related to the Board’s duties and responsibilities be excluded from forwarded communications, such as mass mailings and business advertisements. In addition, the Corporate Secretary is not required to forward any communication that the Corporate Secretary, in good faith, determines to be frivolous, unduly hostile, threatening, illegal or similarly unsuitable. However, the Corporate Secretary maintains a list of each communication subject to this policy that is not forwarded, and on a quarterly basis delivers the list to the Chairman of the Board. In addition, each communication subject to this policy that is not forwarded because it was determined by the Secretary to be frivolous, commercial advertising, irrelevant or similarly unsuitable is nevertheless retained in our files and made available at the request of any member of the Board to whom such communication was addressed.

DIRECTOR COMPENSATION

Pursuant to our compensation program for non-employee directors, our non-employee Board members (other than our chairman) receive the following:

•	an annual cash retainer of $60,000;

•
an annual equity award valued at $100,000, as calculated under the same valuation approach applied in determining our annual equity grants as described in "Compensation Discussion and Analysis— Elements of our Executive Compensation Program— Long-Term Incentives," and awarded in connection with our annual meeting of stockholders, which consists of 50% director restricted stock units that vest after one year of service on the Board and 50% director stock options, which are fully vested upon grant and exercisable for a seven-year term;

•
a $15,000 annual retainer for service as the Chair of our Audit Committee and a $10,000 annual retainer for service as Chair of the Compensation Committee or of the Nominating and Corporate Governance Committee; and

•	an initial equity grant of 5,556 restricted stock units upon joining the Board, which vest in three equal annual installments and are delivered upon termination of service on the Board.

Our non-executive chairman of the Board is entitled to receive an annual cash retainer of $1 and does not receive any other cash fees or the initial or annual equity awards described above.

The Board has also approved a stock ownership policy for our directors. Each director is required to have ownership of our common stock (including shares issuable upon exercise of stock options and shares underlying restricted stock units) with a value equal to five times the annual cash retainer within five years of joining the Board. All of our directors have achieved these ownership targets as of the date of this Proxy Statement.

Further, our Board has adopted a policy prohibiting any director (or executive officer) from pledging as security under any obligation any shares of Colfax common stock that he or she directly or indirectly owns and controls (other than shares already pledged as of February 17, 2014), and providing that pledged shares of Colfax common stock do not count toward our stock ownership requirements.

The Board has adopted a Director Deferred Compensation Plan which permits non-employee directors to receive, at their discretion, deferred stock units, or DSUs, in lieu of their annual cash retainers and committee chairperson retainers. A director who elects to receive DSUs receives a number of units determined by dividing the cash fees earned during, and deferred for, the quarter by the closing price of our common stock on the date of the grant, which is the last trading day of the quarter. A non-employee director also may convert director restricted stock unit grants to DSUs under the plan. DSUs granted to our directors convert to shares of our common stock after termination of service from the Board, based upon a schedule elected by the director in advance. In the event that a director elects to receive DSUs, the director will receive dividend equivalent rights on such DSUs to the extent dividends are issued on our common stock. Dividend equivalents are deemed reinvested in additional DSUs (or fractions thereof).

We also reimburse all directors for travel and other necessary business expenses incurred in the performance of their services on our Board and the committees thereof and extend coverage to them under our directors’ and officers’ indemnity insurance policies.

The following table sets forth information regarding compensation paid to our directors during 2015:

Director Compensation for 2015

Name	Fees Earned or Paid in Cash ($)		Stock Awards ($) (2)		Option Awards ($) (4)	Total ($)
Mitchell P. Rales	1		—		—	1
Patrick W. Allender	70,000	(1)	51,664	(3)	51,135	172,799
Thomas S. Gayner	60,000	(1)	51,664	(3)	51,135	162,799
Rhonda L. Jordan	70,000	(1)	51,664	(3)	51,135	172,799
San W. Orr, III	60,000		51,664		51,135	162,799
A. Clayton Perfall	75,000	(1)	51,664	(3)	51,135	177,799
Rajiv Vinnakota	60,000		51,664		51,135	162,799
_____________________________________

(1)
Messrs. Allender, Gayner, Perfall and Ms. Jordan elected to receive DSUs in lieu of their annual cash retainers and committee chairperson retainers. DSUs convert to shares of our common stock after termination of service from the Board, based upon a schedule elected by the director in advance. During 2015, the amount of DSUs received in lieu of annual cash retainers and committee chairperson retainers by these directors was as follows: Mr. Allender— 2,080, Mr. Gayner— 1,783, Ms. Jordan— 2,080 and Mr. Perfall— 2,229. DSUs received for these cash retainers are considered "vested" and thus are not reflected in the table below.

(2)
Amounts shown in the "Stock Awards" column represent the aggregate grant date fair value for stock awards to each director during 2015, as computed pursuant to Financial Accounting Standards Board ("FASB") Accounting Standards Codification ("ASC") Topic 718 ("FASB ASC Topic 718"). See note 11 to our consolidated financial statements for the year ended December 31, 2015, included in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 16, 2016. The amounts reflect the grant date fair value of the annual grant of 1,016 restricted stock units made to each director in connection with the annual meeting of stockholders, which vest in full on May 13, 2016.

(3)
1,016 restricted stock units granted to each of these directors, which were awarded in connection with the annual meeting of stockholders, were converted into DSUs at the election of each director. DSUs convert to shares of our common stock after termination of service on the Board, based upon a schedule selected by each director in advance. These DSUs will vest in full on May 13, 2016 in accordance with the vesting schedule applicable to the underlying restricted stock units.

(4)
Amounts represent the aggregate grant date fair value for options to purchase 2,889 shares of our common stock granted to each director in connection with the annual meeting of stockholders, as computed pursuant to FASB ASC Topic 718. See note 11 to our consolidated financial statements for the year ended December 31, 2015, included in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 16, 2016. The director stock options are fully vested upon grant and exercisable for a seven-year term

As of December 31, 2015, the aggregate number of unvested stock awards and unexercised options outstanding held by our non-employee directors was as follows:

Name	Restricted Stock Units	Stock Options
Mitchell P. Rales	—	—
Patrick W. Allender	1,016	10,134
Thomas S. Gayner	1,016	10,134
Rhonda L. Jordan	1,016	10,134
San W. Orr, III	1,016	10,134
A. Clayton Perfall	1,016	10,134
Rajiv Vinnakota	1,016	10,134

PROPOSAL 2

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

We are asking our stockholders to ratify the Audit Committee’s selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016. The Audit Committee is directly responsible for the appointment, compensation, retention, and oversight of our independent auditors. Ernst & Young LLP has served as our independent auditor since their appointment in 2002. Although stockholder ratification is not required, the appointment of Ernst & Young LLP is being submitted for ratification as a matter of good corporate practice with a view towards soliciting stockholders’ opinions which the Audit Committee will take into consideration in future deliberations. If the selection is not ratified, the Audit Committee will consider whether it is appropriate to select another registered public accounting firm. Even if the selection is ratified, the Audit Committee in its discretion may select a different registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our stockholders. The Board of Directors and the Audit Committee believe that the retention of Ernst & Young LLP as the Company's independent auditor is in the best interests of the Company and its stockholders.

Representatives for Ernst & Young LLP are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

Independent Registered Public Accounting Firm Fees and Services

The following table sets forth the aggregate fees for services rendered by Ernst & Young LLP for the Company for the fiscal years ended December 31, 2015 and 2014:

Fee Category (fees in thousands)	2015	2014
Audit Fees	$4,880	$5,454
Audit-Related Fees	—	—
Tax Fees	852	933
All Other Fees	2	5
Total	$5,733	$6,392

Audit Fees. This category of the table above includes fees for the fiscal years ended December 31, 2015 and 2014 that were for professional services rendered (including reimbursement for out-of-pocket expenses) for the integrated audits of our annual consolidated financial statements, for reviews of the financial statements included in our Quarterly Reports on Form 10-Q, and for statutory audits.

Audit-Related Fees. This category of the table above includes the fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are not reported under "Audit Fees."

Tax Fees. This category of the table above includes fees billed for tax compliance, tax preparation, tax planning and other tax services. For 2015, Tax Fees included approximately $389,000 for tax compliance and tax preparation and approximately $463,000 for tax planning and other tax services. For 2014, Tax Fees included approximately $368,000 for tax compliance and tax preparation and approximately $565,000 for tax planning and other tax services.

All Other Fees. This category of the table above includes fees billed for products and services other than those described above under Audit Fees, Audit-Related Fees and Tax Fees. For 2015 and 2014, these included fees incurred for acquisition-related procedures, assignment services and business-related immigration and international social security services.

The Audit Committee has considered whether the services rendered by the independent registered public accounting firm with respect to the fees described above are compatible with maintaining the independent registered public accounting firm's independence and has concluded that such services do not impair its independence.

Audit Committee’s Pre-Approval Policies and Procedures

Pursuant to its charter, the Audit Committee must pre-approve all auditing services, review and attest services, internal control related services and non-audit services provided to the Company by the independent registered public accounting firm and all fees payable by the Company to the independent registered public accounting firm for such services. The Audit Committee also is responsible for overseeing the audit fee negotiations associated with the retention of Ernst & Young LLP for the audit of our financial statements. The Audit Committee has adopted a pre-approval policy to promote compliance with the NYSE's listing standards and the applicable SEC rules and regulations relating to auditor independence. In accordance with the Audit Committee charter and the pre-approval policy, the Audit Committee reviews with Ernst & Young LLP and management the plan and scope of Ernst & Young LLP's proposed annual financial audit and quarterly reviews, including the procedures to be utilized and Ernst & Young LLP's compensation, and pre-approves all auditing services, review and attest services, internal control related services and permitted non-audit services (including the fees and terms thereof) to be performed for us by Ernst & Young LLP. The Audit Committee may delegate pre-approval authority to one or more members of the Audit Committee consistent with the pre-approval policy, provided that the decisions of such Audit Committee member or members must be presented to the full Audit Committee at its next scheduled meeting. Pre-approval of permitted non-audit services can only be approved by the full Audit Committee.

The Board unanimously recommends that stockholders vote "FOR" the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2016.

AUDIT COMMITTEE REPORT

The Audit Committee consists of A. Clayton Perfall, Patrick Allender and Thomas Gayner, who are all non-management directors. The members of the Audit Committee meet the independence and financial literacy requirements of the NYSE and the additional, heightened independence criteria applicable to members of the Audit Committee under SEC and NYSE rules. In 2015, the Audit Committee held eleven meetings. The Audit Committee operates pursuant to a written charter adopted by the Board of Directors, which it annually reviews. The charter, which complies with all current regulatory requirements, is available on the Company’s website at www.colfaxcorp.com on the Investors page under the Corporate Governance tab. During 2015, at each of its regularly scheduled meetings, the Audit Committee met with senior members of the Company’s finance team. Additionally, the Audit Committee has separate private sessions, during its regularly scheduled meetings, with the Company’s independent registered public accounting firm and head of internal audit, respectively. The Audit Committee is updated periodically on management’s process to assess the adequacy of the Company’s system of internal control over financial reporting, the framework used to make the assessment, and management’s conclusions on the effectiveness of the Company’s internal control over financial reporting. The Audit Committee has also discussed with the independent registered public accounting firm, their evaluation of the Company’s system of internal control over financial reporting.

The Audit Committee evaluates the performance of the Company’s independent registered public accounting firm each year and determines whether to reengage the current independent registered accounting firm or consider other independent registered accounting firms. In doing so, the Audit Committee considers the quality and efficiency of the services provided by the independent registered accounting firm, the firm’s global capabilities, and the firm’s technical expertise, tenure as the Company’s independent registered accounting firm and knowledge of the Company’s global operations and businesses. In connection with the applicable audit partner rotation requirements, the Audit Committee also is involved in considering the selection of the auditors' lead engagement partner when rotation is required. Based on this evaluation, the Audit Committee decided to engage Ernst & Young LLP as our independent registered accounting firm for the year ended December 31, 2016. The Audit Committee reviews with the independent registered accounting firm and management, the overall audit scope and plans, as well as the results of internal and external audit examinations and evaluations by management and the independent registered accounting firm of the Company’s internal controls over financial reporting and the quality of the Company’s financial reporting. Although the Audit Committee has the sole authority to appoint the independent registered public accounting firm, the Audit Committee recommends that the Board ask stockholders, at the Company's annual meeting, to ratify the appointment of the independent registered accounting firm (see Proposal 2 beginning on page 13).
The Audit Committee has reviewed and discussed the Company's audited financial statements for the fiscal year ended December 31, 2015 with management and with the Company's independent registered public accounting firm, including a discussion of the quality and suitability of the accounting principles, the reasonableness of significant accounting judgments and estimates, and the clarity of disclosures in the financial statements. In addressing the quality of management’s accounting judgments, members of the Audit Committee are appraised of certifications prepared by the Chairman and Chief Executive Officer and the Chief Financial Officer that the unaudited quarterly and audited annual consolidated financial statements of the Company fairly present, in all material respects, the financial condition, results of operations and cash flows of the Company.
In performing all of these functions, the Audit Committee acts in an oversight capacity. The Audit Committee reviews the Company’s quarterly and annual reports on Form 10-Q and Form 10-K prior to filing with the SEC. In its oversight role, the Audit Committee relies on the work and assurances of the Company’s management, which has the primary responsibility for establishing and maintaining adequate internal control over financial reporting and for preparing the financial statements, and other reports, and of the independent registered public accounting firm, who are engaged to review the quarterly consolidated financial statements of the Company, and audit and report on the annual consolidated financial statements of the Company and the effectiveness of the Company’s internal control over financial reporting as of the Company’s year-end.
The Audit Committee discussed with the independent registered public accounting firm the matters required to be discussed by applicable standards of the Public Company Accounting Oversight Board (“PCAOB”). The Audit Committee has received from the independent registered public accounting firm the written disclosures and the letter required by the applicable requirements of the PCAOB regarding the independent registered public accounting firm's communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm its independence. On the basis of the reviews and discussions referenced above, the Audit Committee recommended to the Board of Directors that the audited financial statements for the fiscal year ended December 31, 2015 be included in the Company's Annual Report on Form 10-K for filing with the Securities and Exchange Commission.
Audit Committee of the Board of Directors
A. Clayton Perfall, Audit Committee Chair
Patrick Allender
Thomas Gayner

COMPENSATION DISCUSSION AND ANALYSIS

The following discussion and analysis of compensation arrangements of our named executive officers for 2015 should be read together with the compensation tables and related disclosures set forth under the section heading "Executive Compensation."

Executive Summary
Colfax Corporation is a diversified global industrial manufacturing and engineering company. We provide products and services to commercial and governmental customers around the world under our gas- and fluid-handling platform through our Howden and Colfax Fluid Handling businesses and under our fabrication technology platform through our ESAB business. Our business has been built through a series of acquisitions, as well as organic growth, since its founding in 1995. As discussed in our annual report, we seek to build an enduring premier global enterprise by applying the Colfax Business System (“CBS”) to pursue growth in revenues and improvements in operating margins and cash flow.
Named Executive Officers
The following discussion provides details regarding our executive compensation program and the compensation of our named executive officers in 2015. Our named executive officers for 2015 are:

Name	Title
Matt Trerotola	President and Chief Executive Officer
Steven Simms	Former President and Chief Executive Officer
Scott Brannan	SVP, Finance and Chief Financial Officer and Treasurer
Daniel Pryor	EVP, Strategy and Business Development
Clay Kiefaber	Former EVP and CEO, ESAB Global
Darryl Mayhorn	SVP and President, Colfax Fluid Handling

Fiscal 2015 Compensation Program Developments and Highlights

Our executive compensation approach focuses on linking compensation to Company and individual performance while aligning the long-term interests of management and stockholders. The Compensation Committee's 2015 compensation decisions were made with a focus on creating incentives tied to the delivery of stockholder returns through operational improvements and on the recruitment, retention, and development of a leadership team that we believe continues to build the foundation for long-term growth and furthers our journey to becoming a premier global industrial enterprise.

The key actions of our Compensation Committee and highlights of our executive compensation program in 2015 include:

•	the recruitment of Mr. Trerotola as our President and Chief Executive Officer succeeding Steven E. Simms, as discussed further below under "2015 CEO Succession";

•
payout of bonuses at significantly lower than target under our Annual Incentive Plan, in accordance with our commitment to pay-for-performance, as discussed further below under "Company Performance and Annual Incentive Plan Payouts" and "Elements of our Executive Compensation Program — Annual Incentive Plan"; and

•
special equity grants made in November in consideration of changing dynamics within our industrial end-markets and to align and reinforce the future performance objectives of our executive compensation program, as discussed further below under "2015 Special Grants."

Compensation decisions during the year were impacted in part by a difficult growth environment and weak end-markets for our operations, especially during the latter half of 2015. Our Compensation Committee balanced this operational environment with our commitment to the continued development and motivation of a strong leadership team and organizational underpinnings that are intended to position Colfax for future growth despite near-term market challenges. We further detail each of the Compensation Committee's key 2015 actions below, including how they interact with these business factors, before a more fulsome discussion of our executive compensation program.
2015 CEO Succession
On July 23, 2015, our Board announced the appointment of Matthew L. Trerotola as the Company’s President and Chief Executive Officer, effective July 24, 2015. In connection with his appointment, we entered into an employment agreement with Mr. Trerotola (the "CEO Employment Agreement"), under which he is employed with us for a three-year term with automatic one-year renewals thereafter unless the Board or Mr. Trerotola elects not to extend the term prior to its renewal.

Mr. Trerotola's compensation arrangements resulted from an arm's length negotiation. The Board and the Compensation Committee reviewed a CEO new-hire market analysis provided by Cook & Co., the Committee's independent compensation consultant, and also utilized competitive data drawn from the same list of peer companies previously reviewed by Cook & Co. and used as a general reference by the Compensation Committee for our other executive officers (see "Other Aspects of Our Executive Compensation Program — Role of Compensation Consultant and Peer Data Review" below). Informed by the strategic goals of the Company, the Board and the Compensation Committee determined to employ the same compensation program elements and principles used for our other executives. In addition, specific factors that the Compensation Committee considered in setting Mr. Trerotola's new hire compensation (none of which was assigned a particular weight by the Compensation Committee) included Mr. Trerotola's: (i) prior position as an Executive Vice President of E.I. du Pont de Nemours and Company ("DuPont") and the competitive marketplace for executive talent at DuPont and similar-sized companies, (ii) ability to lead a company significantly larger and more complex than we are currently, given our expectations for future growth (iii) global operational expertise, (iv) significant experience with the Danaher Business System, upon which the Colfax Business System that serves as the foundation of our operations is modeled, and (v) equity opportunity and lost value that resulted from the departure from his prior employer.
Signing Bonus
As a signing bonus in recognition of his forfeiture of significant unvested equity compensation from his prior employer, Mr. Trerotola was provided:

•	a cash bonus of $3,000,000, paid in three equal installments beginning upon the commencement of his employment;

•	restricted stock units with a target grant date fair value of $3,750,000, which vest in three equal installments that began on December 31, 2015; and

•	a $500,000 reimbursement for amounts that he was obligated to repay his former employer.

The reimbursement amounts to his former employer were pursuant to a letter agreement between Mr. Trerotola and DuPont and are included under "All Other Compensation" in the Summary Compensation Table.
Base Salary and Annual Incentive Plan Opportunity
Mr. Trerotola's ongoing compensation includes:

•	an annual base salary of $1,000,000; and

•
a target opportunity under our Annual Incentive Plan of not less than 120% of his base salary, which was pro-rated based on the number of days he served as Chief Executive Officer during the 2015 fiscal year.

Long-Term Incentive Award
Further, Mr. Trerotola was granted a long-term incentive award comprised of:

•	stock options with a target grant date fair value of $9,000,000, which options will vest in three equal annual installments from July 24, 2018 to July 24, 2020; and

•
performance-based restricted stock units with a target grant date fair value of $4,500,000, which units will be earned if the Company achieves cumulative adjusted earnings per share for any four consecutive quarters beginning with the first fiscal quarter of 2016 and ending with the second fiscal quarter of 2018 representing at least a ten percent increase over the Company's adjusted earnings per share for the 2015 fiscal year. The performance-based restricted stock units will further vest, if earned, in three equal annual installments from July 24, 2018 to July 24, 2020.

Perquisites
Mr. Trerotola is entitled to benefits available to senior executives of the company. In addition, Mr. Trerotola receives (i) an automobile allowance of $20,000 per year and (ii) personal use of a private aircraft chartered by the Company and/or personal financial planning services (or any combination thereof) in an aggregate amount not to exceed $100,000 in compensation income (i.e., imputed income under tax rules) to Mr. Trerotola in any calendar year.
The Board and the Compensation Committee viewed these compensation arrangements, in aggregate, as critical to Mr. Trerotola's decision to accept employment with us. Further, the Compensation Committee increased the stock ownership requirement for our CEO to six times base salary in light of the CEO market analysis review, which stock ownership threshold is designed to further align the long-term financial interests of our CEO with those of our stockholders while also serving as a risk mitigation tool. Additional details regarding Mr. Trerotola's Annual Incentive Plan payment for the 2015 fiscal period is contained below under "Elements of our Executive Compensation Program — Annual Incentive Plan." A description of the material terms of Mr. Trerotola's CEO Employment Agreement is set forth under "Elements of our Executive Compensation Program" and under "Potential Payments Upon Termination or Change in Control" below.

Company Performance — Impact on Annual Incentive Plan Payouts and Long-Term Incentive Awards

Fiscal 2015 results did not meet our expectations as we faced continued pressure from a decline in commodity prices and related weak-end markets. While we believe that our 2015 performance, especially in the second-half of the year, was solid relative to our competitors in this challenging environment, our operating results failed to reach our performance targets across the Company. We continue to believe that the deployment of our Colfax Business System has instilled a culture and processes that will deliver our long-term performance goals, as demonstrated by our strong free cash flow during 2015, progression on our cost reduction actions in light of the near-term demand environment, and improved customer services levels. However, as reflected in the following tables, our compensation programs are closely aligned with the Company's overall performance and our failure to achieve operational and financial targets for 2015 resulted in significantly lower than target payouts and a decrease from prior year corporate bonuses, which were also below target, under our Annual Incentive Plan.

Corporate Metric	Weight	Target	Results	Payout Percentage
Sales (as adjusted)	25%	$4.214 billion	$3.919 billion	86.5%
EBIT (as adjusted)	30%	$462.6 million	$374.6 million	65.6%
Working Capital Turns (as adjusted)	30%	6.6	5.4	0%
Adjusted EPS	15%	$2.06/share	$1.76/share	73.6%
Weighted aggregate for all corporate metrics in 2015				52%
Weighted aggregate for all corporate metrics in 2014				60%
Company performance also impacts the value of previously granted long-term incentive awards. The pay mix for our executives includes significant at-risk compensation. In addition to bonuses under our Annual Incentive Plan, the long-term incentive awards granted by the Company have historically consisted of options, whose value is directly linked to and contingent upon our stock price performance, and performance-based restricted stock units, which are only earned if adjusted earnings per share growth goals are met and, even if earned, are subject to further time-based vesting. During 2015 the Company faced a continued decline in its stock price, which began during 2014. The graph below compares the cumulative total stockholder return on our common stock with the cumulative total return of the Russell 2000 Index and the Standard & Poor’s (“S&P”) Industrial Machinery Index. The graph assumes that $100 was invested on December 31, 2010 in each of our common stock, the Russell 2000 Index and the S&P Industrial Machinery Index, and that all dividends were reinvested.

While our historical stock price performance is similar to the performance of the Russell 2000 Index and S&P Industrial Machinery Index at the end date of this period, our pattern of stock price growth and subsequent decline from 2012 through the end of 2015 results in diminished realizable pay from long-term incentive awards made during this time. For example, following the retirement of Messrs. Simms and Kiefaber, based on the Company's stock price as of December 31, 2015 all of the outstanding option grants made to Mr. Simms since his hire and all outstanding option grants to Mr. Kiefaber since 2013 were underwater. Further, adjusted earnings per share goals have not been met for the performance-based restricted stock awards made in February 2014 and February 2015 to our executives, and may not be met during the pre-established performance period. Details regarding the February 2015 long-term incentive awards grants are set forth below under "Long-Term Incentives — Annual Grants under Omnibus Incentive Plan."
2015 Special Grants
As commodity prices, currency pressures and stock market declines during 2015 impaired global equity valuations, we experienced a significant decline in our stock price as reflected in the graph above. As a result of this decline, many of our outstanding stock options are underwater despite our transformative growth since 2012 and strategic achievements during this time frame. In addition, as discussed above the performance-based restricted stock units granted in 2014 and 2015 may not be earned. In consideration of these factors, the Compensation Committee evaluated whether the equity compensation component of our compensation program was continuing to fulfill its motivational and retention objectives and was sufficiently aligned with our Company goals and stockholder interests. As part of this evaluation, the Compensation Committee reviewed the equity compensation for our executive team and select associates to determine a way to reinforce the incentive link for growth and alignment with Company goals and shareholder interests during a challenging economic period for our industries. The Compensation Committee received input from Cook & Co. regarding market trends for such grants and the potential design of a one-time award to address these critical human capital concerns. As a result of this review, in November 2015 the Compensation Committee approved a special equity grant to select associates, which for our named executive officers was as follows:

Special Grant Recipient	Stock Options Target Value ($)	Performance-Based Restricted Stock Units Target Value ($)	Target Aggregate Value ($)
Mr. Pryor	800,000	800,000	1,600,000
Mr. Mayhorn	650,000	650,000	1,300,000
The performance-based restricted stock units will be earned if the Company achieves at least a ten percent increase in cumulative adjusted earnings per share for any four consecutive quarters beginning with the first fiscal quarter of 2016 and ending with the second fiscal quarter of 2018, as compared to the Company's adjusted earnings per share for the 2015 fiscal year. The stock options will vest in three equal annual installments beginning on the first anniversary of the grant date and the performance-based restricted stock units, if earned, will vest in two equal annual installments on the third and fourth anniversaries of the grant date. The stock options expire seven years from the grant date.
We believe this special equity grant further aligns our executives and select associates with our stockholders and helps ensure the retention of key executives during this pivotal period for the Company.
2016 CEO Grant
Following the end of our fiscal year, in January 2016 Mr. Trerotola was also awarded a grant in light of the unanticipated and significantly more challenging operating conditions since he was named our President and Chief Executive Officer. The Compensation Committee approved a grant to him with an aggregate grant date fair value of $9,000,000, consisting of two-thirds stock options and one-third performance-based restricted stock units. The performance-based restricted stock units are subject to the same performance conditions as the 2015 special grants. These awards do not begin to vest until three years from the grant date and, subject to Mr. Trerotola’s continued employment through the applicable vesting date, the stock options and the performance-based restricted stock units, if earned, will vest in three equal annual installments from January 4, 2019 through January 4, 2022. The stock options expire seven years from the grant date.

Our Executive Compensation Philosophy and Program

Our overall executive compensation philosophy is to offer our management, including our named executive officers, compensation that is competitive and that meets our goals of attracting, motivating, rewarding and retaining high quality, performance-driven leadership so that we can achieve our financial and strategic objectives and continue to grow the Company on a long-term sustainable basis with the intention to deliver superior returns to our stockholders. Further, we strive to structure and implement an executive compensation program that takes into account ongoing developments in corporate governance and compensation best practices, as well as changes in marketplace dymanics that impact our ability to attract and motivate our leaders. The Compensation Committee’s approach to executive compensation is drawn from our overall executive compensation philosophy. Utilizing this philosophy, our executive compensation program has been designed to:

•	reinforce the Company’s values and mission;

•	link rewards to performance;

•	align the long-term performance responsibilities of executives with the long-term interests of stockholders; and

•	provide transparency through simplicity of design and practices.

The framework of our executive compensation program includes the governance features and other specific elements discussed below:

What We Do . . .	Colfax Practice
☑ Pay-for-Performance Focus
The pay mix for our named executive officers for 2015 included significant at-risk compensation. This compensation is linked, in the case of our Annual Incentive Plan, with pre-established financial and operational goals that are intended to drive performance over the yearly plan period. Equity awards are linked with our stock price (in the case of options and PRSUs) and delivery of adjusted earnings per share growth goals (in the case of PRSUs), which we believe incentivizes long-term Company success. We believe that these compensation features tie directly to performance that, if realized, will lead to the achievement of our corporate objectives and support the delivery of sustainable stockholder returns.

☑ Varying performance metrics under short-term and longer-term incentive plans
Our program is structured to provide compensation opportunities linked to short- and long-term periods of time. In balancing this objective, the Company seeks to align compensation with several performance metrics that are critical to achievement of sustained growth and stockholder value creation.

☑ Caps on Annual Incentive Payouts
We provide competitive annual incentive opportunities to our executives that are linked to corporate and individual performance goals. Executive bonus payments are capped under our Annual Incentive Plan, as approved by our stockholders, in part to discourage excessive risk taking. Further, the Compensation Committee is prohibited from increasing the amount of compensation payable with respect to each performance metric once established, but retains the discretion to reduce or eliminate compensation under our Annual Incentive Plan even if performance goals are attained.

☑ Double Trigger Provisions for Change in Control
Severance payments associated with a change in control will only occur upon the executive’s employment termination without cause or for good reason within two years following the change in control. This approach is commonly referred to as “double trigger.”

☑ Clawback Policy	We have a comprehensive compensation clawback policy that is triggered by a material restatement of the Company's financial statements and applies to all of our executive officers.
☑ Stock Ownership Policy	We have a robust stock ownership policy to further align the long-term financial interests of Company executives with those of our stockholders.
☑ Independent Compensation Committee and Consultant
Our Compensation Committee is comprised solely of independent directors. The Compensation Consultant to the Compensation Committee during 2015, Cook & Co. (i) are independent and without any conflicts of interest with the Company and (ii) have never provided any services to the Company other than the compensation-related services provided to the Compensation Committee. See "Corporate Governance - Board of Directors and its Committees - Compensation Committee" above and "Independence of Compensation Consultants" below for further details.

Practices We Avoid...
☒ No gross-up payments to cover excise taxes or perquisites	We do not provide tax gross-ups to our executives in connection with severance benefits or executive perquisites.
☒ No Pledging and Hedging of Company stock	We prohibit our executives and directors from hedging Colfax stock and from entering into pledge arrangements or derivative agreements using Colfax stock.
☒ No Repricing of Underwater Stock Options	We do not permit the repricing of underwater stock options without the express approval of our shareholders.
☒ No compensation programs or policies that reward for material or excessive risk taking
We annually review the Company’s compensation policies and practices in relation to our risk management practice and any potential risk-taking incentives. Our most recent assessment in March 2016 concluded that the risks arising from our compensation policies and practices are not reasonably likely to have a material adverse effect on the Company.

The Compensation Committee looks at each compensation element individually while also considering the total compensation package provided to create an appropriate mix designed to incentivize our executives. Each primary element of our executive compensation program has a different purpose:

Base Salary — To attract and retain our executive talent and provide an element of compensation that is not at risk in order to avoid fluctuations in compensation that could distract executives from the performance of their responsibilities.

Annual Incentive Plan — To reward our executive officers for achievement in key areas of the Company and, if applicable, business operational and financial performance, as well as to recognize the executive’s individual performance during the year.

Long-Term Incentive Plan — To align the rewards of executives with the interests of stockholders by encouraging sustained and superior long-term operational and financial performance and increases in stockholder returns over an extended period of time.

Determination of Executive Compensation and Performance Targets

Our executive compensation program is based on the philosophy and design outlined above with a focus on exceptional performance and continuous improvement from our management team. Within this framework, the Compensation Committee exercises its reasoned business judgment in making executive compensation decisions. Some of the factors that generally are referenced when making executive compensation decisions, none of which are assigned a particular weight, are as follows:

•	The nature of the executive’s position.

•	The Company’s operational and financial performance.

•	The experience and performance record of the executive.

•	The executive’s long-term leadership potential.

•	Our assessment of pay levels and practices in our competitive marketplace. See “Other Aspects of our Executive Compensation Program — Peer Data Review”.

•
Recommendations by our chief executive officer with respect to the compensation of each executive officer, other than himself. See “Other Aspects of our Executive Compensation Program — CEO Recommendations.”

Further, a substantial percentage of compensation pursuant to our Annual Incentive Plan is determined solely by the achievement of performance targets based on Board-approved financial and operational goals for the fiscal year, which are then incorporated into the metrics established in our Annual Incentive Plan by the Compensation Committee, as further discussed under “Elements of Our Executive Compensation Program — Incentive Plan — Financial and Operational Metrics.” We believe that this link to our Board-established corporate and business goals establishes clear drivers and incentives for breakthrough results at both our businesses and Company-wide.

Most Recent Say-On-Pay Vote (2014)

Our Compensation Committee values the input of our stockholders on matters of executive compensation. At our 2014 Annual Meeting, approximately 99% of the stockholder votes cast on our advisory proposal to approve the compensation of our named executive officers were voted in favor of our executive compensation proposal. Our Compensation Committee did not set or change fiscal 2015 executive compensation as a result of 2014's advisory vote results. We considered the support for our executive compensation program and continued to make compensation decisions consistent with our stated overall executive compensation philosophy.

In 2011, our stockholders voted in favor of conducting an advisory vote to approve our named executive officers' compensation every three years. Consistent with this vote, the Board established the frequency of the advisory vote on the compensation of our named executive officers at every three years, which we believe enables stockholders to have a sufficient performance period to evaluate how the executive compensation program has functioned in achieving our long and short-term goals. We believe that determining whether executive compensation has been properly calibrated to Company performance is best viewed over a multi-year performance period given that shorter time frames are more susceptible to effects from factors that may not be indicative of the long-term performance and the targeted Company growth our executive compensation program is designed to achieve. We expect to continue to consider input from stockholders and the outcome of our triennial say-on-pay votes when making future executive compensation decisions. Our next advisory vote to approve our named executive officers' compensation will be held next year at our 2017 annual meeting.

Elements of Our Executive Compensation Program

Base Salary. Base salaries are designed to provide compensation that is market competitive so that we can attract the best qualified individuals and retain our senior management. Base salaries, as negotiated with each executive at the time of hire and reviewed and approved by the Compensation Committee, or, in the case of the Chief Executive Officer, reviewed by the Compensation Committee and approved by the Board upon the Compensation Committee's recommendation, are initially set based on the recruitment negotiation and market for the executive position at the time of hire. Base salaries are then reviewed annually for potential merit-based increases. The salary levels set for our named executive officers in fiscal 2015, other than for Mr. Trerotola, were based on the Compensation Committee’s assessment of the relative roles and responsibilities of management and the results of their individual performance assessments, combined with perspective from the competitive compensation data reviewed by Cook & Co. and the Compensation Committee’s reasoned business judgment. For all of our named executive officers except for Mr. Trerotola and Mr. Brannan, base salaries increased from 2014 levels reflecting the Compensation Committee's competitive marketplace review. Mr. Trerotola's base salary was set a part of his hire, as described above under "2015 CEO Succession." Mr. Brannan's base salary was increased in November 2014 and was maintained at that level for 2015. A comparison of base salary levels set for 2015 and 2014 is set forth below:

Named Executive Officer	2014 Base Salary	2015 Base Salary	Percentage Increase
Mr. Trerotola	N/A	$1,000,000	N/A
Mr. Simms	$1,023,000	$1,058,370	3.5%
Mr. Brannan	$450,000	$450,000	—
Mr. Pryor	$490,000	$515,000	5.1%
Mr. Kiefaber	$650,000	$670,000	3.1%
Mr. Mayhorn	$450,000	$465,000	3.3%

Annual Incentive Plan. The goal of our Annual Incentive Plan is to reward our executives for achievement in key areas of Company operational and financial performance. Our Annual Incentive Plan provides our named executive officers the opportunity to receive an incentive payment that is expressed as a percentage of the executive’s base salary (i.e., "target bonus"). The target bonus incentivizes our named executive officers to achieve outstanding performance in key Company financial and operational metrics set by our Compensation Committee and derived from goals established by our Board in its strategic planning for Colfax's operational and financial performance. The performance metrics established by the Compensation Committee for business leaders reflect both Company-wide goals and business-specific performance targets. The performance measures and specific financial and operational metrics used, which are discussed below in greater detail, are set at the beginning of each year. Actual bonus amounts are determined following the end of the performance year and are based on performance relative to the pre-established goals.

Under our Annual Incentive Plan, executives can achieve a payout percentage of their target bonus ranging from threshold to maximum, with 100% target goal achievement resulting in 100% payout of the individual's target bonus for that performance metric. The payout percentage is based on the extent to which objective pre-established financial and operational performance goals are achieved, subject to an overall adjustment upward (by up to 50%) or down to zero based on individual achievement as measured by an individual performance factor. The formulas below demonstrate how these calculations are made:

Annual Incentive Plan Payout Formula for Messrs. Trerotola, Simms, Brannan and Pryor

Base Salary x Target Bonus Percentage x Corporate Payout Percentage x Individual Performance Factor

Annual Incentive Plan Payout Formula For Messrs. Kiefaber and Mayhorn

Base Salary x Target Bonus Percentage x [(Business Payout Percentage * .70) + (Corporate Payout Percentage *.30)] x Individual Performance Factor

Target Bonus. Annual Incentive Plan target bonuses as a percentage of base salary were initially based on amounts agreed to at the time of hire and are annually reviewed and set by the Compensation Committee with particular attention given to our continued growth, and also calibrated with the Compensation Committee's competitive marketplace review. For 2015, the Compensation Committee set a target bonus percentage of base salary in the following amounts:

NEO	2015 AIP Target
Trerotola	120%
Simms	125%
Brannan	75%
Pryor	75%
Kiefaber	85%
Mayhorn	65%

Financial and Operational Metrics. For corporate executives, financial targets based on sales, EBIT, working capital turns, and EPS constituted all of the potential payout factors under our Annual Incentive Plan before the individual performance factor was applied (as discussed further below under "Elements of our Executive Compensation Program— Annual Incentive Plan"). For Messrs. Kiefaber, and Mayhorn, corporate measures constituted 30% of the potential operational payout factor with business goals constituting 70% of the total target, which is intended to drive accountability for business operational results. The Annual Incentive Plan is formulaic in nature and neither the Board, the Compensation Committee nor any executive is able to exercise any upward discretion with respect to the payout levels of each performance metric once established by the Compensation Committee. The financial and operational performance goals applied and the weightings of these metrics was as follows:

Measure	Corporate	ESAB (Kiefaber)*	CFH (Mayhorn)*
Sales (as adjusted)[1]	25%	25%	30%
EBIT (as adjusted) [2]	30%	45%	35%
Working Capital Turns (as adjusted)[3]	30%	30%	35%
Adjusted EPS[4]	15%	N/A	N/A

1. Sales is adjusted to exclude 2015 acquisitions, except as noted below.
2. EBIT is adjusted to remove the impact of 2015 acquisitions (except as noted below), restructuring costs, asset impairment, goodwill impairment, legacy legal and asbestos trend/coverage percentage adjustments, costs related to acquisitions, and the impact of foreign currency exchange gains or losses arising from the initial recognition of a highly inflationary currency.
3. Working capital turns is adjusted to exclude 2015 acquisitions (except as noted below).
4. Adjusted EPS is defined as net income adjusted for the after-tax impact of discontinued operations, the cumulative effect of accounting changes, restructuring costs, asset impairment, goodwill impairment, legacy legal and asbestos trend/coverage percentage adjustments, costs related to acquisitions, and as adjusted for the impact of foreign currency exchange gains or losses arising from the initial recognition of a highly inflationary currency and early extinguishment of debt costs.
* For Messrs. Kiefaber and Mayhorn, the respective business unit metrics above constituted 70% of their potential Annual Incentive
Plan performance payout, in aggregate, and the corporate metrics constituted 30% of the potential payout.

The Compensation Committee selected these weightings when it established the goals for the year based on the results of our Board’s strategic planning process and corporate budget. For all named executive officers, the "target goals" (the level of performance necessary to achieve the target bonus payout) established by the Compensation Committee under these metrics represented Board-approved operational and financial goals for 2015 and were set to represent significant progress in each category toward the achievement of the Company’s long-term growth objectives and to align with the Board-approved corporate budget. For 2015, the Compensation Committee permitted the adjustment of target goals for business and corporate metrics to account for the inclusion of 2015 acquisitions, but only to the extent (i) such adjustment conformed with internal budgeting at the time of such adjustment and (ii) adjustments were only made to increase the financial targets for any of sales, adjusted EBIT, or for corporate metrics, adjusted EPS. Adjustments were not permitted to working capital turns or to lower targets.

Metric achievement levels are assigned a payout percentage relative to target set on a graduated scale that increases non-linearly from the threshold performance goal through a capped maximum performance goal with 100% target goal achievement resulting in 100% payout of the individual's target bonus for that performance metric. The payout scale used a factor that "squares" the metric performance achievement level to determine the payout percentage, such that under-performance has a punitive impact on the payout percentage and exceptional performance above target is rewarded through an increase in the payout percentage. For 2015, threshold goals (the level of performance necessary to achieve any bonus payout) were set at 90% of target for sales and 80% of target for EBIT, adjusted EPS, and working capital turns. As seen in the tables below, results not meeting these thresholds result in a 0% payout percentage for that metric. Payouts increase significantly from 100% to the maximum goals. The

Compensation Committee sets threshold, target, and maximum goals based upon its collective experience and business judgment to proportionately reward the named executive officers for achievements in each of the key metrics.

The 2015 corporate performance goals and actual achievement for each of the named executive officers are set forth below:

Measure (weighting)	Target Goal	Threshold Goal	Threshold Payment	Maximum Goal	Maximum Payment	Actual Result	Payout Percentage	Net Payout Percentage based on weighting
Sales (as adjusted) (25%)	$4.214 billion	$3.792 billion	20%	$5.478 billion	169%	$3.919 billion	86.5%	21%
EBIT (as adjusted) (30%)	$462.6 million	$370.1 million	12%	$601.4 million	169%	$374.6 million	65.6%	20%
Working Capital Turns (as adjusted) (30%)	6.6	5.5	12%	7.6	169%	5.4	0%	0%
Adjusted EPS (15%)	$2.06/share	$1.65/share	12%	$2.68/share	169%	$1.76/share	73.6%	11%
								52%

The tables below summarize the 2015 achievement of business goals for Messrs. Kiefaber and Mayhorn, which aggregated with the corporate goal results as shown above determine their Annual Incentive Plan financial and operational performance factor:

Measure	ESAB*	CFH*
Sales (as adjusted)	92%	95%
EBIT (as adjusted)	0%	0%
Working Capital Turns (as adjusted)	0%	100%
Business Achievement	21%	62%

* For Messrs. Kiefaber and Mayhorn, the respective business unit metrics constituted 70% of their potential Annual Incentive Plan performance payout, in aggregate, and the corporate metrics constituted 30% of the potential payout.

We do not disclose the specific target goals or achievement for sales (as adjusted), EBIT (as adjusted) or working capital turns (as adjusted) applicable to our business segments as they are highly confidential to our businesses. We believe that disclosure of these targets and results would be competitively harmful to us, as it would provide our competitors with strategic information specific to certain businesses, thus providing our competitors in these businesses insight into our plans and projections for such businesses. As evidenced by our performance this year, these target levels are designed to be difficult to accomplish and are not certain to be met.

Individual Performance Factor. In addition to the target bonus percentages and financial and operational metrics discussed above, the third and final factor under our Annual Incentive Plan is the individual performance factor. This is a multiplier that ranges from 1.0 to 1.5, or lower at the discretion of the Compensation Committee, based on individual performance, embodiment of our Company's core values, and achievement of key performance indicators (KPIs) set in advance for each executive by our Chief Executive Officer, or, for our Chief Executive Officer, by the Board. The individual performance factor and KPIs set thereunder are included as part of the Annual Incentive Plan so that non-financial Company objectives over which the executive has primary control are factored in as part of the individual’s total annual bonus for the year. We do not view the individual performance factor as material to an understanding of this portion of our Annual Incentive Plan.

For 2015, Mr. Trerotola's CEO Employment Agreement provided that his annual bonus could not have been less than 100% of his target bonus, pro-rated based on the number of days he served as Chief Executive Officer during the 2015 fiscal year.

The actual bonus award paid to each named executive officer under the Annual Incentive Plan in 2015 is set forth in the "Non-Equity Incentive Plan Compensation" column of the Summary Compensation Table below on page 30.

Long-Term Incentives. The goal of our long-term incentive plan is to align the rewards of executives with the interests of stockholders by encouraging sustained long-term improvement in operational and financial performance and increase in stockholder value. Long-term incentives also serve as retention instruments and provide equity-building opportunities for executives. We grant recruitment or promotional awards primarily when we hire or promote an executive, as was done in connection with the hiring of Mr. Trerotola as described above under "2015 CEO Succession," or to recognize special achievements or address competitive considerations. Special equity grants awarded in addition to the annual grants described below are discussed under "2015 Special Grants."

Annual Grants under Omnibus Incentive Plan. For the 2015 annual grants we augmented the traditional annual long-term incentive award for key line executives in recognition of their leadership during a transformative period for the Company and to provide a further retentive link. This augmentation consisted of increasing the 2015 annual award for certain executives, including Messrs. Pryor, Kiefaber, and Mayhorn, by the estimated amount of the annual award for 2016, while adjusting the vesting provisions for the option portion of such awards from vesting over three years following the grant date to vesting over a five year period beginning on the third anniversary of the grant date. Recipients of these augmented 2015 annual grants were then not eligible to receive an annual grant in February 2016. The Compensation Committee determined these award levels by establishing a targeted aggregate long-term incentive value for each executive as set forth below, using its collective experience and reasoned business judgment in conjunction with perspective provided by competitive compensation data. Accordingly, on February 18, 2015, the Compensation Committee granted stock options and PRSUs under the 2008 Omnibus Incentive Plan, as amended, with a target aggregate value as set forth in the table below:

Annual Grant Recipient	Target Value - 2015 Allocation ($)	Target Value - Future Period Allocation ($)	Total Aggregate Value of Grant ($)
Mr. Pryor	1,600,000	1,600,000	3,200,000
Mr. Kiefaber	1,600,000	1,600,000	3,200,000
Mr. Mayhorn	900,000	900,000	1,800,000

Each received 50% of his award in the form of stock options and 50% of the award in the form of PRSUs in accordance with the formula approved by our Compensation Committee. Any shares underlying PRSU awards that are earned upon conclusion of the performance period will vest in two equal installments on the fourth and fifth anniversaries of the grant date. The PRSUs granted in February 2015 will be earned, if at all, if the Company's cumulative adjusted earnings per share results for any four consecutive fiscal quarters beginning in 2015 and ending in 2018 equals or exceeds $2.42.

Mr. Trerotola received a long-term incentive grant upon his hire, as detailed above under "2015 CEO Succession," which was designed to represent his annual long-term incentive awards through the following three full years from his appointment as our President and Chief Executive Officer. Mr. Simms did not receive an annual long-term incentive grant in 2015 as a result of the prior grant of a long-term equity incentive award structured over a three-year performance period. Mr. Brannan received a cash award in lieu of a long-term incentive award for 2015.

Executive Transitions During 2015. Mr. Simms retired from Colfax in connection with his resignation as President and Chief Executive Officer upon the appointment of Mr. Trerotola. On July 23, 2015 we entered into a consulting agreement with

Mr. Simms that ended on December 31, 2015. Under the consulting agreement, Mr. Simms received a monthly consulting fee of $25,000 and employer premiums paid by the Company for 18 months of elected COBRA coverage from July 24, 2015 under the Company’s medical insurance programs. Further, concurrent with his resignation the Compensation Committee approved an amendment to the option awards made to Mr. Simms on April 28, 2014. This amendment provided for the accelerated vesting of 66,982 shares subject to this option award, constituting one-third of his April 28, 2014 option grant. These options and prior vested option grants remain exercisable for their term pursuant to Mr. Simms' employment agreement, as amended. The additional financial accounting expense of this modification and amounts paid during 2015 under the consulting agreement are included in the "All Other Compensation" column of the Summary Compensation Table. The remaining options and PRSU awards held by Mr. Simms at the time of his resignation, as well as his 2015 bonus opportunity, were forfeited pursuant to the terms of his employment agreement.

Mr. Kiefaber's retirement from Colfax was announced on November 17, 2015 and we entered into a consulting agreement with him at that time having a term from January 1, 2016 through February 26, 2016. He continued to serve as ESAB's President & CEO and as an Executive Vice President of Colfax and was compensated under his employment agreement, as amended, through December 31, 2015 and was then paid a fee of $20,000 per month for each of January and February 2016. Mr. Kiefaber was also entitled to certain additional payments after his employment ended and to the pro-rata vesting of equity awards as of the date of termination of service pursuant to his employment agreement, as amended. These amounts are included in the "All Other Compensation" column of the Summary Compensation Table.

Other Elements of Compensation. The Company does not maintain a pension plan and instead makes matching contributions to a tax-qualified 401(k) plan and the Colfax Corporation Excess Benefit Plan. We established the Excess Benefit Plan, which provides participants the opportunity to defer a percentage of their compensation without regard to the compensation limits imposed by the Internal Revenue Code under our 401(k) plan, to allow our senior-level executives to contribute toward retirement on a tax-effective basis in a manner that is consistent with other Colfax employees who are not limited by the Internal Revenue Code limits. For additional details concerning the Excess Benefit Plan, please see the Non-Qualified Deferred Compensation Table and the accompanying narrative disclosure.
Aside from the benefits provided to Mr. Trerotola upon his hire, we provide minimal perquisites including benefits provided in non-U.S. locations in accordance with local practice.

Other Aspects of Our Executive Compensation Program

Employment Agreements. Messrs. Trerotola, Brannan and Pryor are party to the same form of employment agreement. These agreements provide for a two-year initial term, or in the case of Mr. Trerotola's CEO Employment Agreement, a three-year initial term, with automatic one-year term extensions thereafter, unless our Board or the executive provides written notice in advance to terminate the automatic extension provision. Each officer’s base salary may not be reduced below the amount previously in effect without the written agreement of the executive. In addition, as set forth in their current employment agreements each of Messrs. Trerotola, Brannan, and Pryor are entitled to participate in our Annual Incentive Plan with a target bonus amount no less than 120%, 50%, and 50% , respectively, of his base salary then in effect. The employment agreements with our executive officers provide that change in control benefits are provided only if a termination for "good reason" or other than for "cause" occurs within two years following the change in control.

Mr. Mayhorn is subject to our Executive Officer Severance Plan, which provides for severance benefits commensurate with those provided in our form of employment agreement. No change in control benefits are provided. Mr. Mayhorn is the only named executive officer subject to this plan.

Additional details regarding the material terms of these employment agreements are summarized under "Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table—Employment Agreements" and "Potential Payments Upon Termination or Change in Control" and a summary of the materials terms and eligibility requirements for the Executive Officer Severance Plan is provided under "Potential Payments Upon Termination or Change in Control".

 Stock Ownership Policy. Our stock ownership policy further aligns the long-term financial interests of Company executives with those of our stockholders while also serving as a risk mitigation tool. Each executive at a vice president level or higher is expected to accumulate shares of our common stock or other qualifying forms of equity having the value described below within five years of becoming an executive subject to the policy. Vested equity awards, less shares withheld or sold for tax withholding obligations, must be held until the ownership requirement is met. The ownership value thresholds are as follows:

Leadership Position	Value of Shares
President and CEO	6x base salary
EVP/SVP	3x base salary
VP	1x base salary

All of the Company's named executive officers other than Messrs. Trerotola and Mayhorn, who joined us during 2015 and 2014 respectively, have achieved these ownership targets as of the date of this Proxy Statement.

Hedging Ban. Any director, officer or employee of the Company is prohibited from engaging in short sales, transactions in derivative securities (including put and call options), or other forms of hedging and monetization transactions, such as zero-cost collars, equity swaps, exchange funds and forward sale contracts, that allow the holder to limit or eliminate the risk of a decrease in the value of the Company’s securities.

Pledging Policy. Our Board has adopted a policy that prohibits any director or executive officer from pledging as security under any obligation any shares of Colfax common stock that he or she directly or indirectly owns and controls (other than shares already pledged as of February 17, 2014). Any shares of Colfax common stock that were pledged prior to February 17, 2014 do not count toward our stock ownership requirements.

Clawback Policy. The Compensation Committee has adopted a clawback policy applicable to our executive officers. Under the policy, in the event the Company is required to restate its financial results due to material non-compliance with any financial reporting requirement under the securities laws as generally applied, the Board will review all bonus payments made, including all bonus payments under our annual incentive plan, and all performance-based equity compensation that was earned or vested on the basis of having met or exceeded financial results during the three years prior to the date that the Company determines such restatement is required.

If the Board determines that such payments or the amount of awards earned/vested would have been lower had they been determined or calculated based on such restated results, the Board will, to the extent permitted by governing law, seek to recoup for the benefit of the Company the value of such payments made to and/or equity awards earned by executive officers. The Board maintains discretion, to the extent permitted under applicable law, not to seek such recoupments if the Board determines, in the exercise of its fiduciary duties, that under the specific circumstances it would not be appropriate to seek to recover such amounts. The Company may effect such recoupment by requiring executive officers to pay such amount(s) to the Company, by set-off, by reducing future compensation, or by such other means or combination of means as the Board determines to be appropriate.

Role of Compensation Consultants and Peer Data Review. During 2015, our Compensation Committee obtained perspective from competitive data reviewed by Cook & Co., the independent advisor to the Compensation Committee on matters of executive compensation. In July 2013, the Compensation Committee considered a list of peer companies recommended by Cook & Co. to align with the peers used by financial analysts and governance advisors covering Colfax and to better reflect our growth trajectory, revenue, market capitalization and overall scope and nature of operations since the Charter Acquisition, which list continued to be used a reference point by the Compensation Committee during 2015. The list approved by the Compensation Committee at its July 2013 meeting is as follows: Ametek Inc., Crane Co., Dover Corporation, Dresser-Rand Group Inc., Eaton Corporation plc, Flowserve Corporation, IDEX Corporation, Illinois Tool Works Inc., Joy Global Inc., Kennametal Inc., Lincoln Electric Holdings, Inc., Pentair, Ltd., Rockwell Automation, Roper Industries, Inc., Snap-on Incorporated, SPX Corporation, The Timken Company, Valmont Industries, Inc., and Xylem Inc. While competitive review data drawn from this group is not used to "benchmark" the amount of compensation paid to the named executive officers (or to our executives in general), the information was utilized by the Compensation Committee as one of many reference points to assist in its compensation decisions.
Independence of Compensation Consultant. At a meeting in March 2016, the Compensation Committee considered the independence of Cook & Co. in light of the SEC rules regarding conflicts of interest involving compensation consultants and NYSE listing standards regarding compensation consultant independence. The Compensation Committee requested and received letters from Cook & Co. addressing conflicts of interest and independence, including specific factors enumerated in both relevant SEC rules and NYSE listing standards. The Compensation Committee discussed and considered these factors, and other factors it deemed relevant, and concluded that Cook & Co. is independent and that its work during 2015 did not raise any conflict of interest.
CEO Recommendations. During 2015 Mr. Simms and, following his appointment, Mr. Trerotola, provided recommendations to the Compensation Committee with respect to the compensation levels for our executive officers, other than for themselves. These recommendations were based on their assessment of the executive officer's relative experience, overall performance, and impact on the achievement of our financial and operational goals and strategic objectives, combined with perspective from the competitive review data. While the Compensation Committee took these recommendations under advisement, it independently evaluated the pay recommendations for each executive officer and made all final compensation decisions in accordance with its responsibilities as set forth in the Compensation Committee Charter.
Equity Grant Practice. The Compensation Committee has the authority to grant equity awards. The Company does not time the grant of equity awards around material, non-public information. Grant dates are determined either as of the date of Compensation Committee approval or on the date of a specific event, such as the date of hire or promotion, for certain executive officers. The target grant value is translated into a number of shares underlying each grant using a valuation formula that incorporates a 15-day average closing price preceding the date of Compensation Committee approval, to avoid the potential volatility impact of using a single-day closing price. Grants of equity awards (other than to newly-appointed directors or newly-hired or promoted associates) are expected to be made annually by the Compensation Committee during "open-window" periods, which are the periods when officers and directors are not expressly prohibited from trading in shares of our common stock by our applicable policies. Equity awards to newly-appointed directors, and to newly-hired or promoted associates, are expected to be made during an "open–window" period whenever possible, and, for newly-hired or promoted associates, are reviewed and approved at a regularly scheduled meeting of the Compensation Committee and made effective as of that date or as of the first date during the next "open-window" period.

The Compensation Committee has authorized the delegation of authority to our Chief Executive Officer for grants of equity awards to associates that are non-executive officers. The aggregate grant value of such equity awards may not exceed one-third of the total grant value of equity awards made during the fiscal year period, are subject to further restrictions on individual size, and are made pursuant to the terms of award agreement forms previously approved by the Board or the Compensation Committee. The effective grant date of these awards is the first day of the month following such review and approval by the CEO (and following the start date for any newly hired associates) or at a regularly scheduled Compensation Committee following such approval, subject to the "open-window" restrictions noted above. The Compensation Committee receives a report of any grants made pursuant to this delegated authority at each regularly scheduled meeting.

Rule 10b5-1 Trading Plans by Executive Officers. Certain of our executive officers have adopted written stock trading plans in accordance with Rule 10b5-1 under the Exchange Act and our own Policy on Insider Trading and Compliance. A Rule 10b5-1 Trading Plan is a written document that pre-establishes the amount (or ratio), prices, and dates (or range of possible dates) of future purchase or sales of our common stock. These plans are entered into during an open window period under our Policy on Insider Trading and Compliance. To date, named executive officers Messrs. Simms, Kiefaber and Brannan and other executive officers have entered into such plans solely to sell the percentage of vested shares necessary to satisfy applicable tax withholding obligations upon the vesting and delivery of performance-based restricted stock units.

Effect of Accounting and Tax Treatment on Compensation Decisions. Section 162(m) of the Internal Revenue Code imposes a limit on the amount of compensation that we may deduct in any one year with respect to certain "covered employees," unless certain specific and detailed criteria are satisfied. Performance-based compensation, as defined in the Internal Revenue Code, is fully deductible if the programs are approved by stockholders and meet other requirements. Following stockholder approval at our 2012 Annual Meeting of Stockholders of the material terms for payment of performance-based compensation under our 2008 Omnibus Incentive Plan, as amended, subsequent grants of stock options and performance-based equity awards were designed in a manner intended to qualify as performance-based for purposes of satisfying the conditions of Section 162(m). Also, bonuses awarded pursuant to our Annual Incentive Plan were also designed in a manner intended to qualify as "performance-based" for the purposes of Section 162(m). However, we seek to maintain flexibility in compensating our executives, and, as a result, the Board has not adopted a policy requiring that all compensation be deductible. Our Compensation Committee assesses the impact of Section 162(m) on our compensation practices and determines what further action, if any, is appropriate, and may administer these plans (and any successor plans) in a manner that does not satisfy the requirements of Section 162(m) in order to achieve a result that the Compensation Committee determines to be appropriate. In addition, the rules and regulations promulgated under Section 162(m) are complicated and subject to change, possibly with retroactive effect, and a number of requirements must be met in order for particular awards to qualify for tax-deduction. As such, there can be no assurance that any compensation awarded or paid will be fully tax deductible.

COMPENSATION COMMITTEE REPORT

The Compensation Committee participated in the preparation of the Compensation Discussion and Analysis, reviewing successive drafts and discussing the drafts with management. Based on its review and discussions with management, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s 2016 Proxy Statement and in the Company’s Annual Report on Form 10-K for 2015 by reference to the Proxy Statement.

Compensation Committee of the Board of Directors

Rhonda L. Jordan, Compensation Committee Chair
Thomas Gayner
Rajiv Vinnakota

EXECUTIVE COMPENSATION

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus($) (1)	Stock Awards ($) (2)	Option Awards ($) (3)	Non-Equity Incentive Plan Compensation ($) (4)	All Other Compensation ($) (5)	Total ($)
Matthew L. Trerotola	2015	426,923	1,000,000	8,250,021	6,479,358	766,000	642,383	17,564,685
President and Chief Executive Officer

Steven E. Simms	2015	605,050	—	—	—	—	577,473	1,182,523
Former President and Chief Executive Officer	2014	1,014,600	—	6,016,575	4,714,862	889,836	49,100	12,684,973
	2013	979,231	—	—	—	1,467,000	64,827	2,511,058

C. Scott Brannan	2015	450,000	150,000	—	—	234,000	53,369	887,369
Senior Vice President, Finance and Chief Financial Officer	2014	408,786	—	—	340,823	286,000	42,097	1,077,706
	2013	388,772	—	224,981	209,562	296,000	34,408	1,153,723

Daniel A. Pryor	2015	509,231	—	2,573,029	2,642,135	241,000	48,554	6,013,949
Executive Vice President, Strategy and Business Development	2014	486,537	—	—	—	300,000	50,312	836,849
	2013	457,688	—	1,418,300	3,463,678	352,000	44,891	5,736,557

Clay H. Kiefaber	2015	650,000	—	1,810,972	1,842,136	—	1,634,227	5,937,335
Executive Vice President and Chief Executive Officer, ESAB Global (through 12/31/2015)	2014	652,500	—	1,100,027	838,218	525,000	76,637	3,192,382
	2013	621,154	—	900,004	851,963	532,100	110,346	3,015,567

Darryl Mayhorn	2015	469,231	125,000	1,637,823	1,686,190	237,000	314,874	4,470,118
Senior Vice President and President, Colfax Fluid Handling	2014	199,038	125,000	414,041	296,954	237,000	15,600	1,287,633

_____________________________________

(1)
For Mr. Trerotola, the amount represents the first installment payment of his cash signing bonus. See "2015 CEO Succession" above on pages 16-17 of this Proxy Statement within the Compensation Discussion and Analysis. For Mr. Brannan, the amount represents a bonus paid in lieu of a long-term incentive award for 2015. For Mr. Mayhorn, the amount represents the two annual installments of his cash signing bonus as negotiated upon his hire in 2014.

(2)
Amounts represent the aggregate grant date fair value of grants made to each named executive officer, as computed in accordance with FASB ASC Topic 718. See Note 11 to our consolidated financial statements for the year ended December 31, 2015, included in our Annual Report on Form 10-K filed with the SEC on February 16, 2016. Amounts reflect the grant date fair values for awards of PRSUs, and, for Messrs. Trerotola and Mayhorn, PRSUs and RSUs, which were based upon the maximum achievement levels for these awards. For these grants the number of PRSUs or RSUs granted to each executive was determined by dividing 50% of the executive's target aggregate long-term incentive value by a 15-day average closing price preceding the date of Compensation Committee approval, to avoid the potential volatility impact of using a single-day closing price. See "Elements of our Executive Compensation Program — Long Term Incentives" above on page 25 of this Proxy Statement within the Compensation Discussion and Analysis.

(3)
Amounts represent the aggregate grant date fair value of grants made to each named executive officer, as computed in accordance with FASB ASC Topic 718. See Note 11 to our consolidated financial statements for the year ended December 31, 2015, included in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 16, 2016. For these grants the number of options granted to each executive was determined by dividing 50% of the executive's target aggregate long-term incentive value by 40% of a 15-day average closing price preceding the date of Compensation Committee approval, to avoid the potential volatility impact of using a single-day closing price. The target grant date value used by the Committee for awarding options is different than the Black Scholes-based option value reported in the Summary Compensation Table, because the

Compensation Committee does not use the Black Scholes methodology to value options for purposes of converting the target grant date value into the number of awarded options, The exercise price for stock option awards equals the closing price of our common stock on the date of grant. See "Elements of our Executive Compensation Program — Long Term Incentives" above on page 25 of this Proxy Statement within the Compensation Discussion and Analysis.

(4)
Amounts represent the payouts pursuant to our Annual Incentive Plan. For a discussion of the performance metrics on which the Annual Incentive Plan was based, including the weighting for each performance metric and the actual percentage achievement of the financial performance targets, see the "Elements of our Executive Compensation Program — Annual Incentive Plan " discussion in our Compensation Discussion and Analysis.

(5)	Amounts set forth in this column for 2015 consist of the following:

Name	Company 401(k)/Deferred Compensation Plan Match and Contribution ($)(a)	Auto Allowance ($)(b)	Legal Services ($)(c)	Aircraft Usage ($)(d)	Reimbursement of Former Employer ($)(e)	Relocation ($)(f)	Total ($)
Mr. Trerotola	5,300	11,287	37,509	88,287	500,000	—	642,383
Mr. Brannan	53,369	—	—	—	—	—	53,369
Mr. Pryor	48,554	—	—	—	—	—	48,554
Mr. Mayhorn	64,874	—	—	—	—	250,000	314,874

Name	Company 401(k)/Deferred Compensation Plan Match and Contribution ($)(a)	Severance ($)(g)	Consulting Payments ($)(h)				Total ($)
Mr. Simms	29,844	409,260	138,369		—	—	577,473
Mr. Kiefaber	71,760	1,562,467	—		—	—	1,634,227
_____________

(a)
Amounts represent the aggregate Company match and Company contribution made by Colfax during 2015 to such officer’s 401(k) plan account and Excess Benefit Plan (nonqualified deferred compensation) account. See the Nonqualified Deferred Compensation Table and accompanying narrative for additional information on the Excess Benefit Plan.

(b)	Amount represents Company expenses for personal car service usage and Mr. Trerotola's car allowance usage as reimbursed by the Company during 2015.

(c)	Amount represents amounts reimbursed pursuant to the CEO Employment Agreement for negotiation of his new hire compensation arrangements and agreement.

(d)
Amount represents Company expenses incurred for private plane usage in 2015. The Company is billed directly for the charter flight services used for Mr. Trerotola's personal travel. The imputed income to Mr. Trerotola for these flights as calculated under the tax rules was $10,682 in 2015, based on the SIFL rates promulgated by the Internal Revenue Service.

(e)	Amount represents reimbursement made to DuPont pursuant to the CEO Employment Agreement for certain amounts owed by Mr. Trerotola.

(f)	Amount represents relocation expenses reimbursed by the Company pursuant to a transition-related inducement for his hire in July 2014.

(g)
For Mr. Simms, the amount represents the Company's expense related to the accelerated vesting of 66,982 shares subject to options. For Mr. Kiefaber, (i) $1,291,038 represents a lump sum payment equal to one time his base salary and his target annual incentive compensation for 2015, pursuant to Section 4 of his employment agreement, as amended, (ii) $170,850 represents lump sum payment equal to his annual incentive compensation for 2015, pursuant to Section 4 of his employment agreement, as amended and (iii) $100,579 represents the Company's expense related to the pro rata delivery of unvested options and restricted stock units pursuant to his employment agreement, as amended, for the service period under his Consulting Agreement from January 1, 2016 to February 26, 2016. See "Elements of our Executive Compensation Program — Executive Transitions During 2015" on pages 25-26 above.

(h)
Amount represents $131,452 in consulting fees paid during the term of his Consulting Agreement and $6,917 in COBRA payments during 2015. See "Elements of our Executive Compensation Program — Executive Transitions During 2015" on pages 25-26 above.

Grants of Plan-Based Awards for 2015
The following table sets forth information with respect to grants of plan-based awards to our named executive officers during 2015:

			Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)			All Other Stock Awards: Number of Shares of Stock or Units	All Other Option Awards: Number of Securities	Exercise or Base Price of	Grant Date Fair Value of Stock and
Name	Award Type	Grant Date	Thres- hold ($)	Target ($)	Maxi- mum ($)	Thres- hold (#)	Target (#)	Maxi- mum (#)	Underlying Shares (#)(3)	Underlying Options (#)(4)	Option Awards ($/Sh)	Option Awards ($)(5)
Matthew L. Trerotola	Annual Incentive Plan	—		529,315	1,341,814
	PRSUs	7/24/2015				—	113,809	—				4,500,008
	RSUs	7/24/2015							94,841			3,750,013
	Stock Options	7/24/2015								538,600	39.54	6,479,358

Steven E. Simms (6)	Annual Incentive Plan	—	818,400	1,278,750	3,241,631
	Stock Options	7/23/2015								66,982	70.38	409,260

C. Scott Brannan	Annual Incentive Plan	—	216,000	337,500	963,934

Daniel A. Pryor	Annual Incentive Plan	—	247,040	386,000	978,510
	PRSUs	2/16/2015				—	34,813	—				1,810,972
	Stock Options	2/16/2015								118,010	52.02	1,842,136
	PRSUs	11/16/2015				—	28,746	—				762,056
	Stock Options	11/16/2015								114,613	26.51	799,999

Clay H. Kiefaber	Annual Incentive Plan	—	364,480	569,500	1,443,683
	PRSUs	2/16/2015				—	34,813	—				1,810,972
	Stock Options	2/16/2015								118,010	52.02	1,842,136

Darryl Mayhorn	Annual Incentive Plan	—	193,280	302,000	765,570
	PRSUs	2/16/2015				—	19,582	—				1,018,656
	Stock Options	2/16/2015								66,380	52.02	1,036,192
	PRSUs	11/16/2015				—	23,356	—				619,168
	Stock Options	11/16/2015								93,123	26.51	649,999
_____________________________________

(1)
Amounts represent the possible payouts under our Annual Incentive Plan. Threshold estimated possible payouts incorporate a 0.5 individual performance factor, target estimated possible payouts incorporate a 1.0 individual performance factor and maximum estimated possible payouts incorporate a 1.5 individual performance factor. For a discussion of the performance metrics and actual results and payouts under the plan for fiscal 2015 see the Compensation Discussion and Analysis and the "Non-Equity Incentive Plan Compensation" column of the Summary Compensation Table above, respectively. For Mr. Trerotola, amounts reflect proration from his hire date. For Messrs. Simms and Kiefaber, amounts represent estimated possible payments prior to their retirement. Mr. Simms did not receive any payment under the Annual Incentive Plan for 2015 as a result of his retirement. Mr. Kiefaber received a lump sum payment equal to his annual incentive compensation for 2015, pursuant to Section 4 of his employment agreement, as amended.

(2)
Amounts represent potential shares issued under performance-based share awards. The PRSUs may be earned at the end of the performance period upon certification by the Compensation Committee that the performance metric had been met. Earned awards are then subject to an additional service-based vesting period, pursuant to which vesting occurs in equal amounts on the fourth and fifth anniversaries of the grant date pending continued service with the Company.

(3)	For Mr. Trerotola, amounts represent the restricted stock award portion of his signing bonus, which vests in three equal installments that began on December 31, 2015.

(4)
For Mr. Trerotola's grants and the grants made on February 16, 2015 to Messrs. Pryor and Mayhorn, amounts represent stock option awards that vest ratably over three years, beginning on the third anniversary of the grant date, based on continued service. For the November 16, 2015 grants to Messrs. Pryor and Mayhorn, amounts represent stock option awards that vest ratably over three years, beginning on the first anniversary of the grant date, based on continued service.

(5)
The amounts shown in this column represent the full grant date fair value of grants made to each named executive officer other than Mr. Simms, as computed in accordance with FASB ASC Topic 718. PRSUs are valued based upon the probable outcome of the performance conditions associated with these awards as of the grant date and such calculation is consistent with the estimate of aggregate compensation cost recognized over the service period determined as of the grant date under FASB ASC Topic 718, excluding the effect of estimated forfeitures.

(6)
For Mr. Simms' July 23, 2015 grant, this reflects a material modification via the accelerated vesting of 66,982 shares subject to options from 2014 option award granted in the prior fiscal year period in connection with his retirement. Mr. Simms did not receive a bonus payment for 2015 due to his retirement. See "Elements of our Executive Compensation Program — Executive Transitions During 2015" on pages 25-26 above.

Outstanding Equity Awards at 2015 Fiscal Year-End

The following table shows, as of December 31, 2015, the number of outstanding stock options, performance-based restricted stock awards and, for Messrs. Trerotola and Mayhorn, restricted stock awards held by the named executive officers:

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date(1)	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(4)	Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(5)
Matthew L. Trerotola	—	538,600	39.54	7/23/2022
					63,228	1,476,374	—	—
					—	—	113,809	2,657,440

Steven E. Simms	364,286	—	31.98	4/21/2019
	350,000	—	31.98	4/21/2019
	66,982	—	70.38	4/27/2021

C. Scott Brannan	59,713	—	15.70	10/17/2017
	17,226	—	21.77	2/23/2018
	15,801	—	35.60	2/22/2019
	8,876	4,438	42.25	2/17/2020
	7,835	15,670	51.17	11/30/2021
					15,090	352,351	—	—

Daniel A. Pryor	53,333	—	18.75	1/2/2018
	17,226	—	21.77	2/23/2018
	18,785	—	35.60	2/22/2019
	15,779	7,890	42.25	2/17/2020
	—	144,648	52.79	7/28/2020
	—	118,010	52.02	2/15/2022
	—	114,613	26.51	11/15/2022
					39,716	927,369	—	—
					—	—	63,559	1,484,103

Clay H. Kiefaber (6)	63,202	—	35.60	2/22/2019
	53,245	—	42.25	2/17/2020
	12,019	24,039	68.23	2/16/2021
	—	118,010	52.02	2/15/2022
					61,061	1,425,774	—	—
					—	—	49,236	1,149,661

Darryl Mayhorn	—	14,870	69.61	7/23/2021
	—	66,380	52.02	2/15/2022
	—	93,123	26.51	11/15/2022
					4,588	107,130	—	—
					—	—	44,298	1,034,358

 _____________________________________

(1)
The vesting date of unvested stock option awards is set forth beside each option expiration date in the following chart. Note that the vesting date provided reflects when the options fully vest. Other than for all options granted to Mr. Simms, to Mr. Pryor on July 29, 2013, and to Messrs. Pryor, Kiefaber and Mayhorn on February 16, 2015, stock option awards vest ratably over three years beginning on the first anniversary of the grant date. For Mr. Pryor, his options granted on July 29, 2013 vest in equal amounts on the fourth and fifth anniversaries of the grant date. For the options granted on February 16, 2015 and July 24, 2015, the options vest in equal amounts on the third, fourth and fifth anniversaries of the grant date.

Option Grant Date	Option Expiration Date	Option Full Vesting Date (options vest over three year period except as noted below )
10/18/2010	10/17/2017	10/18/2013
1/3/2011	1/2/2018	1/3/2014
2/24/2011	2/23/2018	2/24/2014
2/23/2012	2/22/2019	2/23/2015
2/18/2013	2/17/2020	2/18/2016
7/29/2013	7/28/2020	7/29/2018^
2/17/2014	2/16/2021	2/17/2017
7/24/2014	7/23/2021	7/24/2019
12/1/2014	11/30/2021	12/1/2017
2/16/2015	2/15/2022	2/16/2020*
7/24/2015	7/23/2022	7/24/2020*
11/16/2015	11/15/2022	11/16/2018
^ Options granted to Mr. Pryor on July 29, 2013 vest in equal amounts on the fourth and fifth anniversaries of the grant date
* Options granted on February 16, 2015 to Messrs. Pryor and Mayhorn and to Mr. Trerotola on July 24, 2015 vest in equal amounts on third, fourth and fifth anniversaries of the grant date.

(2)
For all named executive officers other than Messrs. Trerotola and Mayhorn, these amounts reflect PRSUs that were earned upon certification by the Compensation Committee that the performance metric for these awards had been met. They are subject to an additional service-based vesting period, pursuant to which vesting will occur in equal amounts on the fourth and fifth anniversaries of the grant date.

For Messrs. Trerotola and Mayhorn, this amount reflects 63,228 and 4,588 restricted stock units, respectively, received as part of his long-term incentive award made in connection with his appointment as an executive officer of the Company.

(3)
For all named executive officers other than Messrs. Trerotola and Mayhorn, the amounts shown in this column represent the market value of the PRSUs for which the performance criteria has been met and certified by the Compensation Committee based on the closing price of the Company’s common stock on December 31, 2015, which was $23.35 per share, multiplied by the number of units, respectively, for each unvested performance stock award.

For Messrs. Trerotola and Mayhorn, this amount reflects the market value of 63,228 and 4,588 restricted stock units, respectively, based on the closing price of the Company’s common stock on December 31, 2015 multiplied by the number of unvested restricted stock units.

(4)
The amounts shown in this column reflect unearned PRSUs as of December 31, 2015. These PRSUs are then subject to an additional service-based vesting period, pursuant to which vesting will occur in two equal installments on the fourth and fifth anniversaries of the grant date, contingent on continued employment with the Company.

(5)
The amounts shown in this column represent the market value of the unearned PRSUs based on the closing price of the Company’s common stock on December 31, 2015, multiplied by the number of units, respectively, for each unvested and unearned performance stock award.

(6)
For Mr. Kiefaber, following the conclusion of the service under his consulting agreement on February 26, 2016 his non-vested option and PRSU awards were vested pro ratably as follows: (i) 24,313 options vested having an option expiration date of 2/16/2021, (ii) 24,235 options vested having an option expiration date of 2/15/2022, (iii) 17,067 PRSUs that were previously earned and not yet vested, and (iv) 14,599 PRSUs that have not yet been earned and will only be delivered if the respective performance criteria is met in the future. This pro-rata vesting was pursuant to his employment agreement, as amended. Mr. Kiefaber has 90 days from the conclusion of service under his consulting agreement to exercise these vested options. The Company's expense related to the pro rata delivery of unvested options and performance-based restricted stock units pursuant to his employment agreement, as amended, for the additional service period under his consulting agreement is reflected in the Summary Compensation Table. See "Elements of our Executive Compensation Program — Executive Transitions During 2015" on pages 25-26 above.

Employment Agreements and Executive Officer Severance Plan

All named executive officers except for Mr. Mayhorn are party to our current form of employment agreement for executive officers, which was adopted by the Company on September 15, 2010. Mr. Trerotola's employment agreement is based on this form except for the term and provision of the initial long-term incentive award as described further above in the Compensation Discussion and Analysis.

During 2013 we adopted an Executive Officer Severance Plan, which provides for severance benefits upon a termination without cause or for good reason commensurate with those provided in our form of employment agreement for executive officers who are not otherwise contractually entitled to severance compensation. The Executive Officer Severance Plan does not provide for change in control benefits. Mr. Mayhorn is the only named executive officer subject to this plan.

Form of Employment Agreement. On September 15, 2010, the Company adopted a new form of employment agreement for executive officers. Messrs. Trerotola, Brannan and Pryor are all parties to employment agreements based on this form, which, except for Mr. Trerotola, currently have a two-year term that is automatically extended unless the Board or the executive provides written notice to terminate the automatic extension provision. In addition, in the event we undergo a "change in control" (as described below under "Potential Payments Upon Termination or Change in Control") during the term of the employment agreements, the agreements will be automatically extended to the second anniversary of the change in control. Each officer’s base salary may not be reduced below the amount previously in effect without the written agreement of the executive.

With respect to the benefits payable to each executive under these agreements upon a change in control of Colfax, the benefits are only paid upon a "double trigger," meaning a change in control event must occur and the executive must either be terminated without cause by Colfax (or its successor) or the executive must resign for good reason. In entering into these arrangements, the Company wanted to ensure the continued dedication of these executive officers, notwithstanding the possibility of a change in control, and to retain such officer in our employ after any such transaction. We believe that, should the possibility of a change in control arise, Colfax should be able to receive and rely upon our officers’ advice as to the best interests of the Company and without the concern that such officer might be distracted by the personal uncertainties and risks created by a potential change in control. In the event, however, that such officer is actually terminated during the period beginning three months prior to a change in control event or within a certain period of time following the change in control (or prior to the end of the term of the applicable employment agreement should the change of control not be consummated), which termination may be out of their control (i.e., by the successor company or management), we believe that the officers should be compensated for their efforts in positioning Colfax for the possibility of an acquisition event. Further, any bonus payment paid in conjunction with the termination of a named executive officer will be based upon the performance of the Company, as stipulated in the Company’s Annual Incentive Plan. Additional information on certain benefits provided in the new form of employment agreement in certain terminations or in connection with a change of control is discussed below under "Potential Payments Upon Termination or Change in Control."

Option Exercises and Stock Vested

The following table provides information for (i) Mr. Kiefaber's option exercises in November 2015, (ii) the vesting of the first tranche or Mr. Trerotola's new hire RSU award on December 31, 2015, and (ii) the vesting of PRSUs for Messrs. Simms, Brannan, Pryor, and Kiefaber. The number of shares acquired upon the vesting and the value realized before payment of any taxes and broker commissions is reflected below. Value realized represents the product of the number of shares received upon vesting and the closing market price of our common stock on the vesting date. Mr. Mayhorn realized no value from equity award exercises or vesting in 2015.
Option Exercises and Stock Vested During Fiscal 2015

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Matthew Trerotola	N/A	N/A	31,613	738,164
Steven Simms	N/A	N/A	159,475	7,841,386
Scott Brannan	N/A	N/A	5,834	251,263
Daniel Pryor	N/A	N/A	3,445	184,204
Clay Kiefaber	174,897	2,484,737	49,748	2,438,565

Nonqualified Deferred Compensation

In 2005, we established the Colfax Corporation Excess Benefit Plan (the "Excess Benefit Plan") to provide certain senior-level employees, including each of the named executive officers, with an opportunity to defer a stated percentage of their base compensation or their annual incentive compensation without regard to the compensation limits imposed by the Internal Revenue Code for our 401(k) plan. We established the Excess Benefit Plan to allow our senior-level executives to contribute toward retirement on a tax-effective basis in a manner that is consistent with other Colfax employees who are not limited by the Internal Revenue Code limits. The plan is "unfunded," meaning there is no asset segregated for the exclusive benefit of the named executive officers.

The Excess Benefit Plan allows the named executive officers to defer up to 50% of their base salaries and up to 50% of their bonus compensation. These deferral limits are the same as that of other employees who participate in our qualified 401(k) plan. In addition, during 2015 we matched up to 4% of all excess deferrals by the named executive officers and provided a 2% Company contribution, each of which were the same percentage match and contribution, respectively, as provided under the 401(k) plan during 2015. Our named executive officers will not be fully vested in the portion of their deferral account representing any Company match contributions until five years from the date they were appointed an executive officer.

Deferrals under the Excess Benefit Plan may be invested in a number of different equity and fixed income reference investment funds which are selected periodically by the plan trustee to best match the funds offered in the qualified 401(k) plan. Each participating named executive officer can allocate his deferrals among these fund investment options and may change elections at any time by making a change of election with the plan administrator. Colfax invests its match and contribution amounts in the same investment options in the same amounts and allocations as the reference funds selected by the officer.

Simultaneously with the officer’s election to participate in the Excess Benefit Plan, the executive must elect the time of payment for the account balance upon termination of service. Because each of the named executive officers are likely "key employees" for purposes of Section 409A of the Internal Revenue Code, the executive is generally permitted to choose either (i) the last day of the month in which the six-month anniversary of termination occurs, or (ii) the later of January 31 of any of the five calendar years following the year of termination and the last day of the month in which the six-month anniversary of termination occurs. If no election is made, the benefit will be paid in a lump sum on the last day of the month which occurs six months after the executive’s termination date.

In addition, at the time of electing the timing of payment, the executive must also elect the form of payment of the account balance. The executive may select a lump sum payment or annual installments over a period of two to ten years. If no form of payment election is made, the form of payment will be a lump sum. The named executive officer may elect to change the timing or form of payment, provided, generally, that (i) the election may not take effect until 12 months after the election, (ii) the election may not be made less than 12 months prior to the date of the first scheduled payment under the current election and (iii) the first payment with respect to the subsequent election is deferred for a period of not less than five years from the date such payment would otherwise have been made. Upon death or disability, the executive (or the executive’s beneficiary) is to be paid a lump sum payment equal to the executive’s account balance within 60 days after the year of death or the last day of the month in which the six-month anniversary of the executive’s disability occurs, respectively.

Notwithstanding the above, in the event the executive’s account balance at the time of his or her termination is less than $10,000, payment of the account balance upon termination will be made in a lump sum on or before the later of (i) December 31 of the calendar year of termination, or (ii) the date 2.5 months after the executive’s termination from service.

Mr. Trerotola did not participate in the Excess Benefit Plan during 2015.

NONQUALIFIED DEFERRED COMPENSATION

Name	Executive Contributions in Last FY ($)(1)	Registrant Contributions in Last FY ($)(2)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)(3)
Steven Simms	—	24,544	16	—	167,374
C. Scott Brannan	11,579	37,469	—	—	192,560
Clay H. Kiefaber	95,550	55,860	—	—	565,166
Daniel A. Pryor	30,554	32,654	1,211	—	273,064
Darryl Mayhorn	43,538	48,974	—	—	91,979
_____________________________________

(1)
With respect to each applicable named executive officer, amounts represent deferred salary and deferred bonus amounts granted that are reported in the Summary Compensation Table above under the applicable column.

(2)	All amounts reported in this column for each applicable named executive officer are reported in the "All Other Compensation" column of the Summary Compensation Table above.

(3)
With respect to each applicable named executive officer’s aggregate balance, the following amounts are reported in the Summary Compensation Table above for 2015: Mr. Simms — $24,544, Mr. Brannan — $49,048, Mr. Kiefaber — $151,410, Mr. Pryor — $63,206, Mr. Mayhorn — $92,512. These amounts are the sum of executive and registrant contributions during 2015, which are disclosed in the Summary Compensation Table as described in footnotes one and two above.

Potential Payments Upon Termination or Change in Control

The information below describes relevant employment agreement and equity plan provisions for payments upon termination or change in control and sets forth the amount of compensation that could have been received by each of the named executive officers in the event such executive’s employment had terminated under the various applicable triggering events described below as of December 31, 2015. The benefits discussed below are in addition to those generally available to all salaried employees, such as distributions under the 401(k) plan, health care benefits and disability benefits or vested amounts payable under the Excess Benefit Plan described above. In addition, these benefits do not take into account any arrangements that we may provide in connection with an actual separation from service or a change in control. Due to the number of different factors that affect the nature and amount of any benefits provided in connection with these events, actual amounts payable to any of the named executive officers should a separation from service or change-in-control occur during the year will likely differ, perhaps significantly, from the amounts reported below. Factors that could affect such amounts include the timing during the year of the event, the Company's stock price, and the target amounts payable under annual and long-term incentive arrangements that are in place at the time of the event.

Employment Agreements. Pursuant to the terms of the employment agreements with each of Messrs. Trerotola, Brannan, and Pryor, these named executive officers, in the event their employment is terminated by us without "cause" or the executive resigns for "good reason" (each as described below), each executive is entitled to the following severance payments or benefits:

•
For Mr. Trerotola, the (i) payment of his base salary then in effect for 24 months following termination, (ii) an amount equal to 200% of his target annual incentive bonus for the year of termination paid in equal installments over the 24 months following temination, and (iii) COBRA coverage for 24 months or until he becomes eligible for coverage by another company or is no longer eligible for COBRA;

•
For Messrs. Brannan and Pryor, a lump sum payment equal to one times the executive’s base salary in effect and his target annual incentive compensation for the year of termination (or, if greater, the average of the two highest actual annual incentive payments made to the executive during the last three years) and for Mr. Simms a lump sum payment equal to one times his base salary in effect and his annual incentive compensation paid for the year prior to termination; and

•
For each of Messrs. Trerotola, Brannan, and Pryor, a lump sum payment equal to the executive’s pro rata annual incentive compensation for the year of termination subject to the performance criteria having been met for that year under the Annual Incentive Plan.

In the event the executive terminates employment without "cause" or for "good reason" within three months prior to a "change in control event" (as described below), or two years after a "change in control", each executive is entitled to the following severance payments or benefits:

•
a lump sum payment equal to two times the executive’s base salary in effect and his or her target annual incentive compensation for the year of termination (or, if greater, the average of the two highest actual incentive payments made to the executive during the last three years);

•
a lump sum payment equal to the executive’s pro rata annual incentive compensation for the year of termination subject to the performance criteria having been met for that year under the Annual Incentive Plan; and

•
all equity awards will immediately vest, with any performance objectives applicable to performance-based equity awards deemed to have been met at the greater of (i) the target level at the date of termination, and (ii) actual performance at the date of termination.

In each case described above, the executive’s right to the severance payments and benefits is conditioned on the executive’s execution of a waiver and release agreement in favor of Colfax. In addition, each employment agreement contains standard confidentiality covenants, non-disparagement covenants, non-competition covenants and non-solicitation covenants.

In the event that any payment or benefit to the executives pursuant to the employment agreements or otherwise constitute excess parachute payments under Section 280G of the Internal Revenue Code such that they would trigger the excise tax provisions of the Internal Revenue Code, such payments are to be reduced so that the excise tax provisions are not triggered, but only upon determination by the executive that the after-tax value of the termination benefits calculated with the restriction described above exceed the value of those calculated without such restriction.

Each agreement further provides that, in the event it is determined that the willful actions of the executive have resulted in a material misstatement or omission in any report or statement filed by Colfax with the SEC, or material fraud against Colfax, Colfax is entitled to recover all or any portion of any award or payment made to the executive.

For purposes of the employment agreements, the following terms generally have the following meanings:

•
"cause" means conviction of a felony or a crime involving moral turpitude, willful commission of any act of theft, fraud, embezzlement or misappropriation against Colfax or its subsidiaries or willful and continued failure of the executive to substantially perform his or her duties;

•	"change in control" means:

•	a transaction or series of transactions pursuant to which any person acquires beneficial ownership of more than 50% of the voting power of the common stock of Colfax then outstanding;

•
during any two-year consecutive period, individuals who at the beginning of the period constitute the Board (together with any new directors approved by at least two-thirds of the directors at the beginning of the period or subsequently approved) cease to constitute a majority of the Board;

•	a merger, sale of all or substantially all of the assets of Colfax or certain acquisitions of the assets or stock by Colfax of another entity in which there is a change in control of Colfax; or

•	a liquidation or dissolution of Colfax.

•	"change in control event" means the earlier to occur of a "change in control" or the execution of an agreement by Colfax providing for a change in control.

•	"good reason" means:

•
upon or following a change in control, the assignment to the executive of duties materially inconsistent with his or her position or any alteration of an executive’s duties, responsibilities and authorities, and then only if such adjustments or assignments are not the result of the conclusion by a significantly larger successor entity and its board of directors that such executive’s role needs to be altered;

•	the requirement for the executive to relocate his or her principal place of business at least 35 miles from his or her current place of business;

•	Colfax’s failure to obtain agreement from any successor to fully assume its obligations to the executive under the terms of the agreement; or

•	any other failure by Colfax to perform its material obligations under, or breach of Colfax of any material provision of, the employment agreement.
Trerotola Pro-Rata Vesting Provisions. In addition, for Mr. Trerotola his CEO Performance Stock Unit Agreements provide that if he is terminated by the Company without "cause" (and not on account of disability) or resigns for "good reason" his outstanding performance-based equity awards shall vest pro-ratably only if the performance objectives are achieved as of the end of the performance period.
Executive Officer Severance Plan. Mr. Mayhorn is a participant in our Executive Officer Severance Plan, which provides for severance benefits upon termination without cause or for good reason commensurate with those provided in our form of employment agreement (as described above) for executive officers who are not otherwise contractually entitled to severance compensation. The Executive Officer Severance Plan does not provide for any change in control benefits. Mr. Mayhorn is the only named executive officer subject to this plan.

Equity Awards. The vesting of outstanding equity awards, other than performance-based awards, accelerates in full upon the death or total and permanent disability of the grantee or, unless assumed or substituted as discussed below, upon a "corporate transaction" (as defined below). The vesting of the outstanding PRSUs accelerates in full upon the death or total and permanent disability of the grantee only if and when the performance criteria for such award are achieved as of the end of the performance period upon certification of the same by the Compensation Committee, or immediately if the performance period has already ended and the Compensation Committee has certified that the performance criteria have been achieved. The outstanding PRSUs will terminate and cease to vest upon a "corporate transaction," unless prior to the corporate transaction the achievement of the performance criteria is certified by the Compensation Committee, in which case the vesting for the award will accelerate in full unless assumed or substituted as discussed below. While these benefits are available to all of our equity plan participants equally, pursuant to SEC requirements, we have included these acceleration benefits in the table below. In addition, in the event of termination of service other than for death, disability or cause, any stock option awards will remain exercisable to the extent vested for 90 days after termination of service.

A "corporate transaction" under any outstanding equity awards is generally defined as:

•	the dissolution or liquidation of the Company or a merger, consolidation, or reorganization of the Company with one or more other entities in which we are not the surviving entity;

•	a sale of substantially all of our assets to another person or entity; or

•
any transaction which results in any person or entity, other than persons who are stockholders or affiliates immediately prior to the transaction, owning 50% or more of the combined voting power of all classes of our stock.

Accelerated vesting upon a "corporate transaction" will not occur to the extent that provision is made in writing in connection with the corporate transaction for the assumption or continuation of the outstanding awards, or for the substitution of such outstanding awards for similar awards relating to the stock of the successor entity, or a parent or subsidiary of the successor entity, with appropriate adjustments to the number of shares of stock that would be delivered and the exercise price, grant price or purchase price relating to any such award. If an award is assumed or substituted in connection with a corporate transaction and the holder is terminated without cause within a year following a change in control, the award will fully vest and may be exercised in full, to the extent applicable, beginning on the date of such termination and for the one-year period immediately following such termination or for such longer period as the compensation committee shall determine.

Estimate of Payments. The following table provides information related to compensation payable to each named executive officer (other than Messrs. Simms and Kiefaber, who have retired from Colfax and whose payments and benefits actually received in connection with the same are described above under "Executive Transitions During 2015") assuming termination of such executive’s employment on December 31, 2015, or assuming a change of control or corporate transaction with corresponding qualifying termination occurred on December 31, 2015. Amounts also assume the price of our common stock was $23.35, the closing price on December 31, 2015.

Potential Payments Upon Termination or Change of Control as of 2015 Fiscal Year-End

Executive	Matthew L. Trerotola	C. Scott Brannan	Daniel A. Pryor	Darryl Mayhorn
Employment Agreement/Severance Plan Benefits:
Termination without "cause" or "good reason"
Payment Over 24 Months/Lump Sum Payment(1)	4,400,000	787,500	901,250	767,250
Pro Rata Incentive Compensation	766,000	234,000	241,000	237,000

Termination in connection with a "change of control"
Lump Sum Payment	4,400,000	1,575,000	1,802,500	767,250
Pro Rata Incentive Compensation	766,000	234,000	241,000	237,000
Accelerated Stock Options(2)	—	—	—	—
Accelerated PRSUs(3)	2,657,440	352,352	1,740,252	—
Accelerated RSUs(3)	1,476,374	—	—	—

Excess Benefit Plan(4)	—	192,560	273,064	91,979

_____________________

(1)	For Mr. Trerotola, the amount is paid over the 24 months following termination. For Messrs. Brannan, Pryor, and Mayhorn, the amount is paid as a lump sum.

(2)
In addition to accelerated vesting pursuant to the employment agreements, stock options accelerate upon death, total and permanent disability, and, unless assumed or substituted as discussed above, upon a "corporate transaction" as defined above.

(3)
Under the employment agreements, in the event of a termination in connection with a change in control, the performance objectives applicable to PRSUs will be deemed to have been met at the greater of (i) the target level at the date of termination, and (ii) actual performance at the date of termination. In addition to accelerated vesting pursuant to the employment agreements, RSUs, and

PRSUs for which the performance criteria have been certified as achieved, accelerate upon death, total and permanent disability and, unless assumed or substituted as discussed above, upon a "corporate transaction" as defined above.

(4)
Amounts represent the aggregate balance of the named executive officer’s Excess Benefit Plan account as of December 31, 2015. For more details on our Excess Benefit Plan, see "Nonqualified Deferred Compensation" above.

PROPOSAL 3

APPROVAL OF THE COLFAX CORPORATION 2016 OMNIBUS INCENTIVE PLAN

We are asking stockholders to consider and vote upon a proposal to approve a new Colfax Corporation 2016 Omnibus Incentive Plan, which we refer to below as the “2016 Plan.” Approval of the 2016 Plan will constitute approval of the material terms of performance goals under the 2016 Plan as discussed under “Section 162(m) of the Code” below. Upon approval of the 2016 Plan, awards will no longer be made under our existing Colfax Corporation 2008 Omnibus Incentive Plan, as amended and restated (the “2008 Plan”), and the 2016 Plan will become the primary plan used for equity grants to employees, officers, directors and service providers of the Company and its affiliates going forward. The following is qualified in its entirety by the full text of the 2016 Plan, which is attached to this Proxy Statement as Appendix A and is incorporated by reference into this proposal.

Because the Company anticipates that its equity-based compensation needs will soon exceed the remaining shares available under the 2008 Plan, upon the recommendation of the Compensation Committee, the Board on February 15, 2016 approved the 2016 Plan, subject to the receipt of stockholder approval at the Annual Meeting. The 2016 Plan provides for the grant of stock options, stock appreciation rights, performance awards, restricted stock, stock units, unrestricted stock, and dividend equivalent rights.

No awards under the 2016 Plan have been granted or will be granted until the 2016 Plan is approved by the Company’s stockholders at the Annual Meeting. Grants of awards under the 2016 Plan will be in the discretion of the Compensation Committee and any other committee authorized to grant awards under the 2016 Plan. Accordingly, it is not possible as of the date of this proxy statement to determine the nature or amount of any awards under the 2016 Plan that may be subject to future grants to employees, officers and directors of the Company and its subsidiaries and other affiliates, or to other persons who will be eligible to participate in the 2016 Plan.

The following table sets forth certain information about the 2016 Plan, as well as the Company’s 2008 Plan:

Number of new shares being authorized under the 2016 Plan	10,500,000
Number of shares available for future awards under the 2008 Plan at March 1, 2016	2,054,012
Number of shares outstanding at March 1, 2016 relating to awards of restricted stock and restricted stock units	1,348,931
Number of shares relating to outstanding stock options at March 1, 2016	5,311,905
Maximum option term	10 years
Minimum exercise price (relative to the market value on date of grant)	100%
Weighted average remaining term of outstanding options as of March 1, 2016	5.31 years
Weighted average exercise price of outstanding options as of March 1, 2016	$37.28
Total number of shares available for future awards after March 1, 2016 if this proposal is approved	10,500,000

If the 2016 Plan is approved, the Company’s total potential dilution from the shares available for issuance under the equity incentive plans would increase from 1.64% as of March 1, 2016 to 7.50%. The Compensation Committee has considered this potential dilution level in the context of competitive data from its peer group, and believes that the resulting dilution levels would be within normal competitive ranges.

Overall dilution will depend on several factors, the most important of which is the type of awards made under the 2016 Plan. This is because the 2016 Plan uses a fungible share pool, under which each share issued pursuant to a stock option or stock appreciation right will reduce the number of shares available by one share, while each share issued pursuant to awards other than options and stock appreciation rights will reduce the number of shares available by 2.5 shares.

We expect to continue to grant a mix of stock options and full value awards, primarily in the form of performance-based restricted stock units for our executive officers, under the 2016 Plan. To illustrate the range of potential dilution from shares available for future awards, the table below shows the potential dilution, on a fully-diluted basis, as of March 1, 2016, and assuming that all authorized shares under the 2016 Plan are granted (i) 100% as stock options, (ii) at the current estimated mix of 70% stock options and 30% full value awards, and (iii) 100% as full value awards.

Mix of Stock Options and Full Value Awards	100% Options Granted	Estimated Current 70%/30% Mix of Options and Full Value Awards	100% Full-Value Awards
Potential Dilution	7.50%	5.30%	3.14%

In addition to the overall fully-diluted potential dilution, the Compensation Committee considered annual dilution from the Company’s equity incentive plans in approving the 2016 Plan. The Company measures annual dilution as the total number of shares subject to equity awards granted during the year less cancellations and other shares returned to the reserve, divided by total common shares outstanding at the end of the year.

The Company manages its long-term dilution goal by limiting the number of shares subject to equity awards that it grants annually, commonly referred to as burn rate. Burn rate shows how rapidly a company is depleting its shares reserved for equity compensation plans, and is defined as the number of shares granted under the Company’s equity incentive plans divided by the weighted average number of common shares outstanding at the end of the year. The three-year average burn rate, as adjusted, is 1.43%. The Company has calculated the burn rate under the 2008 Plan for the past three years, as adjusted for the going forward fungible share pool factor, as set forth in the following table:

	Options Granted	Full-Value Shares Granted (1)	Total Granted = Options + Full-Value Shares (Historical)	Total Granted = Options + Adjusted Full-Value Shares (2)	Weighted Average Number of Common Shares Outstanding	Historical Burn Rate	Burn Rate, as adjusted for fungible share pool factor (2)
Fiscal 2015	2,135,169	697,602	2,832,771	3,879,174	124,101,033	2.28%	3.13%
Fiscal 2014	700,018	207,222	907,240	1,218,073	121,143,790	0.75%	1.01%
Fiscal 2013	551,480	187,327	738,807	1,019,797.5	99,198,570	0.74%	1.03%

(1) Includes grants of both restricted stock units and performance-based stock units.
(2) Adjusted full-value shares are computed by multiplying the number of full-value shares granted by a factor of 2.5 such that the total grant figure show is on an option-equivalent basis.

An additional metric that the Company uses to measure the cumulative impact of its equity program is overhang on a fully-diluted basis (the number of shares subject to equity awards outstanding but not exercised or settled, plus the number of shares available to be granted, divided by the sum of (i) the total number of shares of Company common stock outstanding plus (ii) the number of shares subject to equity awards outstanding but not exercised or settled and (iii) the number of shares available to be granted). If the 2016 Plan is approved, the Company’s fully-diluted overhang would increase from an overhang of 6.6% as of March 1st as follows:

Mix of Stock Options and Full Value Awards	100% Options Granted	Estimated Current 70%/30% Mix of Options and Full-Value Awards	100% Full-Value Awards
Potential Overhang	12.26%	10.17%	8.12%

The Company's overhang then would be expected to decline as awards are exercised and/or become vested. Further, the table above includes approximately 3,300,000 options as of March 1, 2016 that are underwater having a weighted average exercise price of $45.49, with all outstanding and unexercised options as of March 1 having a weighted average exercise price of $37.28.

When considering the size of the share reserve under the 2016 Plan, the Compensation Committee also reviewed, among other things, projected future share usage and projected future forfeitures. The projected future usage of shares for long-term incentive awards under the 2016 Plan was reviewed under scenarios based on a variety of assumptions. Depending on assumptions, the Committee currently anticipates that the 10,500,000 shares under the 2016 Plan is expected to satisfy the Company’s equity compensation needs for approximately 3 years of similar levels of awards.

The Board also included certain features in the 2016 Plan designed to minimize shareholder dilution. In particular:

•
The share reserve under the 2016 Plan will be reduced on a one-for-one basis for shares covered by an award of stock options or stock appreciation rights and by 2.5 shares for every one share subject to an award other than a stock option or stock appreciation right;

•
Any shares subject to awards granted under the 2008 Plan after March 1, 2016, will reduce the shares available for issuance under the 2016 Plan on a on a one-for-one basis for shares covered by an award of stock options or stock appreciation rights and by 2.5 shares for every one share subject to an award other than a stock option or stock appreciation right; and

•
If the exercise price or withholding obligation of any option granted under the 2016 Plan is satisfied by tendering shares to the Company or by withholding shares, such tendered or withheld shares will not again be made available for issuance under the Plan. In addition, shares subject to a stock-settled stock appreciation right that were not issued upon the net settlement or net exercise of such stock appreciation right will not again be made available for issuance under the 2016 Plan.

The closing price of a share of our common stock on the New York Stock Exchange on March 24, 2016 was $28.38.

Why You Should Vote to Approve to 2016 Plan

The Board recommends that our shareholders approve the 2016 Plan because it believes appropriate equity incentives are important to attract and retain high quality officer and employees, to link compensation to Company performance, to encourage employee and director ownership in our Company, and to align the interests of participants to those of our stockholders. The approval of the 2016 Plan will enable us to continue to provide such incentives.

Promotion of Good Corporate Governance Practices. The Board believes the use of share-based incentive awards promotes best practices in corporate governance by aligning plan participants’ interests with maximizing shareholder value. Specific features of the 2016 Plan that are consistent with good corporate governance practices include, but are not limited to:

•
There can be no repricing of options or stock appreciation rights without shareholder approval, either by canceling the award in exchange for cash or a replacement award at a lower price or by reducing the exercise price of the award, other than in connection with a change in our capitalization;

•	No automatic acceleration of equity awards upon a change in control and no acceleration of outstanding awards otherwise permitted;

•
Minimum vesting period of one year applicable to most restricted stock, restricted stock units and option awards (although up to 5% of the shares reserved for issuance under the 2016 Plan may be granted without regard to this limit);

•	Dividend and dividend equivalent rights may not be paid (or must be forfeited and repaid) on any unearned performance awards;

•
The 2016 Plan includes a $350,000 cap on the aggregate dollar value of equity-based (based on grant date fair value) and cash compensation granted under the plan or otherwise during any calendar year to any outside director, which limit is increased to $700,000 in the calendar year in which an outside director first joins the Board or is first designated as Chairman of the Board or Lead Director; and

•
Awards under the 2016 Plan, including any shares subject to an award, may be subject to any recovery, recoupment, clawback and/or other forfeiture policy maintained by the Company now or in the future.

Section 162(m) of the Code. The Board believes that it is in our best interests and the best interests of our stockholders to continue to provide for an equity incentive plan under which compensation awards made to our executive officers can qualify for deductibility by us for federal income tax purposes. Accordingly, the 2016 Plan has been structured in a manner such that awards granted under it can satisfy the requirements for “performance-based” compensation within the meaning of Section 162(m) of the Code. In general, under Section 162(m), in order for us to be able to deduct compensation in excess of $1,000,000 paid in any one year to our chief executive officer or any of our three other most highly compensated executive officers (other than our chief financial officer), such compensation must qualify as “performance-based.” One of the requirements of “performance-based” compensation for purposes of Section 162(m) is that the material terms of the performance goals under which compensation may be paid be disclosed to and approved by our stockholders. For purposes of Section 162(m), the material terms include (i) the employees eligible to receive compensation, (ii) a description of the business criteria on which the performance goal is based and

(iii) the maximum amount of compensation that can be paid to an employee under the performance goal. With respect to the various types of awards under the 2016 Plan, each of these aspects is discussed below, and stockholder approval of the 2016 Plan will be deemed to constitute approval of each of these aspects of the 2016 Plan for purposes of the approval requirements of Section 162(m).

2016 Plan Summary

Purpose and Eligibility.    The purpose of the 2016 Plan is to enhance our ability to attract, retain and motivate highly qualified officers, employees, non-employee directors and other persons to serve us and our affiliates and to expend maximum effort to improve our business results and earnings, by providing to such officers, employees, non-employee directors and other persons with an opportunity to acquire or increase a direct proprietary interest in our operations and future success through ownership of our Common Stock.

Awards may be granted under the 2016 Plan to officers, directors, including non-employee directors, other employees, advisors, consultants or other service providers of ours or our subsidiaries or other affiliates, and to any other individuals who are approved by the Board as eligible to participate in the 2016 Plan. There are currently approximately 284 eligible individuals. While awards under the 2016 Plan are permitted to the classes of individuals listed above, to date grants have been made only to certain associates of the Company at the director-level and above, as approved by the Compensation Committee, and to our Board. For example, 167 of our associates received grants under the 2008 Plan for our 2015 annual grant. Further, only our employees or employees of our subsidiaries are eligible to receive incentive stock options.

Effective Date and Term.    The 2016 Plan as amended and restated, was effective as of the date of Board approval, or February 15, 2016, and will expire on February 15, 2026 unless earlier terminated by our Board.

Administration, Amendment and Termination.    Our Board has the power and authority to administer the 2016 Plan. In accordance with the terms of the plan, the Board has delegated this power and authority to the Compensation Committee. The Compensation Committee has the authority to interpret the terms and intent of the 2016 Plan, determine eligibility and terms of awards for participants and make all other determinations necessary or advisable for the administration of the 2016 Plan. To the extent permitted by law, the Board or Compensation Committee may delegate authority under the 2016 Plan to a member of the Board or officer of the Company, who may administer the plan with respect to employees or other service providers of the Company who are not officers or directors.

The Board may amend, suspend or terminate the 2016 Plan at any time with respect to any shares of Common Stock as to which awards have not been made. No such action may amend the 2016 Plan without the approval of stockholders if the amendment is required to be submitted for stockholder approval by applicable law, rule or regulation, including rules of the NYSE.

Awards

Awards under the 2016 Plan may be made in the form of:

·	stock options, which may be either incentive stock options or non-qualified stock options;
·	stock appreciation rights;
·	restricted stock;
·	unrestricted stock;
·	restricted stock units;
·	dividend equivalent rights;
·	performance shares;
·	performance units; or
·	any combination of the foregoing.

Any of the foregoing awards may be made subject to attainment of performance goals over a performance period of up to ten years.

An “incentive stock option” is an option that meets the requirements of Section 422 of the Internal Revenue Code, and a “non-qualified stock option” is an option that does not meet those requirements. A “stock appreciation right,” or “SAR,” is a right to receive upon exercise, in the form of Common Stock, cash or a combination thereof, the excess of the fair market value of one share of Common Stock on the exercise date over the grant price of such SAR. “Restricted stock” is an award of Common Stock on which are imposed restrictions over restricted periods that subject the shares to a substantial risk of forfeiture, as defined in Section 83 of the Internal Revenue Code. “Restricted stock units” are awards that represent a conditional right to receive shares of Common Stock in the future and that may be made subject to the same types of restrictions and risk of forfeiture as restricted stock. “Dividend equivalent rights” are awards entitling the recipient to receive credits, which may be paid currently in cash or Common Stock or at the end of the applicable vesting period or which may be deemed to be reinvested in additional shares, that are based on cash distributions that would have been paid on the shares specified in the rights if the shares had been issued to and held by the recipient. “Performance shares” are awards of Common Stock, the value for which at the time the Common Stock is payable is determined by the extent to which the applicable performance criteria have been met. “Performance units” are similar to performance shares except that the award is a performance-based right to receive shares of Common Stock in the future, subject to one or more other restrictions. The Board may pay performance shares or performance units in the form of cash or in shares (or in a combination thereof). “Unrestricted shares” are awards of shares of Common Stock that are free of restrictions other than those imposed under federal or state securities laws.

Forfeiture. In addition, the Company may reserve the right in an award agreement to cause a forfeiture of the gain realized by a grantee with respect to an award on account of actions taken by, or failed to be taken by, such grantee in violation or breach of, or in conflict with, any employment agreement, non-competition agreement, agreement prohibiting solicitation of employees or clients of the Company or any affiliate, confidentiality obligations with respect to the Company or any affiliate, or otherwise in competition with the Company or any affiliate, to the extent specified in such award agreement. The Company may annul an outstanding award if the grantee thereof is an employee and is terminated for “Cause” as defined in the applicable award agreement or the 2016 Plan, as applicable.

Shares Subject to 2016 Plan.    Subject to adjustment as described below, the aggregate number of shares available for issuance under the 2016 Plan will be 10,500,000 (without giving effect to shares that again become available for issuance as set forth below). The aggregate number of shares available for issuance will be reduced on a one-for-one basis by shares covered by any award of stock options or stock appreciation rights and will be reduced by 2.5 shares for every one share subject to an award other than a stock option or stock appreciation right. Any shares subject to an award granted under the 2008 Plan on or after March 1, 2016 will reduce the shares available for issuance under the 2016 Plan on a one-for-one basis for shares covered by any award of stock options or stock appreciation rights and by 2.5 shares for every one share subject to an award other than a stock option or stock appreciation right. Shares issued under the 2016 Plan may be authorized as unissued shares or treasury shares.

Any shares covered by an award, or portion of an award, granted under the 2016 Plan that are not purchased, forfeited or canceled, expire or settle in cash will be deemed not to have been issued for purposes of determining the maximum number of shares available for issuance under the 2016 Plan. If any stock option is exercised by tendering shares to us, or if we withhold shares to satisfy tax withholding obligations in connection with such an exercise or the exercise of a stock appreciation right, such withheld or tendered shares will not again be made available for issuance under the plan. In addition, shares subject to a stock-settled stock appreciation right and were not issued upon the net settlement or net exercise of such stock appreciation right will be counted against the aggregate number of shares available for issuance under the 2016 Plan and will not again be made available for issuance under the 2016 Plan.

Shares issued under the 2016 Plan through the settlement, assumption or substitution of outstanding awards or obligations to grant future awards resulting from the acquisition of another entity will not reduce the maximum number of shares available for issuance under the 2016 Plan. Available shares under a stockholder-approved plan of a business entity that is a party to certain corporate transactions are available for issuance under the 2016 Plan and will not reduce the number of shares of the Company’s Common Stock that may be issued under the 2016 Plan.

The 2016 Plan has a number of additional limitations on the shares reserved for issuance or amount of awards that may be granted. A maximum of 10,500,000 shares may be issued pursuant to incentive stock options. No participant may be awarded options or SARs for more than 1,000,000 shares in any calendar year. A maximum of 1,000,000 shares of awards other than options or SARs may be awarded to any participant in any calendar year. The foregoing limitations are subject to adjustment as described below.

In addition, the 2016 Plan includes a $350,000 cap on the aggregate dollar value of (i) equity-based (based on grant date fair value) and (ii) cash compensation, as aggregated and granted under the plan or otherwise during any calendar year to any outside director, which limit is increased to $700,000 in the calendar year in which an outside director first joins the Board or is first designated as Chairman of the Board or Lead Director.

Terms and Conditions of Awards

Terms and Conditions of Options.    An option granted under the 2016 Plan will be exercisable only to the extent that it is vested on the date of exercise. No option may be exercisable more than ten years from the option grant date. The Compensation Committee may include in the option agreement the period during which an option may be exercised following termination of employment or service.

The exercise price per share under each option granted under the 2016 Plan may not be less than 100%, or 110% in the case of an incentive stock option granted to a 10% stockholder, of the fair market value of the Common Stock on the option grant date. For so long as the Common Stock remains listed on the NYSE, the fair market value of the Common Stock will be the closing price of the Common Stock as reported on the NYSE on the option grant date. If there is no closing price reported on the option grant date, the fair market value will be the average between the highest bid and lowest asked prices or between the high and low sale prices on such trading day. If there is no sale of Common Stock reported for such trading day, the fair market value will be deemed equal to the closing price as reported on the NYSE for the last preceding date on which sales of the Common Stock were reported. If the Common Stock is listed on more than one established stock exchange of established securities market, the fair market value will be the closing price of a share of Common Stock reported on the exchange or market selected by the Board. If the Common Stock is not at the time listed or admitted to trading on a stock exchange, fair market value will be the mean between the highest bid and lowest asked prices or between the high and low sale prices of the Common Stock on the over the counter market. If the Common Stock is not listed on any stock exchange or traded on an established securities market, fair market value will be as determined in good faith by the Board in a manner consistent with Section 409A of the Internal Revenue Code.

Except upon the occurrence of a merger or other transaction described below, the Company may not amend the terms of an outstanding option or SAR to reduce the exercise price, cancel an outstanding option or SAR in exchange for or substitution of options or SAR with an exercise price that is less than the original exercise price, or cancel outstanding options or SAR with an exercise price above the current stock price in exchange for cash or other securities or awards.

Payment of the option price for shares purchased pursuant to the exercise of an option may be made in cash or in cash equivalents acceptable to us or, to the extent permitted by law and at the discretion of the Compensation Committee, through a broker-assisted cashless exercise, the tender to us of shares of Common Stock or by a combination of cash payment, cashless exercise or any other method that is approved by the Compensation Committee.

Each option will become vested and exercisable at such times and under such conditions as the Compensation Committee may approve consistent with the terms of the 2016 Plan. Except for substitute awards (granted upon assumption of, or in substitution for, an outstanding award previously granted by a company or other entity acquired by the Company or any affiliate) and in certain limited situations determined by the Board or the Compensation Committee relating to the death or disability of the participant or in a merger or other transaction described below, options must have a vesting period of not less than one year from date of grant; provided, however, that up to an aggregate of 5% of the aggregate number of shares available for issuance under the 2016 Plan may be granted without regard to this minimum vesting period (or the minimum vesting period applicable to grants of restricted stock or restricted stock units, as described below). Exercisability of options may be subject to future service requirements, to the achievement of one or more of the performance objectives that are described below under “Corporate Performance Objectives” or to such other terms and conditions as the Compensation Committee, in its sole discretion, may impose.

In the case of incentive stock options, the aggregate fair market value of the Common Stock determined on the option grant date with respect to which such options are exercisable for the first time during any calendar year may not exceed $100,000.

Incentive stock options are non-transferable during the optionee’s lifetime. Awards of non-qualified stock options are generally non-transferable, except for transfers by will or the laws of descent and distribution. The Compensation Committee may, in its discretion, determine that an award of non-qualified stock options also may be transferred to family members by gift or other transfers deemed not to be for value.

The Compensation Committee may impose restrictions on any shares of Common Stock acquired pursuant to the exercise of an option as it deems advisable, including minimum holding period requirements or restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which the Common Stock is then listed or traded, or under any blue sky or state securities laws applicable to the Common Stock.

Terms and Conditions of Stock Appreciation Rights.    SARs may be granted in conjunction with all or a part of any option or other award granted under the 2016 Plan, or without regard to any option or other award. The Compensation Committee will determine at the SAR grant date or thereafter the time or times at which and the circumstances under which a SAR may be exercised in whole or in part, the time or times at which and the circumstances under which a SAR will cease to be exercisable, the method of exercise, the method of settlement, the form of consideration payable in settlement, whether or not a SAR will be in tandem or in combination with any other grant, and any other terms and conditions of any SAR. The maximum term of a SAR is ten years, except that the term will be automatically extended by 30 days in the event that the original term of the SAR is set to expire during a closed window period applicable to the participant. Exercisability of SARs may be subject to future service requirements, to the achievement of one or more of the performance objectives that are described below under “Corporate Performance Objectives” or to such other terms and conditions as the Compensation Committee, in its sole discretion, may impose.

Upon exercise of a SAR, the holder will be entitled to receive, in the specified form of consideration, the excess of the fair market value of one share of Common Stock on the exercise date over the grant price of such SAR, as determined by the Compensation Committee. The grant price of a SAR may not be less than the fair market value of a share of Common Stock on the grant date.

Awards of SARs are generally nontransferable, except for transfers by will or the laws of descent and distribution. The Compensation Committee may, in its discretion, determine that a SAR may be transferred to family members by gift or other transfers deemed not to be for value.

Terms and Conditions of Restricted Stock and Restricted Stock Units.    Subject to the provisions of the 2016 Plan, the Compensation Committee will determine the terms and conditions of each award of restricted stock and restricted stock units, including the restricted period for all or a portion of the award, the restrictions applicable to the award and the purchase price, if any, for the Common Stock subject to the award. Unless otherwise determined by the Compensation Committee, holders of shares of restricted stock will have the right during the restricted period to exercise full voting rights with respect to those shares and the right to receive any dividends declared or paid with respect to the shares. Awards of restricted stock and restricted stock units may be subject to satisfaction of individual performance objectives or one or more of the performance objectives that are described below under “Corporate Performance Objectives.” Dividends or dividend equivalent rights paid on restricted stock awards or restricted stock unit awards subject to performance criteria will not vest unless such performance goals for such awards are achieved, and if such performance goals are not achieved, the dividends or dividend equivalent rights will be repaid to the Company.

The restrictions and the restricted period may differ with respect to each participant. An award will be subject to forfeiture if events specified by the Compensation Committee occur before the lapse of the restrictions. Except for substitute awards (granted upon assumption of, or in substitution for, an outstanding award previously granted by a company or other entity acquired by the Company or any affiliate) and in certain limited situations determined by the Board or the Compensation Committee relating to the death or disability of the participant or in a merger or other transaction described below, awards of restricted stock and restricted stock units must have a vesting period of not less than one year from date of grant; provided, however, that up to an aggregate of 5% of the aggregate number of shares available for issuance under the 2016 Plan may be granted without regard to this minimum vesting period (or the minimum vesting period applicable to grants of stock options described above).

Awards of restricted stock and restricted stock units are generally nontransferable during the restricted period or before satisfaction of any other restrictions applicable to the awards.

Terms and Conditions of Dividend Equivalent Rights.    The Compensation Committee is authorized to grant dividend equivalents to a participant in connection with an award under the 2016 Plan (other than options or SARs), or without regard to any other award. Dividend equivalents will entitle the participant to receive cash or Common Stock equal in value to dividends paid, or other periodic payments made, with respect to a specified number of shares of Common Stock. Dividend equivalents may be paid or distributed when accrued or at the end of any applicable vesting period, or will be deemed to have been reinvested in additional Common Stock or in awards under the 2016 Plan, and will be subject to such risks of forfeiture as the Compensation Committee may specify. Dividend equivalents are generally nontransferable, except for transfers by will or the laws of descent and distribution. Dividend equivalent rights paid on awards subject to performance criteria will not vest unless such performance goals for such awards are achieved, and if such performance goals are not achieved, the payments made in connection with the dividend equivalent rights will be repaid to the Company.

Terms and Conditions of Performance Units and Performance Shares.    The Compensation Committee may award performance shares and performance units in such amounts and upon such terms as the Compensation Committee may determine. Each performance share will have an initial value that is equal to the fair market value of a share of Common Stock on the date of grant. Each award of performance units or performance shares will have an actual or target number of shares of Common Stock set by the Compensation Committee. The Compensation Committee may set performance goals in its discretion which, depending on the extent to which they are met, will determine the value or number of performance units or performance shares that will be paid out to a participant. The Compensation Committee may, in its sole discretion, pay earned performance units or performance shares in the form of cash or in shares of Common Stock equal to the value of the earned performance units or performance shares.

Any shares of Common Stock issued based upon performance units or performance shares may be granted subject to any restrictions that the Compensation Committee deems appropriate.

Terms and Conditions of Unrestricted Stock. The Compensation Committee may award unrestricted stock, free of any restrictions such as vesting requirements, in such amounts and upon such terms as the Compensation Committee may determine. Unrestricted Stock Awards may be granted or sold in respect of past services.

Effect of Corporate Transactions

Adjustment of Shares Subject to 2016 Plan.    In the event of any increase or decrease in the number of outstanding shares of Common Stock, or in the event such shares are changed into or exchanged for a different number or kind of shares or other securities of ours on account of any recapitalization, reclassification, stock split, reverse split, combination of shares, exchange of shares, stock dividend or other distribution payable in capital stock, or similar event, the Compensation Committee will proportionately adjust, among other award terms, the number and kind of shares or property that may be delivered in connection with awards and the exercise price, grant price or purchase price relating to any award in such manner as the Compensation Committee determines to be necessary to prevent dilution or enlargement of the rights of participants.

Effect of Corporate Transactions.    To the extent outstanding awards are not assumed, continued or substituted in connection with such transaction, upon the occurrence of a “corporate transaction,” as defined in the 2016 Plan, all outstanding shares of restricted stock and all stock units will become immediately vested (with performance-based awards vesting at the greater of target or actual performance), and the shares of stock subject to outstanding stock units will be delivered immediately before the occurrence of the corporate transaction. In addition, either of the following two actions will be taken:

·	15 days before the scheduled completion of the corporate transaction, all options and SARs will become immediately exercisable and will remain exercisable for a period of 15 days, or

·
instead of providing for accelerated vesting in awards under the 2016 Plan in connection with the corporate transaction, the Compensation Committee may provide that awards, whether or not exercisable, will be terminated and the holders of awards will receive a cash payment, or the delivery of shares of stock, other securities or a combination of cash, stock and securities equivalent to such cash payment, equal to the value of the award (with performance-based awards deemed vested at the greater of target or actual performance).

If an award is assumed or substituted in connection with a corporate transaction and the holder is terminated without cause within a year following a change in control, the award will fully vest and may be exercised in full, to the extent applicable, beginning on the date of such termination and for the one-year period immediately following such termination or for such longer period as the Compensation Committee shall determine.

A “corporate transaction” means:

·	the dissolution or liquidation of our company or a merger, consolidation, or reorganization of our company with one or more other entities in which we are not the surviving entity;

·	a sale of substantially all or substantially all of our assets to another person or entity; or

·
any transaction which results in any person or entity, other than persons who are stockholders or affiliates immediately prior to the transaction, owning 50% or more of the combined voting power of all classes of our stock.

If we are the surviving entity in any reorganization, merger, or consolidation of our company with one or more other entities that does not constitute a corporate transaction, any option or SAR outstanding under the 2016 Plan will apply to the securities to which a holder of the number of shares of our stock subject to the option or SAR would have been entitled immediately following the transaction, with a corresponding proportionate adjustment of the exercise price. In such an event, stock units will be adjusted so as to apply to the securities that a holder of the number of shares of our stock subject to the stock units would have been entitled to receive immediately following the transaction.

The Compensation Committee may provide in any agreement under the 2016 Plan for different provisions to apply to an award under the plan than those described above.

Federal Income Tax Consequences. The following summarizes the federal income tax consequences of awards that may be granted under the 2016 Plan.

Incentive Stock Options. An option holder will not realize taxable income upon the grant of an incentive stock option under the 2016 Plan. In addition, an option holder generally will not realize taxable income upon the exercise of an incentive stock option. An option holder’s alternative minimum taxable income, however, will be increased by the amount by which the aggregate fair market value of the shares underlying the option, which is generally determined as of the date of exercise, exceeds the aggregate exercise price of the option. Further, except in the case of an option holder’s death or disability, if an option is exercised more than three months after the option holder’s termination of employment, the option will cease to be treated as an incentive stock option and will be subject to taxation under the rules applicable to non-qualified stock options, as summarized below.

If an option holder sells the option shares acquired upon exercise of an incentive stock option, the tax consequences of the disposition will depend upon whether the disposition is “qualifying” or “disqualifying.” The disposition of the option shares will be a qualifying deposition if it is made at least two years after the date on which the incentive stock option was granted and at least one year after the date on which the incentive stock option was exercised. If the disposition of the option shares is qualifying, any excess of the sale price of the option shares over the exercise price of the option will be treated as long-term capital gain taxable to the option holder at the time of the sale. If the disposition is a disqualifying disposition, the excess of the fair market value of the option shares on the date of disposition over the exercise price will be taxable income to the option holder at the time of the disposition. Of that income, the amount up to the excess of the fair market value of the shares at the time the option was exercised over the exercise price will be ordinary income for income tax purposes and the balance, if any, will be long-term or short-term capital gain, depending upon whether or not the shares were sold more than one year after the option was exercised.

Unless an option holder engages in a disqualifying disposition, the Company will not be entitled to a deduction with respect to an incentive stock option. If an option holder engages in a disqualifying disposition, the Company will be entitled to a deduction equal to the amount of compensation income taxable to the option holder.

If an option holder pays the exercise price of an incentive stock option by tendering shares with a fair market value equal to part or all of the exercise price, the exchange of shares will be treated as a nontaxable exchange, except that this treatment will not apply if the option holder acquired the shares being tendered pursuant to the exercise of an incentive stock option and has not satisfied the special holding period requirements summarized above. The tax basis of the shares tendered to pay the exercise price will be treated as the substituted tax basis for an equivalent number of shares received, and the new shares will be treated as having been held for the same holding period as the holding period that expired with respect to the tendered shares.

Non-Qualified Stock Options. An option holder will not realize taxable income upon the grant of a non-qualified stock option. When an option holder exercises the option, however, the difference between the exercise price of the option and the fair market value of the shares subject to the option on the date of exercise will constitute compensation income taxable to the option holder. The Company will be entitled to a deduction equal to the amount of compensation income taxable to the option holder if the Company complies with applicable reporting requirements and Section 162(m) of the Internal Revenue Code.

If an option holder tenders shares in payment of part or all of the exercise price of a non-qualified stock option, no gain or loss will be recognized with respect to the shares tendered, even if the shares were acquired pursuant to the exercise of an incentive stock option. In such an event, the option holder will be treated as receiving an equivalent number of shares pursuant to the exercise of the option in a nontaxable exchange. The tax basis of the shares tendered will be treated as the substituted tax basis for an equivalent number of shares received, and the shares received will be treated as having been held for the same holding period as the holding period that expired with respect to the tendered shares. The difference between the aggregate exercise price and the aggregate fair market value of the shares received pursuant to the exercise of the option will be taxed as ordinary income, just as if the option holder had paid the exercise price in cash.

Restricted Stock. A grantee of restricted stock will not recognize any taxable income for federal income tax purposes in the year of the award if the Common Stock is subject to restrictions (that is, the restricted stock is nontransferable and subject to a substantial risk of forfeiture). The grantee, however, may elect under Section 83(b) of the Internal Revenue Code to recognize compensation income in the year of the award in an amount equal to the fair market value of the shares on the date of the award, determined without regard to the restrictions. If the grantee does not make such a Section 83(b) election, the fair market value of the shares on the date on which the restrictions lapse will be treated as compensation income to the grantee and will be taxable in the year in which the restrictions lapse. The Company generally will be entitled to a deduction for compensation paid equal to the amount treated as compensation income to the grantee in the year in which the grantee is taxed on the income, if the Company complies with applicable reporting requirements and with the restrictions of Section162(m) of the Internal Revenue Code.

Dividend Equivalents Rights. Grantees under the 2016 Plan who receive awards of dividend equivalent rights will be required to recognize ordinary income in the amount distributed to the grantee pursuant to the award. If the Company complies with applicable reporting requirements and with the restrictions of Section 162(m) of the Internal Revenue Code, it will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

Restricted Stock Units and Performance Awards. A distribution of Common Stock or a payment of cash in satisfaction of stock units or performance awards will be taxable as ordinary income when the distribution or payment is actually or constructively received by the recipient. The amount taxable as ordinary income is the aggregate fair market value of the Common Stock determined as of the date it is received or the amount of the cash payment. The Company will be entitled to deduct the amount of such payments when such payments are taxable as compensation to the recipient if the Company complies with applicable reporting requirements and with the restrictions of Section 162(m) of the Internal Revenue Code.

Stock Appreciation Rights. The grant of SARs will not result in taxable income to the participant or a deduction to the Company. Upon exercise of a SAR, the holder will recognize ordinary income in an amount equal to the cash or the fair market value of the Common Stock received by the holder. The Company will be entitled to a deduction equal to the amount of any compensation income taxable to the grantee, subject to Section 162(m) of the Internal Revenue Code and, as to SARs that are settled in shares of Common Stock, if the Company complies with applicable reporting requirements.

Unrestricted Stock. A holder of shares of unrestricted stock will be required to recognize ordinary income in an amount equal to the fair market value of the shares on the date of the award, reduced by the amount, if any, paid for such shares. The Company will be entitled to deduct the amount of any compensation income taxable to the grantee if it complies with applicable reporting requirements and with the restrictions of Section 162(m) of the Internal Revenue Code.

Upon the holder’s disposition of shares of unrestricted stock, any gain realized in excess of the amount reported as ordinary income will be reportable by the holder as a capital gain, and any loss will be reportable as a capital loss. Capital gain or loss will be long-term if the holder has held the shares for more than one year. Otherwise, the capital gain or loss will be short-term.

Tax Withholding. Payment of the taxes imposed on awards made under the 2016 Plan may be made by withholding from payments otherwise due and owing to the holder. Subject to the prior approval of the Company, the holder may elect to satisfy such obligations: (1) by causing the Company to withhold shares of Common Stock otherwise issuable or (2) by delivering to the Company shares of Common Stock already owned by the holder. The maximum number of shares of Common Stock that may be withheld from any award to satisfy any applicable withholding requirements cannot exceed such number of shares having a fair market value equal to the minimum statutory amount required by the Company to be withheld and paid with respect to such award.

Approval of the Material Terms of Incentive Compensation - Corporate Performance Objectives. Section 162(m) of the Internal Revenue Code limits public companies to an annual deduction for federal income tax purposes of $1,000,000 for compensation paid to their chief executive officer and the three most highly compensated executive officers determined at the end of each year other than the chief financial officer. Performance-based compensation is excluded from this limitation. The 2016 Plan is designed to permit the Compensation Committee to grant awards that qualify as performance-based for purposes of satisfying the conditions of Section 162(m).

Section 162(m) requires that, to qualify as performance-based, the compensation must be paid solely on account of the attainment of one or more pre-established, objective performance goals. In the case of compensation attributable to 2016 Plan awards other than options, the performance goal requirement is deemed satisfied if the vesting of such awards is subject to the achievement of performance goals based on objective business criteria. To establish performance objectives for these awards, the Compensation Committee will exclusively use business criteria specified in the 2016 Plan. The performance objectives may be stated either on an absolute or relative basis and may be based on one or more of such business criteria.

The business criteria under the 2016 Plan are as follows:

•net earnings or net income;
•operating earnings;
•pretax earnings;
•pre-tax earnings per share;
•earnings per share;
•share price, including growth measures and total stockholder return;

•earnings before interest and taxes;
•earnings before interest, taxes, depreciation and/or amortization;

•	earnings before interest, taxes, depreciation and/or amortization as adjusted to exclude any one or more of the following:
◦stock-based compensation expense;
◦income from discontinued operations;
◦gain on cancellation of debt;
◦debt extinguishment and related costs;
◦restructuring, separation and/or integration charges and costs;
◦reorganization and/or recapitalization charges and costs;
◦impairment charges;
◦gain or loss related to investments;
◦sales and use tax settlement; and
◦gain on non-monetary transaction.
•sales or revenue growth, whether in general, by type of product or service, or by type of customer;

•	gross or operating margins; return measures, including total shareholder return, return on assets, capital, investment, equity, sales or revenue;

•	cash flow, including:

◦	operating cash flow;

◦
free cash flow, defined as earnings before interest, taxes, depreciation and/or amortization (as adjusted to exclude any one or more of the items that may be excluded pursuant to earnings before interest, taxes, depreciation and/or amortization above) less capital expenditures;

◦	cash flow return on equity; and

◦	cash flow return on investment.

•	productivity ratios; expense targets;

•	market share;

•	working capital targets;

•	completion of acquisitions of businesses or companies (including metrics resulting from the same such as revenue or margin); completion of divestitures and asset sales;

•	debt repayment targets, and debt/equity ratios;

•	bookings or completion of orders (including metrics resulting from the same such as revenue or margin);

•	project bookings, milestones or completion (including metrics related to the same such as revenue or margin);

•	and any combination of the foregoing business criteria.

The business criteria may be used to measure the performance of our company, any subsidiary or affiliate of our company as a whole or any business unit of our company, any subsidiary or affiliate of our company or any combination thereof, as the Compensation Committee deems appropriate. The Compensation Committee also may compare the performance measures listed above against the performance of a group of comparative companies, or a published or special index that the Compensation Committee, in its sole discretion, deems appropriate. We may use the share price performance measure as compared to various stock market indices. The Compensation Committee also has the authority to provide for accelerated vesting of any award based on the achievement of performance goals pursuant to the performance measures listed above.

Equity Compensation Plan Information

The following table summarizes Colfax Corporation’s equity plan information as of December 31, 2015.

Plan Category	Number of securities to be issued upon exercise of outstanding options and rights (a)	Weighted- average exercise price of outstanding options (b)[1]	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by Company stockholders	5,198,122	$41.07	3,289,516
Equity compensation plans not approved by Company stockholders	0	0	0

(1)    The weighted average exercise price does not take into account the shares issuable upon outstanding RSUs vesting, which have no exercise price.
(2)    Includes 936,532 shares granted under the 2008 Plan that are issuable upon the vesting of restricted stock units, including 523,011 shares that could be issued at the end of the requisite performance period for outstanding performance-based restricted stock units. This number assumes shares will be issued at the maximum vesting amount for outstanding performance-based RSUs.

The Board unanimously recommends that stockholders vote “FOR” approval of the Colfax Corporation 2016 Omnibus Incentive Plan.

BENEFICIAL OWNERSHIP OF OUR COMMON STOCK

The following table sets forth certain information as of March 21, 2016 (unless otherwise specified), with respect to the beneficial ownership of our common stock by each person who is known to own beneficially more than 5% of the outstanding shares of common stock, each person currently serving as a director, each nominee for director, each named executive officer (as listed below), and all directors and executive officers as a group. Unless otherwise indicated, to our knowledge, each person has sole dispositive and voting power over the shares in the table.

Beneficial Owner	Shares Beneficially Owned	Percent of Class
5% Holder and Director
Mitchell P. Rales	11,996,449 (1)	9.8%

5% Holders
Steven M. Rales	12,065,749 (2)	9.8%
BDT Capital Partners, LLC	11,051,171 (3)	9.0%
T. Rowe Price Associates, Inc.	10,617,387 (4)	8.6%
Bares Capital Management, Inc.	7,676,070 (5)	6.3%
Akre Capital Management, LLC	7,345,908 (6)	6.0%

Directors
Patrick W. Allender	270,814 (7)(8)	*
Thomas S. Gayner	47,347 (8)	*
Rhonda L. Jordan	73,767 (8)(9)	*
San W. Orr, III	16,706 (8)	*
A. Clayton Perfall	31,005 (8)	*
Rajiv Vinnakota	26,853 (8)	*

Named Executive Officers and Directors
Matthew L. Trerotola	14,557	*

Named Executive Officers
Steven E. Simms	862,642 (10)(11)	*
C. Scott Brannan	134,547 (10)(11)(12)(14)	*
Daniel A. Pryor	129,299 (10)(13)(14)	*
Clay H. Kiefaber	167,782 (10)(11)	*
Darryl Mayhorn	4,956	*

All of our directors and executive officers as a group (15 persons)	12,973,284 (8)(10)(11)(12)(14)	10.5%
_____________________________________
* Represents beneficial ownership of less than 1%

(1)
Includes 10,000,000 shares owned by a limited liability company of which Mr. Rales is the sole member, 750,000 shares held by Colfax Capital Corporation, of which Mitchell P. Rales and Steven M. Rales are the sole stockholders, 19,388 shares held by Capital Yield Corporation, of which Mitchell P. Rales and Steven M. Rales are the sole stockholders, 890,000 shares held by the Mitchell P. Rales Family Trust, 11,500 shares held by a trust for his daughter and 4,200 shares held as custodian for his daughters. Mitchell P. Rales has sole voting power and sole dispositive power with respect to 11,227,061 shares of common stock, and shared voting power and shared dispositive power with respect to 769,388 shares of common stock. All of the securities held by the limited liability company of which Mr. Rales is the sole member, including its holdings of Colfax common stock, are pledged to secure a line of credit. This entity and Mr. Rales are in compliance with this line of credit. The business address of Mitchell P. Rales, and the limited liability company, is 2200 Pennsylvania Avenue, N.W., Suite 800W, Washington, D.C. 20037-1701.

(2)
Includes 10,000,000 shares held by grantor retained annuity trusts, 750,000 shares held by Colfax Capital Corporation, of which Mitchell P. Rales and Steven M. Rales are the sole stockholders, and 19,388 shares held by Capital Yield Corporation, of which Mitchell P. Rales and Steven M. Rales are the sole stockholders. Steven M. Rales has sole voting power and sole dispositive power with respect to 11,296,361 shares of common stock, and shared voting power and shared dispositive power with respect to 769,388 shares of common stock. The business address of Steven M. Rales is 2200 Pennsylvania Avenue, N.W., Suite 800W, Washington, D.C. 20037-1701.

(3)
The amount shown and the following information is derived from a Schedule 13D/A filed with the SEC on February 23, 2015 by (i) BDT Capital Partners, LLC (“BDT CP”), (ii) BDTCP GP I, LLC (“BDTCP GP I”), (iii) Byron D. Trott, and (iv) BDTP GP, LLC (“BDTP”) and from a Form 4 filed by Mr. Orr on June 16, 2015. Byron D. Trott is the sole member of BDTP, which is the managing member of BDT CP. BDT CP is the manager of BDTCP GP I. Certain investment funds (the “BDT Investment Funds”) controlled by BDTCP GP I directly beneficially own, in the aggregate, 10,614,968 shares, and an employee investment vehicle controlled by BDTP (the “BDT Investment Vehicle”) directly beneficially owns 436,203 shares. BDT CP disclaims beneficial ownership of the 436,203 shares owned by the BDT Investment Vehicle. Each of the BDT Investment Funds controlled by BDTCP GP I have sole voting power and sole dispositive power with respect to the shares of common stock beneficially owned by each of them. BDT CF Acquisition Vehicle, LLC (the "BDT Investment Vehicle") directly beneficially owns 687 shares transferred to it by Mr. Orr. The BDT Investment Vehicle has sole voting power and sole dispositive power with respect to shares of common stock beneficially owned by it. The business address of BDT Capital Partners, LLC is 401 N. Michigan Ave., Suite 3100, Chicago, Illinois 60611.

(4)
The amount shown and the following information is derived from a Schedule 13G/A filed February 16, 2016 by T. Rowe Price Associates, Inc. (“Price Associates”), which sets forth Price Associates’ beneficial ownership as of December 31, 2015. According to the Schedule 13G/A, Price Associates has sole voting power over 2,776,447 shares and sole dispositive power over 10,617,387 shares. These shares are owned by various individual and institutional investors for which Price Associates serves as an investment adviser with power to direct investments and/or sole power to vote the securities. For purposes of the Exchange Act, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities. The business address of Price Associates is 100 E. Pratt Street, Baltimore, Maryland 21202.

(5)
The amount shown and the following information is derived from a Schedule 13G filed February 16, 2016 by Bares Capital Management, Inc. ("Bares Capital") and Brian Bares, which sets forth their beneficial ownership as of December 31, 2015. According to the Schedule 13G, Mr. Bares has sole voting and dispositive power over 122,058 shares and Mr. Bares and Bares Capital have shared voting and dispositive power over 7,554,012 shares. The business address of Bares Capital is 12600 Hill Country Blvd., Suite R-230, Austin, TX 78738.

(6)
The amount shown and the following information is derived from a Schedule 13G filed February 12, 2016 by Akre Capital Management, LLC ("Akre Capital"), Charles T. Akre, Jr., and Akre Focus Fund, which sets forth their beneficial ownership as of December 31, 2015. According to the Schedule 13G, Akre Capital and Mr. Akre have shared voting and dispositive power over 7,354,908 shares and Akre Focus Fund has shared voting and dispositive power over 6,780,000 shares. The business address of Akre Capital is P.O. Box 998, Middleburg, VA 20118.

(7)
Includes 100,000 shares owned by the JWA GRAT #3, 99,000 shares held by the JWA GRAT #4, 259 shares held by the JWA 2014 Trust, and 20,000 shares held by an irrevocable trust, of which Patrick Allender is a trustee. Mr. Allender disclaims beneficial ownership of all shares held by the JWA GRATs and the JWA 2014 Trust, except to the extent of his pecuniary interest therein.

(8)
Beneficial ownership by directors (other than Mitchell P. Rales) includes: (i) for each of Messrs. Allender and Gayner and Ms. Jordan, 24,452 DRSUs or DSUs that have vested or will vest within 60 days of March 21, 2016 and will be delivered following the conclusion of service on the Board and 10,134 shares that such individuals have the right to acquire upon the exercise of director stock options that have vested or will vest within 60 days of March 21, 2016, (ii) for Mr. Perfall, 12,240 DRSUs or DSUs that have vested or will vest within 60 days of March 21, 2016 and will be delivered following the conclusion of service on the Board and 10,134 shares that Mr. Perfall has the right to acquire upon the exercise of director stock options that have vested or will vest within 60 days of March 21, 2016, (iii) for Mr. Vinnakota, 9,709 DRSUs or DSUs that have vested or will vest within 60 days of March 21, 2016 and will be delivered following the conclusion of service on the Board and 10,134 shares that Mr. Vinnakota has the right to acquire upon the exercise of director stock options that have vested or will vest within 60 days of March 21, 2016, (iv) for Mr. Orr, 5,556 DRSUs that have vested or will vest within 60 days of March 21, 2016 and will be delivered following the conclusion of service on the Board, 1,016 DRSUs that will vest within 60 days of March 21, 2016, and 10,134 shares that Mr. Orr has the right to acquire upon the exercise of director stock options that have vested will vest within 60 days of March 21, 2016 and (v) DSUs received in lieu of annual cash retainers and committee chairperson retainers that will be delivered following the conclusion of service on the Board as follows: Mr. Allender— 16,002, Mr. Gayner— 12,761, Ms. Jordan— 14,181, and Mr. Perfall— 8,631. For more information on these awards, see Director Compensation above.

(9)	Includes 18,010 shares held by a family trust, 6,587 shares held by her spouse and 403 shares held in a trust account for her spouse.

(10)
Beneficial ownership by named executive officers and our executive officers as a group includes shares that such individuals have the right to acquire upon the exercise of options that have vested or will vest within 60 days of March 21, 2016. The number of shares included in the table as beneficially owned which are subject to such options is as follows: Mr. Simms— 781,178, Mr. Kiefaber— 165,004, Mr. Brannan— 113,889, Mr. Pryor— 113,013, Mr. Mayhorn— 4,952, all of our current executive officers as a group— 425,552.

(11)
Each of Messrs. Simms, Kiefaber and Brannan’s beneficial ownership includes DRSUs or DSUs received for service on the Board prior to their appointment as executive officers of the Company that will be delivered following the conclusion of service to the Company in the following amounts: 6,511 for Mr. Simms, 2,778 for Mr. Kiefaber and 17,768 for Mr. Brannan.

(12)	Includes 2082 shares held by trusts for his daughter and granddaughters.

(13)	Includes 3000 shares held by trusts for his children and 639 shares held in his 401(k) account.

(14)
Beneficial ownership for executive officers does not reflect PRSUs that have been earned but not yet vested or that will not vest within 60 days due to additional service-based vesting conditions. However, these PRSUs, when earned via certification of the applicable performance criteria by the Compensation Committee, are reflected in Table 1 of Form 4s filed by each executive officer. This transaction is shown in the Form 4 as an acquisition of the Company’s common stock pursuant to SEC guidance regarding Section 16 reporting for grants of restricted stock awards.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors, executive officers and 10% stockholders to file reports of ownership and changes in ownership of our equity securities. To our knowledge, based upon the reports filed and written representations regarding reports required during the fiscal year ended December 31, 2015, all reports required by Section 16(a) were filed on a timely basis.

GENERAL MATTERS

Stockholder Proposals and Nominations

Requirements for Stockholder Proposals to be Considered for Inclusion in our Proxy Materials. To be considered for inclusion in next year’s proxy statement pursuant to Rule 14a-8 of the Exchange Act, stockholder proposals must be received by our Corporate Secretary at our principal executive offices no later than the close of business on December 4, 2016.

Requirements for Stockholder Proposals to be Brought Before an Annual Meeting and Exclusive Forum. Our Bylaws provide that, for a stockholder to nominate a candidate for election to the Board or propose any other business to be considered at an annual meeting other than through a proposal presented pursuant to Rule 14a-8 of the Exchange Act, the stockholder must have given timely notice thereof in writing to the Secretary of the Company at Colfax Corporation, 420 National Business Parkway, 5th Floor, Annapolis Junction, Maryland 20701, Attn: Corporate Secretary. To be timely for an annual meeting, the stockholder's notice must be delivered to or mailed and received by the Secretary not less than 90 days nor more than 120 days before the anniversary date of the preceding annual meeting; accordingly, for the 2017 annual meeting, notice must be delivered to or mailed and received by the Secretary no later than February 13, 2017 and no earlier than January 14, 2017. However, if the annual meeting is set for a date that is more than 30 days before or more than 70 days after such anniversary, the Company must receive the notice not earlier than the close of business on the 120th day prior to the annual meeting date and not later than the close of business on the later of the 90th day prior to such annual meeting or the tenth day following the day when the Company makes a public announcement of the annual meeting date. Such notice must provide the information required by Section 2.2 of our Bylaws with respect to each matter, other than stockholder nominations of directors, that the stockholder proposes to bring before the annual meeting. Notice of stockholder nominations must provide the information required by Section 3.3 of our Bylaws. Both Section 2.2 and Section 3.3 of our Bylaws mandate certain additional information to be provided by a stockholder who wishes to introduce business or nominate a director candidate. The chairman of the annual meeting may refuse to acknowledge or introduce any nomination or proposal if notice thereof is not received within the applicable deadlines or does not comply with our Bylaws. If the stockholder does not provide notice of a nomination or proposal within the applicable deadlines or does not comply with the requirements of Rule 14a-4(c) under the Exchange Act, we may exercise discretionary voting authority under proxies that we solicit to vote in accordance with our best judgment on any such nomination or proposal.

Other Bylaw Provisions
Article 8 of our Bylaws provides that unless the Company consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, if the Court of Chancery of the State of Delaware does not have jurisdiction, another state court located within the State of Delaware or the federal district court for the District of Delaware) will be the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of the Company, (b) any action asserting a claim of breach of fiduciary duty owed by any director, officer, employee or stockholder of the Company to the Company or the Company's stockholders, (c) any action asserting a claim arising pursuant to any provision of the Delaware General Corporation Law or the Company's certificate of incorporation or Bylaws, (d) any action asserting a claim governed by the internal affairs doctrine, or (e) any other action asserting an internal corporate claim as defined in Section 115 of the Delaware General Corporation Law. Article 8 is designed to save the Company and its stockholders from the increased expense of defending against duplicative litigation brought in multiple courts, and also to provide that claims involving Delaware law are decided by Delaware courts.
Delivery of Documents to Stockholders Sharing an Address
SEC rules permit the delivery of a single copy of a company's annual report and proxy statement, or notice of internet availability of proxy materials, as applicable, to any household at which two or more stockholders reside if they appear to be members of the same family. This procedure, referred to as householding, reduces the volume of duplicate information stockholders receive and reduces mailing and printing expenses.
The broker, bank or other nominee for any stockholder who is a beneficial owner of the Company's stock may deliver only one copy of the Company's Annual Report to Stockholders and Proxy Statement, or the Company's Notice, as applicable, to multiple stockholders who share the same address, unless that broker, bank or other nominee has received contrary instructions from one or more of the stockholders. We will deliver promptly, upon written or oral request, a separate copy of the Company's Annual Report to Stockholders and Proxy Statement, or the Company's Notice, as applicable, to any stockholder at a shared address to which a single copy of the documents was delivered. A stockholder who wishes to receive a separate copy of the Company's Annual Report to Stockholders and Proxy Statement, or the Company's Notice, as applicable, now or in the future, should submit a written request to Investor Relations, Colfax Corporation, 420 National Business Parkway, 5th Floor, Annapolis Junction, Maryland 20701 or call (301) 323-9000 and ask for Investor Relations. Beneficial owners sharing an address who are receiving multiple copies of the Company's Annual Report to Stockholders and Proxy Statement, or the Company's Notice, as applicable, and wish to receive a single copy of such materials in the future will need to contact their broker, bank or other nominee to request that only a single copy of each document be mailed to all stockholders at the shared address in the future.

Additional Information

A copy of the Company’s Annual Report to Stockholders for the fiscal year ended December 31, 2015 has been made available concurrently with this Proxy Statement to all stockholders entitled to notice of and to vote at the Annual Meeting. The Annual Report is not incorporated into this Proxy Statement and is not considered proxy-soliciting material.

The Company filed its Annual Report on Form 10-K with the SEC on February 16, 2016. The Company will mail without charge, upon written request, a copy of its Annual Report on Form 10-K for the fiscal year ended December 31, 2015, including financial statements but excluding exhibits. Exhibits, if requested, will be furnished upon the payment of a fee determined by the Company, such fee to be limited to the Company’s reasonable expenses in furnishing the requested exhibit or exhibits. Please send a written request to Investor Relations, Colfax Corporation, 420 National Business Parkway, 5th Floor, Annapolis Junction, Maryland 20701, or access these materials on the Company’s website at www.colfaxcorp.com on the Investors page.

Other Matters

As of the date of this Proxy Statement, the Board does not intend to present any matters other than those described herein at the Annual Meeting and is unaware of any matters to be presented by other parties. If other matters are properly brought before the meeting for action by the stockholders, proxies returned to us will be voted in accordance with the recommendation of the Board or, in the absence of such a recommendation, in accordance with the judgment of the proxy holder.

By Order of the Board of Directors

A. Lynne Puckett
Secretary

Appendix A

COLFAX CORPORATION
2016 OMNIBUS INCENTIVE PLAN

Colfax Corporation, a Delaware corporation, sets forth herein the terms of its 2016 Omnibus Incentive Plan, as follows:

1.	PURPOSE

The Plan is intended to enhance the Company’s and its Affiliates’ (as defined herein) ability to attract and retain highly qualified officers, directors, key employees, and other persons, and to motivate such persons to serve the Company and its Affiliates and to expend maximum effort to improve the business results and earnings of the Company, by providing to such persons an opportunity to acquire or increase a direct proprietary interest in the operations and future success of the Company. To this end, the Plan provides for the grant of stock options, stock appreciation rights, restricted stock, stock units, unrestricted stock, and dividend equivalent rights. Any of these awards may, but need not, be made as performance incentives to reward attainment of annual or long-term performance goals in accordance with the terms hereof. Stock options granted under the Plan may be non-qualified stock options or incentive stock options, as provided herein, except that stock options granted to outside directors and any consultants or advisers providing services to the Company or an Affiliate shall in all cases be non-qualified stock options.

2.	DEFINITIONS

For purposes of interpreting the Plan and related documents (including Award Agreements), the following definitions shall apply:

2.1.
“Affiliate” means, with respect to the Company, any company or other trade or business that controls, is controlled by or is under common control with the Company within the meaning of Rule 405 of Regulation C under the Securities Act, including, without limitation, any Subsidiary. For purposes of granting stock options or stock appreciation rights, an entity may not be considered an Affiliate if it results in noncompliance with Code Section 409A.

2.2.
“Annual Incentive Award” means an Award made subject to attainment of performance goals (as described in Section 14) over a performance period of up to one year (the Company’s fiscal year, unless otherwise specified by the Committee).

2.3.	“Award” means a grant of an Option, Stock Appreciation Right, Restricted Stock, Unrestricted Stock, Stock Unit, Dividend Equivalent Right, Performance Share, or Performance Unit under the Plan.

2.4.
“Award Agreement” means the written agreement between the Company and a Grantee that evidences and sets out the terms and conditions of an Award. An Award Agreement may be provided in any medium, including any electronic medium.

2.5.	“Benefit Arrangement” shall have the meaning set forth in Section 15 hereof.

2.6.	“Board” means the Board of Directors of the Company.

2.7.
“Cause” means, as determined by the Board or the Committee and unless otherwise provided in an Award Agreement or other applicable agreement with the Company: (i) gross negligence or willful misconduct in connection with the performance of duties; (ii) conviction of a criminal offense (other than minor traffic offenses); or (iii) material breach of any term of any employment, consulting or other services, confidentiality, intellectual property or non-competition agreements, if any, between the Service Provider and the Company or any Affiliate.

2.8.	“Code” means the Internal Revenue Code of 1986, as now in effect or as hereafter amended.

2.9.	“Committee” means a committee of, and designated from time to time by resolution of, the Board, which shall be constituted as provided in Section 3.

2.10.	“Company” means Colfax Corporation.

2.11.
“Corporate Transaction” means (i) the dissolution or liquidation of the Company or a merger, consolidation, or reorganization of the Company with one or more other entities in which the Company is not the surviving entity which results in any person or entity (other than persons who are stockholders or Affiliates immediately prior to the transaction) owning 50% or more of the combined voting power of all classes of stock of the Company, (ii) a sale of all or substantially all of the assets of the Company to another person or entity, or (iii) any transaction (including without limitation a merger or reorganization in which the Company is the surviving entity) which results in any person or entity (other than persons who are stockholders or Affiliates immediately prior to the transaction) owning 50% or more of the combined voting power of all classes of stock of the Company.

2.12.	“Covered Employee” means a Grantee who is a covered employee within the meaning of Section 162(m)(3) of the Code.

2.13.
“Disability” means the Grantee is unable to perform each of the essential duties of such Grantee’s position by reason of a medically determinable physical or mental impairment which is potentially permanent in character or which can be expected to last for a continuous period of not less than 12 months; provided, however, that, with respect to rules regarding expiration of an Incentive Stock Option following termination of the Grantee’s Service, Disability shall mean the Grantee is unable to engage in any substantial gainful activity by reason of a medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months.

2.14.
“Dividend Equivalent Right” means a right, granted to a Grantee under Section 13 hereof, to receive cash, Stock, other Awards or other property equal in value to dividends paid with respect to a specified number of shares of Stock, or other periodic payments.

2.15.	“Effective Date” means February 15, 2016, the date the Plan was originally approved by the Board, subject to the subsequent approval by the Company’s stockholders within 12 months of such date.

2.16.	“Exchange Act” means the Securities Exchange Act of 1934, as now in effect or as hereafter amended.

2.17.
“Fair Market Value” means the value of a share of Stock, determined as follows: if on the Grant Date or other determination date the Stock is listed on an established national or regional stock exchange, is admitted to quotation on The Nasdaq Stock Market, Inc. or is publicly traded on an established securities market, the Fair Market Value of a share of Stock shall be the closing price of the Stock on such exchange or in such market (if there is more than one such exchange or market the Board or the Committee shall determine the appropriate exchange or market) on the Grant Date or such other determination date (or if there is no such reported closing price, the Fair Market Value shall be the average between the highest bid and lowest asked prices or between the high and low sale prices on such trading day) or, if no sale of Stock is reported for such trading day, on the next preceding day on which any sale shall have been reported. If the Stock is not listed on such an exchange, quoted on such system or traded on such a market, Fair Market Value shall be the value of the Stock as determined by the Board or the Committee in good faith in a manner consistent with Code Section 409A.

2.18.
“Family Member” means a person who is a spouse, former spouse, child, stepchild, grandchild, parent, stepparent, grandparent, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother, sister, brother-in-law, or sister-in-law, including adoptive relationships, of the Grantee, any person sharing the Grantee’s household (other than a tenant or employee), a trust in which any one or more of these persons have more than fifty percent of the beneficial interest, a foundation in which any one or more of these persons (or the Grantee) control the management of assets, and any other entity in which one or more of these persons (or the Grantee) own more than fifty percent of the voting interests.

2.19.
“Grant Date” means, as determined by the Board or the Committee, the latest to occur of (i) the date as of which the Board or the Committee approves an Award, (ii) the date on which the recipient of an Award first becomes eligible to receive an Award under Section 6 hereof, or (iii) such other date as may be specified by the Board or the Committee.

2.20.	“Grantee” means a person who receives or holds an Award under the Plan.

2.21.
“Incentive Stock Option” means an “incentive stock option” within the meaning of Section 422 of the Code, or the corresponding provision of any subsequently enacted tax statute, as amended from time to time.

2.22.	“Non-qualified Stock Option” means an Option that is not an Incentive Stock Option.

2.23.	“Option” means an option to purchase one or more shares of Stock pursuant to the Plan.

2.24.	“Option Price” means the exercise price for each share of Stock subject to an Option.

2.25.	“Other Agreement” shall have the meaning set forth in Section 14 hereof.

2.26.	“Outside Director” means a member of the Board who is not an officer or employee of the Company.

2.27.	“Performance Award” means an Award made subject to the attainment of one or more performance goals (as described in Section 14 and Appendix A) over a performance period of up to ten (10) years.

2.28.
“Performance-Based Compensation” means compensation under an Award that is intended to satisfy the requirements of Code Section 162(m) for certain performance-based compensation paid to Covered Employees. Notwithstanding the foregoing, nothing in this Plan shall be construed to mean that an Award which does not satisfy the requirements for performance-based compensation under Code Section 162(m) does not constitute performance-based compensation for other purposes, including Code Section 409A.

2.29.
“Performance Measures” means measures as described in Appendix A on which the performance goals are based and which are approved by the Company’s stockholders pursuant to this Plan in order to qualify Awards as Performance-Based Compensation.

2.30.	“Performance Period” means the period of time during which the performance goals must be met in order to determine the degree of payout and/or vesting with respect to an Award.

2.31.
“Performance Share” means an Award under Section 14 hereof and subject to the terms of this Plan, denominated in Stock, the value of which at the time it is payable is determined as a function of the extent to which corresponding performance criteria have been achieved.

2.32.
“Performance Unit” means an Award under Section 14 hereof and subject to the terms of this Plan, denominated in Stock Units, the value of which at the time it is payable is determined as a function of the extent to which corresponding performance criteria have been achieved.

2.33.	“Plan” means this Colfax Corporation 2016 Omnibus Incentive Plan, as the same may be amended from time to time.

2.34.	“Prior Plan” means the Colfax Corporation 2008 Omnibus Incentive Plan, as amended and restated.

2.35.	“Purchase Price” means the purchase price for each share of Stock pursuant to a grant of Restricted Stock or Unrestricted Stock.

2.36.	“Reporting Person” means a person who is required to file reports under Section 16(a) of the Exchange Act.

2.37.	“Restricted Stock” means one or more shares of Stock, awarded to a Grantee pursuant to Section 10 hereof.

2.38.	“SAR Exercise Price” means the per share exercise price of an SAR granted to a Grantee under Section 9 hereof.

2.39.	“Securities Act” means the Securities Act of 1933, as now in effect or as hereafter amended.

2.40.
“Service” means (i) such term as defined in an applicable Award Agreement, if the Award Agreement so defines such term, or (ii) if not defined in an applicable Award Agreement, service as a Service Provider to the Company or an Affiliate. Unless otherwise stated in the applicable Award Agreement, a Grantee’s change in position or duties and periods of leave following which a Service Provider is expected to return to service with the Company or an Affiliate shall not result in interrupted or terminated Service, so long as such Grantee continues to be a Service

Provider to the Company or an Affiliate. Any periods of garden leave prior to a Service Provider’s termination of service with the Company or an Affiliate shall not be considered periods of “Service” hereunder, unless the Committee determines otherwise. Subject to the preceding, whether a termination of Service shall have occurred for purposes of the Plan shall be determined by the Board or the Committee, which determination shall be final, binding and conclusive.

2.41.
“Service Provider” means an employee, officer or director of the Company or an Affiliate, or a consultant or adviser (who is a natural person) currently providing services to the Company or an Affiliate.

2.42.	“Stock” means the common stock, par value $0.001 per share, of the Company.

2.43.	“Stock Appreciation Right” or “SAR” means a right granted to a Grantee under Section 9 hereof.

2.44.	“Stock Unit” means a bookkeeping entry representing the equivalent of one share of Stock awarded to a Grantee pursuant to Section 10 hereof.

2.45.	“Subsidiary” means any “subsidiary corporation” of the Company within the meaning of Section 424(f) of the Code.

2.46.
“Substitute Award” means an Award granted upon assumption of, or in substitution for, an outstanding award previously granted by a company or other entity acquired by the Company or any Affiliate or with which the Company or any Affiliate combines.

2.47.
“Ten Percent Stockholder” means an individual who owns more than ten percent (10%) of the total combined voting power of all classes of outstanding stock of the Company, its parent or any of its Subsidiaries. In determining stock ownership, the attribution rules of Section 424(d) of the Code shall be applied.

2.48.	“Unrestricted Stock” means one or more shares of Stock, awarded to a Grantee pursuant to Section 11 hereof.

3.	ADMINISTRATION OF THE PLAN

3.1.	Board

The Board shall have such powers and authorities related to the administration of the Plan as are consistent with the Company’s certificate of incorporation and by-laws and applicable law. The Board shall have full power and authority to take all actions and to make all determinations required or provided for under the Plan, any Award or any Award Agreement, and shall have full power and authority to take all such other actions and make all such other determinations not inconsistent with the specific terms and provisions of the Plan that the Board deems to be necessary or appropriate to the administration of the Plan, any Award or any Award Agreement. All such actions and determinations shall be by the affirmative vote of a majority of the members of the Board present at a meeting or by unanimous consent of the Board executed in writing in accordance with the Company’s certificate of incorporation and by-laws and applicable law. The interpretation and construction by the Board of any provision of the Plan, any Award or any Award Agreement shall be final, binding and conclusive.

3.2.	Committee

The Board hereby delegates to the Compensation Committee of the Board, which shall be the Committee hereunder until such time as a replacement Committee is so designated by the Board, such powers and authorities related to the administration and implementation of the Plan, as set forth in Section 3.1 above and 3.3 below.

(i)
Except as provided in Subsection (ii) and except as the Board may otherwise determine, the Committee, and any successor thereto appointed by the Board to administer the Plan shall consist of two or more Outside Directors of the Company who: (a) qualify as “outside directors” within the meaning of Section 162(m) of the Code and who (b) meet such other requirements as may be established from time to time by the Securities and Exchange Commission for plans intended to qualify for exemption under Rule 16b-3 (or its successor) under the Exchange Act and who (c) comply with the independence requirements of the stock exchange on which the Stock is listed.

(ii)
The Board may also appoint one or more separate committees, each composed of one or more directors of the Company who need not be Outside Directors or one or more officers of the Company who need not be members of the Board, who may administer the Plan with respect to employees or other Service Providers who are not officers or directors of the Company, may grant Awards under the Plan to such employees or other Service Providers, and may determine all terms of such Awards.

In the event that the Plan, any Award or any Award Agreement entered into hereunder provides for any action to be taken by or determination to be made by the Board, such action may be taken or such determination may be made by the Committee if the power and authority to do so has been delegated to the Committee by the Board as provided for in this Section. Unless otherwise expressly determined by the Board, any such action or determination by the Committee shall be final, binding and conclusive. To the extent permitted by law, the Committee may delegate its authority under the Plan to a member of the Board.

3.3.	Terms of Awards

Subject to the other terms and conditions of the Plan, the Committee shall have full and final authority to:

(i)	designate Grantees,

(ii)	determine the type or types of Awards to be made to a Grantee,

(iii)	determine the number of shares of Stock to be subject to an Award,

(iv)
establish the terms and conditions of each Award (including, but not limited to, the exercise price of any Option, the nature and duration of any restriction or condition (or provision for lapse thereof) relating to the vesting, exercise, transfer, or forfeiture of an Award or the shares of Stock subject thereto, and any terms or conditions that may be necessary to qualify Options as Incentive Stock Options),

(v)	prescribe the form of each Award Agreement evidencing an Award,

(vi)	correct any defect, supply any omission or reconcile any inconsistency in this Plan, any Award or any Award Agreement, and

(vii)
amend, modify, or supplement the terms of any outstanding Award. Such authority specifically includes the authority, in order to effectuate the purposes of the Plan but without amending the Plan, to modify Awards to eligible individuals who are foreign nationals or are individuals who are employed outside the United States to recognize differences in local law, tax policy, or custom. Notwithstanding the foregoing, no amendment, modification or supplement of any Award shall, without the consent of the Grantee, materially impair the Grantee’s rights under such Award. In addition, notwithstanding anything in the Plan to the contrary, the Committee shall not have the discretion to accelerate the vesting of any outstanding Awards, except that the Committee may accelerate the vesting of Awards in the event of a Grantee’s death or disability or as provided in Section 17 of the Plan.

The Company may retain the right in an Award Agreement to cause a forfeiture of the gain realized by a Grantee on account of actions taken by the Grantee in violation or breach of or in conflict with any employment agreement, non-competition agreement, any agreement prohibiting solicitation of employees or clients of the Company or any Affiliate thereof or any confidentiality obligation with respect to the Company or any Affiliate thereof or otherwise in competition with the Company or any Affiliate thereof, to the extent specified in such Award Agreement applicable to the Grantee. Furthermore, the Company may annul an Award if the Grantee is an employee of the Company or an Affiliate thereof and is terminated for Cause.

Except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, distribution (whether in the form of cash, shares of Stock, other securities or other property), stock split, extraordinary cash dividend, recapitalization, change in control, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of shares of Stock or other securities or similar transaction), the Company may not, without obtaining stockholder approval: (a) amend the terms of outstanding Options or SARs to reduce the Option Price or SAR Exercise Price of such outstanding Options or SARs; (b) cancel outstanding Options or SARs in exchange for or substitution of Options or SARs with an Option Price or SAR Exercise Price that is less than the Option Price or SAR Exercise Price of the original Options or SARs; or (c) cancel outstanding Options or SARs with an Option Price or SAR Exercise Price above the current stock price in exchange for cash or other securities.

3.4.	Deferral Arrangement.

The Board or the Committee may permit or require the deferral of any Award payment into a deferred compensation arrangement, subject to such rules and procedures as it may establish, which may include provisions for the payment or crediting of interest or dividend equivalents, including converting such credits into deferred Stock equivalents. Any such deferrals shall be made in a manner that complies with Code Section 409A.

3.5.	No Liability.

No member of the Board or of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Award or Award Agreement.

3.6.	Share Issuance/Book-Entry.

Notwithstanding any provision of this Plan to the contrary, the issuance of the Stock under the Plan may be evidenced in such a manner as the Board or Committee, in its discretion, deems appropriate, including, without limitation, book-entry registration or issuance of one or more Stock certificates. Any reference to the issuance of Stock Certificates to a Grantee shall be deemed to include any such issuance of the Stock.

4.	STOCK SUBJECT TO THE PLAN

4.1.	Number of Shares Available for Awards.

Subject to adjustment as provided in Section 17, the aggregate number of shares of Stock available for issuance under the Plan shall be ten and a half million (10,500,000). The aggregate number of shares of Stock reserved for issuance under this Plan shall be reduced on a one-for-one basis by shares of Stock covered by any Award of Options or SARs granted under this Plan and shall be reduced by 2.5 shares of Stock for every one (1) share of Stock subject to an Award other than an Option or SAR granted under this Plan, and shall be increased by Stock again made available under the Plan pursuant to Section 4.3. In addition, the aggregate number of shares of Stock reserved for issuance under this Plan shall be reduced on a one-for-one basis by shares of Stock covered by any award of options or stock appreciation rights granted under the Prior Plan after March 1, 2016 and shall be reduced by 2.5 shares of Stock for every one (1) share of Stock subject to an award other than a stock option or stock appreciation right granted under the Prior Plan after March 1, 2016, and shall be increased by Stock again made available under the Plan pursuant to Section 4.3. Shares available for issuance under a stockholder-approved plan of a business entity that is a party to an acquisition, merger or other transaction in which the Company acquires the business entity (as appropriately adjusted, if necessary, to reflect such transaction) may be used for Awards under the Plan and shall not reduce the number of shares of Stock otherwise available for issuance under the Plan, subject to applicable rules of any stock exchange on which the Stock is listed. An aggregate of 10,500,000 shares of Stock available for issuance under the Plan may be issued as Incentive Stock Options.

4.2.	Adjustments in Authorized Shares.

The Board shall have the right to substitute or assume Awards in connection with mergers, reorganizations, separations, or other transactions to which Section 424(a) of the Code applies. The number of shares of Stock reserved pursuant to Section 4 shall be increased by the corresponding number of Substitute Awards.

4.3.	Share Usage.

Shares of Stock covered by an Award shall be counted as used as of the Grant Date in accordance with Section 4.1 above. If any shares of Stock covered by an Award are not purchased or are forfeited or expire, or if an Award otherwise terminates without delivery of Stock subject thereto or is settled in cash in lieu of shares, then the number of shares of Stock counted against the aggregate number of shares available under the Plan with respect to such Award shall, to the extent of any such forfeiture, termination or expiration, again be available for issuance under the Plan. Notwithstanding anything herein to the contrary, if the Option Price of any Option granted under the Plan, or if pursuant to Section 18.3 the withholding obligation of any Grantee with respect to an Option or Stock Appreciation Right, is satisfied by tendering shares of Stock to the Company (by either actual delivery or by attestation) or by withholding shares of Stock, such tendered or withheld shares of Stock will not again be made available for issuance under the Plan. Furthermore, shares of Stock that were subject to a stock-settled Stock Appreciation Right and were not issued upon the net settlement or net exercise of such Stock Appreciation Right will be counted against the aggregate number of shares available for issuance under the Plan and will not again be made available for issuance under the Plan. Any shares of Stock that again become available for issuance under the Plan pursuant to this Section 4.3 shall be added back as one (1) share of stock if such shares were subject to Options or Stock Appreciation Rights, and as 2.5 shares of Stock if such shares were subject to Awards other than Options or Stock Appreciation Rights. As used in this Section 4.3, the terms “Award,” “Option” and “Stock Appreciation” right shall include any award, option or stock appreciation right granted under the Prior Plan on or after March 1, 2016.

5.	EFFECTIVE DATE, DURATION AND AMENDMENTS

5.1.	Effective Date.

The Plan shall be effective as of February 15, 2016, subject to approval by the Company’s stockholders within 12 months of such date.

5.2.	Term.

The Plan shall terminate automatically ten (10) years after the Effective Date set forth in Section 5.1 and may be terminated on any earlier date as provided in Section 5.3. No termination of the Plan shall have any effect on any Awards then outstanding under the Plan.

5.3.	Amendment and Termination of the Plan.

The Board may, at any time and from time to time, amend, suspend, or terminate the Plan as to any shares of Stock as to which Awards have not been made. An amendment shall be contingent on approval of the Company’s stockholders to the extent stated by the Board, required by applicable law or required by applicable stock exchange listing requirements. No Awards shall be made after termination of the Plan. No amendment, suspension, or termination of the Plan shall, without the consent of the Grantee, materially impair rights or obligations under any Award theretofore awarded under the Plan.

6.	AWARD ELIGIBILITY AND LIMITATIONS

6.1.	Service Providers and Other Persons.

Subject to this Section 6, Awards may be made under the Plan to: (i) any Service Provider to the Company or of any Affiliate, including any Service Provider who is an officer or director of the Company or of any Affiliate, as the Board or the Committee shall determine and designate from time to time and (ii) any other individual whose participation in the Plan is determined to be in the best interests of the Company by the Board or the Committee.

6.2.	Successive Awards and Substitute Awards.

An eligible person may receive more than one Award, subject to such restrictions as are provided herein. Notwithstanding Sections 8.1 and 9.1, the Option Price of an Option or the grant price of an SAR that is a Substitute Award may be less than 100% of the Fair Market Value of a share of Stock on the original date of grant; provided, that the Option Price or grant price is determined in accordance with the principles of Code Section 424, Code Section 409A, and the regulations thereunder.

6.3.	Limitation on Shares of Stock Subject to Awards.

(i)
The maximum number of shares of Stock subject to Options or SARs that can be awarded under the Plan to any person eligible for an Award under Section 6 hereof is one million (1,000,000) per calendar year.

(ii)
The maximum number of shares that can be awarded under the Plan, other than pursuant to an Option or SARs, to any person eligible for an Award under Section 6 hereof is one million (1,000,000) per calendar year.

The preceding limitations in this Section 6.3 are subject to adjustment as provided in Section 17 hereof.

6.4.	Limitation on Awards to Outside Directors.

The aggregate dollar value of equity-based (based on the grant date fair value of equity-based Awards) and cash compensation granted under this Plan or otherwise during any calendar year to any Outside Director shall not exceed $350,000; provided, however, that in the calendar year in which an Outside Director first joins the Board or is first designated as Chairman of the Board or Lead Director, the maximum aggregate dollar value of equity-based and cash compensation granted to the Outside Director may be up to two hundred percent (200%) of the foregoing limit.

7.	AWARD AGREEMENT

Each Award granted pursuant to the Plan shall be evidenced by an Award Agreement, in such form or forms as the Board or the Committee shall from time to time determine. Award Agreements granted from time to time or at the same time need not contain similar provisions but shall be consistent with the terms of the Plan. Each Award Agreement evidencing an Award of Options shall specify whether such Options are intended to be Non-qualified Stock Options or Incentive Stock Options, and in the absence of such specification such options shall be deemed Non-qualified Stock Options.

8.	TERMS AND CONDITIONS OF OPTIONS

8.1.	Option Price.

The Option Price of each Option shall be fixed by the Board or the Committee and stated in the Award Agreement evidencing such Option. Except for Substitute Awards, the Option Price of each Option shall be at least the Fair Market Value on the Grant Date of a share of Stock; provided, however, that in the event that a Grantee is a Ten Percent Stockholder, the Option Price

of an Option granted to such Grantee that is intended to be an Incentive Stock Option shall be not less than 110 percent of the Fair Market Value of a share of Stock on the Grant Date. In no case shall the Option Price of any Option be less than the par value of a share of Stock.

8.2.	Vesting.

Subject to Sections 8.3 and 17.3 hereof, each Option granted under the Plan shall become exercisable at such times and under such conditions (including conditions based on achievement of performance goals and/or future service requirements) as shall be determined by the Board or the Committee and stated in the Award Agreement. Except for Substitute Awards and in certain limited situations determined by the Board or the Committee relating to the death or disability of the Grantee or a Corporate Transaction, Options shall have a vesting period of not less than one (1) year from date of grant; provided, however, that up to an aggregate of 5% of the aggregate number of shares of Stock available for issuance under the Plan may be granted without regard to such minimum vesting period or the minimum vesting period set forth in Sections 9.2 and 10.2. For purposes of this Section 8.2, fractional numbers of shares of Stock subject to an Option shall be rounded down to the next nearest whole number.

8.3.	Term.

Each Option granted under the Plan shall terminate, and all rights to purchase shares of Stock thereunder shall cease, upon the expiration of ten years from the date such Option is granted, or under such circumstances and on such date prior thereto as is set forth in the Plan or as may be fixed by the Board or the Committee and stated in the Award Agreement relating to such Option; provided, however, that (i) in the event that the Grantee is a Ten Percent Stockholder, an Option granted to such Grantee that is intended to be an Incentive Stock Option shall not be exercisable after the expiration of five years from its Grant Date; and (ii) such term shall be automatically extended by 30 days (but to no longer than ten years for any Option that intended to be an Incentive Stock Option or to no longer than five years for any Option that intended to be an Incentive Stock Option and is granted to a Ten Percent Stockholder) in the event that the original term of the Option is set to expire during a closed window period applicable to the Grantee.

8.4.	Termination of Service.

Each Award Agreement shall set forth the extent to which the Grantee shall have the right to exercise the Option following termination of the Grantee’s Service. Such provisions shall be determined in the sole discretion of the Board or the Committee, need not be uniform among all Options issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination of Service.

8.5.	Limitations on Exercise of Option.

Notwithstanding any other provision of the Plan, in no event may any Option be exercised, in whole or in part, prior to the date the Plan is approved by the stockholders of the Company as provided herein or after the occurrence of an event referred to in Section 17 hereof which results in termination of the Option.

8.6.	Method of Exercise.

An Option that is exercisable may be exercised by the Grantee’s delivery to the Company of written notice of exercise on any business day, at the Company’s principal office, on the form specified by the Company. Such notice shall specify the number of shares of Stock with respect to which the Option is being exercised and shall be accompanied by payment in full of the Option Price of the shares for which the Option is being exercised plus the amount (if any) of federal and/or other taxes which the Company may, in its judgment, be required to withhold with respect to an Award. The minimum number of shares of Stock with respect to which an Option may be exercised, in whole or in part, at any time shall be the lesser of (i) 100 shares or such lesser number set forth in the applicable Award Agreement and (ii) the maximum number of shares available for purchase under the Option at the time of exercise.

8.7.	Rights of Holders of Options.

Unless otherwise stated in the applicable Award Agreement, an individual holding or exercising an Option shall have none of the rights of a stockholder (for example, the right to receive cash or dividend payments or distributions attributable to the subject shares of Stock or to direct the voting of the subject shares of Stock) until the shares of Stock covered thereby are fully paid for and issued to him. Except as provided in Section 17 hereof, no adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date of such issuance.

8.8.	Delivery of Stock Certificates.

Promptly after the exercise of an Option by a Grantee and the payment in full of the Option Price, such Grantee shall be entitled to the issuance of a stock certificate or certificates evidencing his or her ownership of the shares of Stock subject to the Option.

8.9.	Transferability of Options.

Except as provided in Section 8.10, during the lifetime of a Grantee, only the Grantee (or, in the event of legal incapacity or incompetency, the Grantee’s guardian or legal representative) may exercise an Option. Except as provided in Section 8.10, no Option shall be assignable or transferable by the Grantee to whom it is granted, other than by will or the laws of descent and distribution.

8.10.	Family Transfers.

If authorized in the applicable Award Agreement, a Grantee may transfer, not for value, all or part of an Option which is not an Incentive Stock Option to any Family Member. For the purpose of this Section 8.10, a “not for value” transfer is a transfer which is (i) a gift, (ii) a transfer under a domestic relations order in settlement of marital property rights; or (iii) a transfer to an entity in which more than fifty percent of the voting interests are owned by Family Members (or the Grantee) in exchange for an interest in that entity. Following a transfer under this Section 8.10, any such Option shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer. Subsequent transfers of transferred Options are prohibited except to Family Members of the original Grantee in accordance with this Section 8.10 or by will or the laws of descent and distribution. The events of termination of Service of Section 8.4 hereof shall continue to be applied with respect to the original Grantee, following which the Option shall be exercisable by the transferee only to the extent, and for the periods specified, in Section 8.4.

8.11.	Limitations on Incentive Stock Options.

An Option shall constitute an Incentive Stock Option only (i) if the Grantee of such Option is an employee of the Company or any Subsidiary of the Company; (ii) to the extent specifically provided in the related Award Agreement; and (iii) to the extent that the aggregate Fair Market Value (determined at the time the Option is granted) of the shares of Stock with respect to which all Incentive Stock Options held by such Grantee become exercisable for the first time during any calendar year (under the Plan and all other plans of the Grantee’s employer and its Affiliates) does not exceed $100,000. This limitation shall be applied by taking Options into account in the order in which they were granted.

8.12.	Notice of Disqualifying Disposition.

If any Grantee shall make any disposition of shares of Stock issued pursuant to the exercise of an Incentive Stock Option under the circumstances described in Code Section 421(b) (relating to certain disqualifying dispositions), such Grantee shall notify the Company of such disposition within ten (10) days thereof.

9.	TERMS AND CONDITIONS OF STOCK APPRECIATION RIGHTS

9.1.	Right to Payment and Grant Price.

An SAR shall confer on the Grantee to whom it is granted a right to receive, upon exercise thereof, the excess of (A) the Fair Market Value of one share of Stock on the date of exercise over (B) the grant price of the SAR as determined by the Board or the Committee. The Award Agreement for an SAR shall specify the grant price of the SAR, which shall be at least the Fair Market Value of a share of Stock on the date of grant. SARs may be granted in conjunction with all or part of an Option granted under the Plan or at any subsequent time during the term of such Option, in conjunction with all or part of any other Award or without regard to any Option or other Award; provided that an SAR that is granted subsequent to the Grant Date of a related Option must have an SAR Price that is no less than the Fair Market Value of one share of Stock on the SAR Grant Date.

9.2.	Other Terms.

The Board or the Committee shall determine at the date of grant or thereafter, the time or times at which and the circumstances under which an SAR may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the time or times at which SARs shall cease to be or become exercisable following termination of Service or upon other conditions, the method of exercise, method of settlement, form of consideration payable in settlement, method by or forms in which Stock will be delivered or deemed to be delivered to Grantees, whether or not an SAR shall be in tandem or in combination with any other Award, and any other terms and conditions of any SAR. Notwithstanding the foregoing, except for Substitute Awards and in certain limited situations determined by the Board or the Committee relating to the death or disability of the Grantee or a Corporate Transaction, SARs shall have a vesting period of not less than one (1) year from date of grant; provided, however, that up to an aggregate of 5% of the aggregate number of shares of Stock available for issuance under the Plan may be granted without regard to such minimum vesting period or the minimum vesting period set forth in Sections 8.2 and 10.2.

9.3.	Term.

Each SAR granted under the Plan shall terminate, and all rights thereunder shall cease, upon the expiration of ten years from the date such SAR is granted, or under such circumstances and on such date prior thereto as is set forth in the Plan or as may be fixed by the Board or the Committee and stated in the Award Agreement relating to such SAR; provided, however, that such term shall be automatically extended by 30 days in the event that the original term of the SAR is set to expire during a closed window period applicable to the Grantee.

9.4.	Transferability of SARS.

Except as provided in Section 9.5, during the lifetime of a Grantee, only the Grantee (or, in the event of legal incapacity or incompetency, the Grantee’s guardian or legal representative) may exercise a SAR. Except as provided in Section 9.5, no SAR shall be assignable or transferable by the Grantee to whom it is granted, other than by will or the laws of descent and distribution.

9.5.	Family Transfers.

If authorized in the applicable Award Agreement, a Grantee may transfer, not for value, all or part of a SAR to any Family Member. For the purpose of this Section 9.5, a “not for value” transfer is a transfer which is (i) a gift, (ii) a transfer under a domestic relations order in settlement of marital property rights; or (iii) a transfer to an entity in which more than fifty percent of the voting interests are owned by Family Members (or the Grantee) in exchange for an interest in that entity. Following a transfer under this Section 9.5, any such SAR shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer. Subsequent transfers of transferred SARs are prohibited except to Family Members of the original Grantee in accordance with this Section 9.5 or by will or the laws of descent and distribution.

10.	TERMS AND CONDITIONS OF RESTRICTED STOCK AND STOCK UNITS

10.1.	Grant of Restricted Stock or Stock Units.

Awards of Restricted Stock or Stock Units may be made for no consideration (other than par value of the shares which is deemed paid by Services already rendered).

10.2.	Restrictions.

At the time a grant of Restricted Stock or Stock Units is made, the Board or the Committee may, in its sole discretion, establish a period of time (a “restricted period”) applicable to such Restricted Stock or Stock Units. Each Award of Restricted Stock or Stock Units may be subject to a different restricted period. The Board or the Committee may, in its sole discretion, at the time a grant of Restricted Stock or Stock Units is made, prescribe restrictions in addition to or other than the expiration of the restricted period, including the satisfaction of corporate or individual performance objectives, which may be applicable to all or any portion of the Restricted Stock or Stock Units as described in Article 14. Notwithstanding the foregoing, except for Substitute Awards and in certain limited situations determined by the Board or the Committee relating to the death or disability of the Grantee or a Corporate Transaction, Awards of Restricted Stock or Stock Units subject solely to continued Service with the Company or an Affiliate shall have a vesting period of not less than one year from date of grant; provided, however, that up to an aggregate of 5% of the aggregate number of shares of Stock available for issuance under the Plan may be granted without regard to such minimum vesting period or the minimum vesting period set forth in Sections 8.2 and 9.2. Neither Restricted Stock nor Stock Units may be sold, transferred, assigned, pledged or otherwise encumbered or disposed of during the restricted period or prior to the satisfaction of any other restrictions prescribed by the Board or the Committee with respect to such Restricted Stock or Stock Units.

10.3.	Restricted Stock Certificates.

The Company shall issue, in the name of each Grantee to whom Restricted Stock has been granted, stock certificates representing the total number of shares of Restricted Stock granted to the Grantee, as soon as reasonably practicable after the Grant Date. The Board or the Committee may provide in an Award Agreement that either (i) the Secretary of the Company shall hold such certificates for the Grantee’s benefit until such time as the Restricted Stock is forfeited to the Company or the restrictions lapse, or (ii) such certificates shall be delivered to the Grantee, provided, however, that such certificates shall bear a legend or legends that comply with the applicable securities laws and regulations and makes appropriate reference to the restrictions imposed under the Plan and the Award Agreement.

10.4.	Rights of Holders of Restricted Stock.

Unless the Board or the Committee otherwise provides in an Award Agreement, holders of Restricted Stock shall have the right to vote such Stock and the right to receive any dividends declared or paid with respect to such Stock. The Board or the Committee may provide that any dividends paid on Restricted Stock must be reinvested in shares of Stock, which may or may not be subject to the same vesting conditions and restrictions applicable to such Restricted Stock. Dividends paid on Restricted Stock which vests or is earned based upon the achievement of performance goals shall not vest unless such performance goals for such Restricted Stock are achieved, and if such performance goals are not achieved, the Grantee of such Restricted Stock shall promptly forfeit and repay to the Company such dividend payments. All distributions, if any, received by a Grantee with respect to Restricted Stock as a result of any stock split, stock dividend, combination of shares, or other similar transaction shall be subject to the restrictions applicable to the original Grant.

10.5.	Rights of Holders of Stock Units.

(i)	Voting and Dividend Rights.

Holders of Stock Units shall have no rights as stockholders of the Company. The Board or the Committee may provide in an Award Agreement evidencing a grant of Stock Units that the holder of such Stock Units shall be entitled to receive, upon the Company’s payment of a cash dividend on its outstanding Stock, a cash payment for each Stock Unit held equal to the per-share dividend paid on the Stock. Dividends paid on Stock Units which vest or are earned based upon the achievement of performance goals shall not vest unless such performance goals for such Stock Units are achieved, and if such performance goals are not achieved, the Grantee of such Stock Units shall promptly forfeit and repay to the Company such dividend payments. Such Award Agreement may also provide that such cash payment will be deemed reinvested in additional Stock Units at a price per unit equal to the Fair Market Value of a share of Stock on the date that such dividend is paid.

(ii)	Creditor’s Rights.

A holder of Stock Units shall have no rights other than those of a general creditor of the Company. Stock Units represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Award Agreement.

10.6.	Termination of Service.

Unless the Board or the Committee otherwise provides in an Award Agreement or in writing after the Award Agreement is issued, upon the termination of a Grantee’s Service, any Restricted Stock or Stock Units held by such Grantee that have not vested, or with respect to which all applicable restrictions and conditions have not lapsed, shall immediately be deemed forfeited. Upon forfeiture of Restricted Stock or Stock Units, the Grantee shall have no further rights with respect to such Award, including but not limited to any right to vote Restricted Stock or any right to receive dividends with respect to shares of Restricted Stock or Stock Units.

10.7.	Purchase of Restricted Stock.

The Grantee shall be required, to the extent required by applicable law, to purchase the Restricted Stock from the Company at a Purchase Price equal to the greater of (i) the aggregate par value of the shares of Stock represented by such Restricted Stock or (ii) the Purchase Price, if any, specified in the Award Agreement relating to such Restricted Stock. The Purchase Price shall be payable in a form described in Section 12 or, in the discretion of the Board or the Committee, in consideration for past Services rendered to the Company or an Affiliate.

10.8.	Delivery of Stock.

Upon the expiration or termination of any restricted period and the satisfaction of any other conditions prescribed by the Board or the Committee, the restrictions applicable to shares of Restricted Stock or Stock Units settled in Stock shall lapse, and, unless otherwise provided in the Award Agreement, a stock certificate for such shares shall be delivered, free of all such restrictions, to the Grantee or the Grantee’s beneficiary or estate, as the case may be. Neither the Grantee, nor the Grantee’s beneficiary or estate, shall have any further rights with regard to a Stock Unit once the share of Stock represented by the Stock Unit has been delivered.

11.	TERMS AND CONDITIONS OF UNRESTRICTED STOCK AWARDS

The Board or the Committee may, in its sole discretion, grant (or sell at par value or such other higher purchase price determined by the Board or the Committee) an Unrestricted Stock Award to any Grantee pursuant to which such Grantee may receive shares of Stock free of any restrictions (“Unrestricted Stock”) under the Plan. Unrestricted Stock Awards may be granted or sold as described in the preceding sentence in respect of past services and other valid consideration, or in lieu of, or in addition to, any cash compensation due to such Grantee.

12.	FORM OF PAYMENT FOR OPTIONS AND RESTRICTED STOCK

12.1.	General Rule.

Payment of the Option Price for the shares purchased pursuant to the exercise of an Option or the Purchase Price for Restricted Stock shall be made in cash or in cash equivalents acceptable to the Company.

12.2.	Surrender of Stock.

To the extent the Award Agreement so provides, payment of the Option Price for shares purchased pursuant to the exercise of an Option or the Purchase Price for Restricted Stock may be made all or in part through the tender to the Company of shares of Stock, which shall be valued, for purposes of determining the extent to which the Option Price or Purchase Price has been paid thereby, at their Fair Market Value on the date of exercise or surrender.

12.3.	Cashless Exercise.

With respect to an Option only (and not with respect to Restricted Stock), to the extent permitted by law and to the extent the Award Agreement so provides, payment of the Option Price for shares purchased pursuant to the exercise of an Option may be made all or in part by delivery (on a form acceptable to the Board or the Committee) of an irrevocable direction to a licensed securities broker acceptable to the Company to sell shares of Stock and to deliver all or part of the sales proceeds to the Company in payment of the Option Price and any withholding taxes described in Section 18.3.

12.4.	Other Forms of Payment.

To the extent the Award Agreement so provides, payment of the Option Price for shares purchased pursuant to exercise of an Option or the Purchase Price for Restricted Stock may be made in any other form that is consistent with applicable laws, regulations and rules.

13.	TERMS AND CONDITIONS OF DIVIDEND EQUIVALENT RIGHTS

13.1.	Dividend Equivalent Rights.

A Dividend Equivalent Right is an Award entitling the recipient to receive credits based on cash distributions that would have been paid on the shares of Stock specified in the Dividend Equivalent Right (or other award to which it relates) if such shares had been issued to and held by the recipient. A Dividend Equivalent Right may be granted hereunder to any Grantee, provided that no Dividend Equivalent Rights may be granted in connection with, or related to, an Award of Options or SARs. The terms and conditions of Dividend Equivalent Rights shall be specified in the grant. Dividend equivalents credited to the holder of a Dividend Equivalent Right may be paid currently or at the end of any applicable vesting period, or may be deemed to be reinvested in additional shares of Stock, which may thereafter accrue additional equivalents. Any such reinvestment shall be at Fair Market Value on the date of reinvestment. Dividend Equivalent Rights may be settled in cash or Stock or a combination thereof, in a single installment or installments, all determined in the sole discretion of the Board or the Committee. A Dividend Equivalent Right granted as a component of another Award may provide that such Dividend Equivalent Right shall be settled upon exercise, settlement, or payment of, or lapse of restrictions on, such other award, and that such Dividend Equivalent Right shall expire or be forfeited or annulled under the same conditions as such other award. A Dividend Equivalent Right granted as a component of another Award also may contain terms and conditions which are different from the terms and conditions of such other Award, provided that Dividend Equivalent Rights credited pursuant to a Dividend Equivalent Right granted as a component of another Award which vests or is earned based upon the achievement of performance goals shall not vest or become payable unless such performance goals for such underlying Award are achieved, and if such performance goals are not achieved, the Grantee of such Dividend Equivalent Rights shall promptly forfeit and repay to the Company payments made in connection with such Dividend Equivalent Rights.

13.2.	Termination of Service.

Except as may otherwise be provided by the Board or the Committee either in the Award Agreement or in writing after the Award Agreement is issued, a Grantee’s rights in all Dividend Equivalent Rights or interest equivalents shall automatically terminate upon the Grantee’s termination of Service for any reason.

14.	TERMS AND CONDITIONS OF PERFORMANCE SHARES, PERFORMANCE UNITS, PERFORMANCE AWARDS AND ANNUAL INCENTIVE AWARDS

14.1.	Grant of Performance Units/Performance Shares.

Subject to the terms and provisions of this Plan, the Board or Committee, at any time and from time to time, may grant Performance Units and/or Performance Shares to Grantees in such amounts and upon such terms as the Board or Committee shall determine.

14.2.	Value of Performance Units/Performance Shares.

Each Award of Performance Units and Performance Shares shall specify a target or actual number of shares of Stock that is established by the Board or Committee at the time of grant. Each Performance Share shall have an initial value equal to the Fair Market Value of a Share on the date of grant. The Board or Committee shall set performance goals in its discretion which, depending on the extent to which they are met, will determine the value and/or number of Performance Units/Performance Shares that will be paid out to the Grantee.

14.3.	Earning of Performance Units/Performance Shares.

Performance Units/Performance Shares shall be entitled to receive payout on the value and number of Performance Units/Performance Shares earned by the Grantee over the Performance Period, to be determined as a function of the extent to which the corresponding performance goals have been achieved.

14.4.	Form and Timing of Payment of Performance Units/Performance Shares.

Payment of earned Performance Units/Performance Shares shall be as determined by the Board or Committee and as evidenced in the Award Agreement. Subject to the terms of this Plan, the Board or the Committee, in its sole discretion, may pay earned Performance Units/Performance Shares in the form of cash or in shares (or in a combination thereof) equal to the value of the earned Performance Units/Performance Shares at the close of the applicable Performance Period, or as soon as practicable after the end of the Performance Period. Any Shares may be granted subject to any restrictions deemed appropriate by the Board or Committee. The determination of the Board or Committee with respect to the form of payout of such Awards shall be set forth in the Award Agreement pertaining to the grant of the Award.

14.5.	Performance Conditions.

The right of a Grantee to exercise or receive a grant or settlement of any Award, and the timing thereof, may be subject to such performance conditions as may be specified by the Board or Committee. The Board or Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions. If and to the extent required under Code Section 162(m), any power or authority relating to an Award intended to qualify under Code Section 162(m), shall be exercised by the Committee and not the Board.

14.6.	Performance Awards or Annual Incentive Awards Granted to Designated Covered Employees.

If and to the extent that the Board or Committee determines that an Award to be granted to a Grantee who is designated by the Committee as likely to be a Covered Employee is intended to qualify as “performance-based compensation” for purposes of Code Section 162(m), the grant, exercise and/or settlement of such Award shall be contingent upon achievement of pre-established performance goals and other terms set forth in this Section 14.6 and Appendix A.

(i)	Performance Goals Generally.

The performance goals for such Awards shall consist of one or more business criteria and a targeted level or levels of performance with respect to each of such criteria, as specified by the Committee consistent with this Section 14.6. and Appendix A. The Committee may determine that such Awards shall be granted, exercised and/or settled upon achievement of any one performance goal or that two or more of the performance goals must be achieved as a condition to grant, exercise and/or settlement of such Awards. Performance goals may differ for Awards granted to any one Grantee or to different Grantees.

(ii)
Timing For Establishing Performance Goals. For Awards other than Options that are intended to qualify as “performance-based compensation” for purposes of Code Section 162(m), performance goals shall be established not later than 90 days after the beginning of any performance period applicable to such Awards, or at such other date as may be required or permitted for “performance-based compensation” under Code Section 162(m) and the regulations issued thereunder.

(iii)	Settlement of Awards; Other Terms.

Settlement of such Awards shall be in cash, Stock, other Awards or other property, in the discretion of the Committee. The Committee may, in its discretion, reduce the amount of a settlement otherwise to be made in connection with such Awards. The Committee shall specify the circumstances in which such Performance or Annual Incentive Awards shall be paid or forfeited in the event of termination of Service by the Grantee prior to the end of a performance period or settlement of Awards.

(iv)	Performance Measures.

The performance goals upon which the grant, payment or vesting of an Award that is intended to qualify as Performance-Based Compensation shall be limited to the Performance Measures.

Any Performance Measure(s) may be used to measure the performance of the Company, any Subsidiary, and/or any Affiliate as a whole or any business unit of the Company, any Subsidiary, and/or any Affiliate or any combination thereof, as the Committee may deem appropriate, or any of the Performance Measures as compared to the performance of a group of comparator companies, or published or special index that the Committee, in its sole discretion, deems appropriate, or the Company may select share price, including growth measures and total stockholder return as compared to various stock market indices. The Committee also has the authority to provide for accelerated vesting of any Award based on the achievement of performance goals pursuant to the Performance Measures.

(v)	Evaluation of Performance.

The Committee may provide in any such Award that any evaluation of performance may include or exclude any of the following events that occur during a Performance Period: (a) asset write-downs; (b) litigation or claim judgments or settlements; (c) the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results; (d) any reorganization and restructuring programs; (e) events or circumstances that are unusual in nature or infrequently occurring; (f) acquisitions or divestitures; and (g) foreign exchange gains and losses. To the extent such inclusions or exclusions affect Awards to Covered Employees, they shall be prescribed in a form that meets the requirements of Code Section 162(m) for deductibility.

(vi)	Adjustment of Performance-Based Compensation.

Awards that are intended to qualify as Performance-Based Compensation may not be adjusted upward. The Board and the Committee shall retain the discretion to adjust such Awards downward, either on a formula or discretionary basis, or any combination as the Committee determines.

(vii)	Board Discretion.

In the event that applicable tax and/or securities laws change to permit Board discretion to alter the governing Performance Measures without obtaining stockholder approval of such changes, the Board shall have sole discretion to make such changes without obtaining stockholder approval provided the exercise of such discretion does not violate Code Section 409A. In addition, in the event that the Committee determines that it is advisable to grant Awards that shall not qualify as Performance-Based Compensation, the Committee may make such grants without satisfying the requirements of Code Section 162(m) and base vesting on performance measures other than those set forth in Appendix A.

14.7.	Status of Section Awards Under Code Section 162(m).

It is the intent of the Company that Awards under Section 14.6 hereof granted to persons who are designated by the Committee as likely to be Covered Employees within the meaning of Code Section 162(m) and regulations thereunder shall, if so designated by the Committee, constitute “qualified performance-based compensation” within the meaning of Code Section 162(m) and regulations thereunder. Accordingly, the terms of Section 14.6, including the definitions of Covered Employee and other terms used therein, shall be interpreted in a manner consistent with Code Section 162(m) and regulations thereunder. The foregoing notwithstanding, because the Committee cannot determine with certainty whether a given Grantee will be a Covered Employee with respect to a fiscal year that has not yet been completed, the term Covered Employee as used herein shall mean only a person designated by the Committee, at the time of grant of an Award, as likely to be a Covered Employee with respect to that fiscal year. If any provision of the Plan or any agreement relating to such Awards does not comply or is inconsistent with the requirements of Code Section 162(m) or regulations thereunder, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements.

15.	PARACHUTE LIMITATIONS

15.1.
Notwithstanding any other provision of this Plan or of any other agreement, contract, or understanding heretofore or hereafter entered into by a Grantee with the Company or any Affiliate, except an agreement, contract, or understanding that expressly addresses Section 280G or Section 4999 of the Code (an “Other Agreement”), and notwithstanding any formal or informal plan or other arrangement for the direct or indirect provision of compensation to the Grantee (including groups or classes of Grantees or beneficiaries of which the Grantee is a member), whether or not such compensation is deferred, is in cash, or is in the form of a benefit to or for the Grantee (a “Benefit Arrangement”), if the Grantee is a “disqualified individual,” as defined in Section 280G(c) of the Code, any Option, Restricted Stock, Stock Unit, Performance Share or Performance Unit held by that Grantee and any right to receive any payment or other benefit under this Plan shall not become exercisable or vested (i) to the extent that such right to exercise, vesting, payment, or benefit, taking into account all other rights, payments, or benefits to or for the Grantee under this Plan, all Other Agreements, and all Benefit Arrangements, would cause any payment or benefit to the Grantee under this Plan to be considered a “parachute payment” within the meaning of Section 280G(b)(2) of the Code as then in effect (a “Parachute Payment”) and (ii) if, as a result of receiving a Parachute Payment, the aggregate after-tax amounts received by the Grantee from the Company under this Plan, all Other Agreements, and all Benefit Arrangements would be less than the maximum after-tax amount that could be received by the Grantee without causing any such payment or benefit to be considered a Parachute Payment. In the event that the receipt of any such right to exercise, vesting, payment, or benefit under this Plan, in conjunction with all other rights, payments, or benefits to or for the Grantee under any Other Agreement or any Benefit Arrangement would cause the Grantee to be considered to have received a Parachute Payment under this Plan that would have the effect of decreasing the after-tax amount received by the Grantee as described in clause (ii) of the preceding sentence, then the Grantee shall have the right, in the Grantee’s sole discretion, to designate those rights, payments, or benefits under this Plan, any Other Agreements, and any Benefit Arrangements that should be reduced or eliminated so as to avoid having the payment or benefit to the Grantee under this Plan be deemed to be a Parachute Payment.

16.	REQUIREMENTS OF LAW

16.1.	General.

The Company shall not be required to sell or issue any shares of Stock under any Award if the sale or issuance of such shares would constitute a violation by the Grantee, any other individual exercising an Option, or the Company of any provision of any law or regulation of any governmental authority, including without limitation any federal or state securities laws or regulations. If at any time the Company shall determine, in its discretion, that the listing, registration or qualification of any shares subject to an Award upon any securities exchange or under any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the issuance or purchase of shares hereunder, no shares of Stock may be issued or sold to the Grantee or any other individual exercising an Option pursuant to such Award unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company, and any delay caused thereby shall in no way affect the date of termination of the Award. Without limiting the generality of the foregoing, in connection with the Securities Act, upon the exercise of any Option or any SAR that may be settled in shares of Stock or the delivery of any shares of Stock underlying an Award, unless a registration statement under such Act is in effect with respect to the shares of Stock covered by such Award, the Company shall not be required to sell or issue such shares unless the Board has received evidence satisfactory to it that the Grantee or any other individual exercising an Option may acquire such shares pursuant to an exemption from registration under the Securities Act. Any determination in this connection by the Board shall be final, binding, and conclusive. The Company may, but shall in no event be obligated to, register any securities covered hereby pursuant to the Securities Act. The Company shall not be obligated to take any affirmative action in order to cause the exercise of an Option or a SAR or the issuance of shares of Stock pursuant to the Plan to comply with any law or regulation of any governmental authority. As to any jurisdiction that expressly imposes the requirement that an Option (or SAR that may be settled in shares of Stock) shall not be exercisable until the shares of Stock covered by such Option (or SAR) are registered or are exempt from registration, the exercise of such Option (or SAR) under circumstances in which the laws of such jurisdiction apply shall be deemed conditioned upon the effectiveness of such registration or the availability of such an exemption.

16.2.	Rule 16b-3.

During any time when the Company has a class of equity security registered under Section 12 of the Exchange Act, it is the intent of the Company that Awards pursuant to the Plan and the exercise of Options and SARs granted hereunder will qualify for the exemption provided by Rule 16b-3 under the Exchange Act. To the extent that any provision of the Plan or action by the Board does not comply with the requirements of Rule 16b-3, it shall be deemed inoperative to the extent permitted by law and deemed advisable by the Board, and shall not affect the validity of the Plan. In the event that Rule 16b-3 is revised or replaced, the Board may exercise its discretion to modify this Plan in any respect necessary to satisfy the requirements of, or to take advantage of any features of, the revised exemption or its replacement.

17.	EFFECT OF CHANGES IN CAPITALIZATION

17.1.	Changes in Stock.

If the number of outstanding shares of Stock is increased or decreased or the shares of Stock are changed into or exchanged for a different number or kind of shares or other securities of the Company on account of any recapitalization, reclassification, stock split, reverse split, combination of shares, exchange of shares, stock dividend or other distribution payable in capital stock, or other increase or decrease in such shares effected without receipt of consideration by the Company occurring after the Effective Date, the number and kinds of shares set forth in Section 4.1 for which grants of Options and other Awards may be made under the Plan shall be adjusted proportionately and accordingly by the Company. In addition, the number and kind of shares for which Awards are outstanding shall be adjusted proportionately and accordingly so that the proportionate interest of the Grantee immediately following such event shall, to the extent practicable, be the same as immediately before such event. Any such adjustment in outstanding Options or SARs shall not change the aggregate Option Price or SAR Exercise Price payable with respect to shares that are subject to the unexercised portion of an outstanding Option or SAR, as applicable, but shall include a corresponding proportionate adjustment in the Option Price or SAR Exercise Price per share. The conversion of any convertible securities of the Company shall not be treated as an increase in shares effected without receipt of consideration. Notwithstanding the foregoing, in the event of any distribution to the Company’s stockholders of securities of any other entity or other assets (including an extraordinary dividend but excluding a non-extraordinary dividend of the Company) without receipt of consideration by the Company, the Company shall, in such manner as the Company deems appropriate, adjust (i) the number and kind of shares subject to outstanding Awards and/or (ii) the exercise price of outstanding Options and Stock Appreciation Rights to reflect such distribution.

17.2.	Reorganization in Which the Company Is the Surviving Entity Which does not Constitute a Corporate Transaction.

Subject to Section 17.3 hereof, if the Company shall be the surviving entity in any reorganization, merger, or consolidation of the Company with one or more other entities which does not constitute a Corporate Transaction, any Option or SAR theretofore granted pursuant to the Plan shall pertain to and apply to the securities to which a holder of the number of shares of Stock subject to such Option or SAR would have been entitled immediately following such reorganization, merger, or consolidation, with a corresponding proportionate adjustment of the Option Price or SAR Exercise Price per share so that the aggregate Option Price or SAR Exercise Price thereafter shall be the same as the aggregate Option Price or SAR Exercise Price of the shares remaining subject to the Option or SAR immediately prior to such reorganization, merger, or consolidation. Subject to any contrary language in an Award Agreement evidencing an Award, any restrictions applicable to such Award shall apply as well to any replacement shares received by the Grantee as a result of the reorganization, merger or consolidation. In the event of a transaction described in this Section 17.2, Stock Units shall be adjusted so as to apply to the securities that a holder of the number of shares of Stock subject to the Stock Units would have been entitled to receive immediately following such transaction.

17.3.	Corporate Transaction.

Subject to the exceptions set forth in the second to last sentence of this Section 17.3 and the last sentence of Section 17.4, except as otherwise provided in an applicable Award Agreement, upon the occurrence of a Corporate Transaction:

(viii)
all outstanding shares of Restricted Stock shall be deemed to have vested, and all Stock Units shall be deemed to have vested (in each case, with any performance-based awards deemed to have vested at the greater of (i) target level, and (ii) actual performance as of immediately prior to the occurrence of such Corporate Transaction) and the shares of Stock subject thereto shall be delivered, immediately prior to the occurrence of such Corporate Transaction, and

(ix)	either of the following two actions shall be taken:

(A)
fifteen days prior to the scheduled consummation of a Corporate Transaction, all Options and SARs outstanding hereunder shall become immediately exercisable and shall remain exercisable for a period of fifteen days, or

(B)
the Board may elect, in its sole discretion, to cancel any outstanding Awards of Options, Restricted Stock, Stock Units, and/or SARs and pay or deliver, or cause to be paid or delivered, to the holder thereof an amount in cash or securities having a value (as determined by the Board acting in good faith), in the case of Restricted Stock or Stock Units, equal to the formula or fixed price per share paid to holders of shares of Stock (with any performance-based awards deemed to have vested at the greater of (i) target level, and (ii) actual performance as of immediately prior to the occurrence of such Corporate Transaction) and, in the case of Options or SARs, equal to the product of the number of shares of Stock subject to the Option or SAR (the “Award Shares”) multiplied by the amount, if any, by which (I) the formula or fixed price per share paid to holders of shares of Stock pursuant to such transaction exceeds (II) the Option Price or SAR Exercise Price applicable to such Award Shares.

With respect to the Company’s establishment of an exercise window, (i) any exercise of an Option or SAR during such fifteen-day period shall be conditioned upon the consummation of the event and shall be effective only immediately before the consummation of the event, and (ii) upon consummation of any Corporate Transaction, the Plan and all outstanding but unexercised Options and SARs shall terminate. The Board shall send written notice of an event that will result in such a termination to all individuals who hold Options and SARs not later than the time at which the Company gives notice thereof to its stockholders.

This Section 17.3 shall not apply to any Corporate Transaction to the extent that provision is made in writing in connection with such Corporate Transaction for the assumption or continuation of the Options, SARs, Stock Units and Restricted Stock theretofore granted, or for the substitution for such Options, SARs, Stock Units and Restricted Stock for new common stock options and stock appreciation rights and new common stock units and restricted stock relating to the stock of a successor entity, or a parent or subsidiary thereof, with appropriate adjustments as to the number of shares (disregarding any consideration that is not common stock) and option and stock appreciation right exercise prices, in which event the Plan, Options, SARs, Stock Units and Restricted Stock theretofore granted shall continue in the manner and under the terms so provided (with appropriate adjustment of any performance metrics applicable to such Awards) . In the event a Grantee’s Award is assumed, continued or substituted upon the consummation of any Corporate Transaction and his employment is terminated without Cause within one year following the consummation of such Corporate Transaction, the Grantee’s Award will be fully vested and may be exercised in full, to the extent applicable, beginning on the date of such termination and for the one-year period immediately following such termination or for such longer period as the Committee shall determine.

17.4.	Adjustments.

Adjustments under this Section 17 related to shares of Stock or securities of the Company shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. No fractional shares or other securities shall be issued pursuant to any such adjustment, and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole share. The Board or Committee shall determine the effect of a Corporate Transaction upon Awards other than Options, SARs, Stock Units and Restricted Stock, and such effect shall be set forth in the appropriate Award Agreement.

17.5.	No Limitations on Company.

The making of Awards pursuant to the Plan shall not affect or limit in any way the right or power of the Company to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure or to merge, consolidate, dissolve, or liquidate, or to sell or transfer all or any part of its business or assets.

18.	GENERAL PROVISIONS

18.1.	Disclaimer of Rights.

No provision in the Plan or in any Award or Award Agreement shall be construed to confer upon any individual the right to remain in the employ or service of the Company or any Affiliate, or to interfere in any way with any contractual or other right or authority of the Company either to increase or decrease the compensation or other payments to any individual at any time, or to terminate any employment or other relationship between any individual and the Company. In addition, notwithstanding anything contained in the Plan to the contrary, unless otherwise stated in the applicable Award Agreement, no Award granted under the Plan shall be affected by any change of duties or position of the Grantee, so long as such Grantee continues to be a director, officer, consultant or employee of the Company or an Affiliate. The obligation of the Company to pay any benefits pursuant to this Plan shall be interpreted as a contractual obligation to pay only those amounts described herein, in the manner and under the conditions prescribed herein. The Plan shall in no way be interpreted to require the Company to transfer any amounts to a third party trustee or otherwise hold any amounts in trust or escrow for payment to any Grantee or beneficiary under the terms of the Plan.

18.2.	Nonexclusivity of the Plan.

Neither the adoption of the Plan nor the submission of the Plan to the stockholders of the Company for approval shall be construed as creating any limitations upon the right and authority of the Board to adopt such other incentive compensation arrangements (which arrangements may be applicable either generally to a class or classes of individuals or specifically to a particular individual or particular individuals) as the Board in its discretion determines desirable, including, without limitation, the granting of stock options otherwise than under the Plan.

18.3.	Withholding Taxes.

The Company or an Affiliate, as the case may be, shall have the right to deduct from payments of any kind otherwise due to a Grantee any federal, state, or local taxes of any kind required by law to be withheld with respect to the vesting of or other lapse of restrictions applicable to an Award or upon the issuance of any shares of Stock upon the exercise of an Option or pursuant to an Award. At the time of such vesting, lapse, or exercise, the Grantee shall pay to the Company or the Affiliate, as the case may be, any amount that the Company or the Affiliate may reasonably determine to be necessary to satisfy such withholding obligation. Subject to the prior approval of the Company or the Affiliate, which may be withheld by the Company or the Affiliate, as the case may be, in its sole discretion, the Grantee may elect to satisfy such obligations, in whole or in part, (i) by causing the Company or the Affiliate to withhold shares of Stock otherwise issuable to the Grantee or (ii) by delivering to the Company or the Affiliate shares of Stock already owned by the Grantee. The shares of Stock so delivered or withheld shall have an aggregate Fair Market Value equal to such withholding obligations. The Fair Market Value of the shares of Stock used to satisfy such withholding obligation shall be determined by the Company or the Affiliate as of the date that the amount of tax to be withheld is to be determined. A Grantee who has made an election pursuant to this Section 18.3 may satisfy his or her withholding obligation only with shares of Stock that are not subject to any repurchase, forfeiture, unfulfilled vesting, or other similar requirements. The maximum number of shares of Stock that may be withheld from any Award to satisfy any federal, state or local tax withholding requirements upon the exercise, vesting, lapse of restrictions applicable to such Award or payment of shares pursuant to such Award, as applicable, cannot exceed such number of shares having a Fair Market Value equal to the minimum statutory amount required by the Company to be withheld and paid to any such federal, state or local taxing authority with respect to such exercise, vesting, lapse of restrictions or payment of shares.

18.4.	Captions.

The use of captions in this Plan or any Award Agreement is for the convenience of reference only and shall not affect the meaning of any provision of the Plan or such Award Agreement.

18.5.	Other Provisions.

Each Award granted under the Plan may contain such other terms and conditions not inconsistent with the Plan as may be determined by the Board or the Committee, in its sole discretion.

18.6.	Number and Gender.

With respect to words used in this Plan, the singular form shall include the plural form, the masculine gender shall include the feminine gender, etc., as the context requires.

18.7.	Severability.

If any provision of the Plan or any Award Agreement shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.

18.8.	Governing Law.

The validity and construction of this Plan and the instruments evidencing the Awards hereunder shall be governed by the laws of the State of Delaware, other than any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Plan and the instruments evidencing the Awards granted hereunder to the substantive laws of any other jurisdiction.

18.9.	Section 409A of the Code.

The Board intends to comply with Section 409A of the Code (“Section 409A”), or an exemption to Section 409A, with regard to Awards hereunder that constitute nonqualified deferred compensation within the meaning of Section 409A. To the extent that the Board or the Committee determines that a Grantee would be subject to the additional 20% tax imposed on certain nonqualified deferred compensation plans pursuant to Section 409A as a result of any provision of any Award granted under this Plan, such provision shall be deemed amended to the minimum extent necessary to avoid application of such additional tax. The nature of any such amendment shall be determined by the Board. Notwithstanding the foregoing, the Company, the Board and the Committee shall have no liability to a Grantee, or any other party, if an Award that is intended to be exempt from, or compliant with, Section 409A of the Code is not so exempt or compliant.

18.10.	Clawback/Recoupment.

Notwithstanding any other provisions herein to the contrary, any performance based compensation, or any other amount, paid to a Grantee pursuant to an Award, which is subject to recovery under any law, government regulation, stock exchange listing requirement, or any policy adopted by the Company will be subject to such deductions and clawback as may be required to be made pursuant to such law, government regulation, stock exchange listing requirement, or policy adopted by the Company.

Appendix A

·	net earnings or net income;

·	operating earnings;

·	pretax earnings;

·	pre-tax earnings per share;

·	earnings per share;

·	share price, including growth measures and total stockholder return;

·	earnings before interest and taxes;

·	earnings before interest, taxes, depreciation and/or amortization;

·	earnings before interest, taxes, depreciation and/or amortization as adjusted to exclude any one or more of the following:

o	stock-based compensation expense;

o	income from discontinued operations;

o	gain on cancellation of debt;

o	debt extinguishment and related costs;

o	restructuring, separation and/or integration charges and costs;

o	reorganization and/or recapitalization charges and costs;

o	impairment charges;

o	gain or loss related to investments;

o	sales and use tax settlement; and

o	gain on non-monetary transaction.

·	sales or revenue growth, whether in general, by type of product or service, or by type of customer;

·	gross or operating margins;

·	return measures, including total shareholder return, return on assets, capital, investment, equity, sales or revenue;

·	cash flow, including:

o	operating cash flow;

o
free cash flow, defined as earnings before interest, taxes, depreciation and/or amortization (as adjusted to exclude any one or more of the items that may be excluded pursuant to earnings before interest, taxes, depreciation and/or amortization above) less capital expenditures;

o	cash flow return on equity; and

o	cash flow return on investment;

·	productivity ratios;

·	expense targets;

·	market share;

·	working capital targets;

·	completion of divestitures and asset sales;

·	debt repayment targets, and debt/equity ratios;
·	bookings or completion of orders (including metrics resulting from the same such as revenue or margin);
·	project bookings, milestones or completion (including metrics related to the same such as revenue or margin); and

·	any combination of the foregoing business criteria.

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COLFAX CORPORATION

The Board of Directors recommends you vote FOR the following:

1. Election of Directors	For	Against	Abstain
1a. Mitchell P. Rales	☐	☐	☐
1b. Matthew L. Trerotola	☐	☐	☐
1c. Patrick W. Allender	☐	☐	☐
1d. Thomas S. Gayner	☐	☐	☐
1e. Rhonda L. Jordan	☐	☐	☐
1f. San W. Orr, III	☐	☐	☐
1g. A. Clayton Perfall	☐	☐	☐
1h. Rajiv Vinnakota	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2 and 3:	For	Against	Abstain
2. Ratification of the appointment of Ernst & Young LLP as Colfax Corporation's independent registered public accounting firm for the fiscal year ending December 31, 2016.	☐	☐	☐
3. Approval of the Colfax Corporation 2016 Omnibus Incentive Plan.	☐	☐	☐

NOTE: I authorize the proxies to vote according to their discretion on such other business as may properly come before the meeting or any adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be held on May 13, 2016:
The Notice & Proxy Statement and the Annual Report on Form 10-K are available at www.proxyvote.com.

E07311-P75611-Z67379

STOCKHOLDERS' PROXY SOLICITED BY THE BOARD OF DIRECTORS OF COLFAX CORPORATION

Mitchell P. Rales and Matthew L. Trerotola, or either of them, each with full power of substitution, are hereby authorized to represent and to vote all of the shares of COLFAX CORPORATION common stock which the undersigned is entitled to vote at the Annual Meeting of Stockholders of COLFAX CORPORATION to be held at the Maryland Conference Center, 2720 Technology Drive, Annapolis Junction, Maryland 20701 on Friday, May 13, 2016 at 3:00 p.m., Eastern Daylight Time, and at any adjournment or postponement of the meeting.

The above named proxies will vote the shares represented hereby as directed on the other side of this card, and if no such direction is made, the above named proxies will vote "FOR" the election of all the nominees listed under Item 1 and "FOR" Items 2 and 3. The above named proxies may vote according to their discretion on any other matter which may properly come before the meeting or any adjournment or postponement thereof. The undersigned may revoke this proxy prior to its exercise.

(Please fill the appropriate boxes, sign and date on the other side of this card.)